                                                                     Exhibit 4.2


                                U.S. $140,000,000

                                CREDIT AGREEMENT,

                         dated as of September 29, 1997,


                                      among


                          DAYTON SUPERIOR CORPORATION,

                                 as the Borrower


                                       and


                         VARIOUS FINANCIAL INSTITUTIONS,

                                 as the Lenders.







                                   ARRANGED BY

              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION,

                           BT ALEX. BROWN INCORPORATED

                                       AND

                          BANCAMERICA SECURITIES, INC.

                                TABLE OF CONTENTS



SECTION                                                                                          PAGE
-------                                                                                          ----

ARTICLE I
                  DEFINITIONS AND ACCOUNTING TERMS
1.1.              Defined Terms.....................................................................2
1.2.              Use of Defined Terms.............................................................35
1.3.              Cross-References.................................................................35
1.4.              Accounting and Financial Determinations..........................................35

ARTICLE II

                  COMMITMENTS, BORROWING PROCEDURES AND NOTES
2.1.              Commitments......................................................................36
2.1.1.            Term Loan Commitment.............................................................36
2.1.2.            Revolving Loan Commitment........................................................36
2.1.3.            Letter of Credit Commitment......................................................36
2.1.4.            Lenders Not Permitted or Required to Make Loans..................................37
2.1.5.            Issuer Not Permitted or Required to Issue
                      Letters of Credit............................................................37
2.2.              Reduction of Commitment Amounts..................................................37
2.2.1.            Optional.........................................................................37
2.2.2.            Mandatory........................................................................38
2.3.              Borrowing Procedure..............................................................38
2.4.              Continuation and Conversion Elections............................................39
2.5.              Funding..........................................................................39
2.6.              Issuance Procedures..............................................................39
2.6.1.            Other Lenders' Participation.....................................................40
2.6.2.            Disbursements; Conversion to Revolving Loans.....................................41
2.6.3.            Reimbursement....................................................................41
2.6.4.            Deemed Disbursements.............................................................42
2.6.5.            Nature of Reimbursement Obligations..............................................42
2.7.              Notes............................................................................43

ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
3.1.              Repayments and Prepayments; Application..........................................44
3.1.1.            Repayments and Prepayments.......................................................44
3.1.2.            Application......................................................................47
3.2.              Interest Provisions..............................................................48
3.2.1.            Rates............................................................................48
3.2.2.            Post-Maturity Rates..............................................................48
3.2.3.            Payment Dates....................................................................49
3.3.              Fees.............................................................................49
3.3.1.            Commitment Fee...................................................................49
3.3.2.            Agents' and Arrangers' Fees......................................................50
3.3.3.            Letter of Credit Face Amount Fee.................................................50
3.3.4.            Letter of Credit Issuing Fee.....................................................50

SECTION                                                                                          PAGE
-------                                                                                          ----

ARTICLE IV

                  CERTAIN LIBO RATE AND OTHER PROVISIONS
4.1.              LIBO Rate Lending Unlawful.......................................................50
4.2.              Deposits Unavailable.............................................................51
4.3.              Increased LIBO Rate Loan Costs, etc..............................................51
4.4.              Funding Losses...................................................................51
4.5.              Increased Capital Costs..........................................................52
4.6.              Taxes............................................................................52
4.7.              Payments, Computations, etc......................................................54
4.8.              Sharing of Payments..............................................................54
4.9.              Setoff...........................................................................55
4.10.             Replacement of Lenders...........................................................55
4.11.             Use of Proceeds..................................................................56

ARTICLE V

                  CONDITIONS PRECEDENT
5.1.              Initial Credit Extension.........................................................56
5.1.1.            Resolutions, etc.................................................................56
5.1.2.            Delivery of Notes................................................................57
5.1.3.            Transaction Consummated..........................................................57
5.1.4.            Payment of Outstanding Indebtedness, etc.........................................57
5.1.5.            Subsidiary Guaranty..............................................................57
5.1.6.            Closing Date Certificate.........................................................57
5.1.7.            Transaction Documents, etc.......................................................58
5.1.8.            Pledge Agreements................................................................58
5.1.9.            Security Agreements..............................................................58
5.1.10.           Financial Information, etc.......................................................59
5.1.11.           Solvency, etc....................................................................60
5.1.12.           Litigation.......................................................................60
5.1.13.           Material Adverse Effect..........................................................60
5.1.14.           Reliance Letters.................................................................60
5.1.15.           Insurance........................................................................61
5.1.16.           Opinions of Counsel..............................................................61
5.1.17.           Closing Fees, Expenses, etc......................................................61
5.2.              All Credit Extensions............................................................61
5.2.1.            Compliance with Warranties, No Default, etc......................................61
5.2.2.            Credit Extension Request.........................................................62
5.2.3.            Satisfactory Legal Form..........................................................62

SECTION                                                                                          PAGE
-------                                                                                          ----

ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES
6.1.              Organization, etc................................................................63
6.2.              Due Authorization, Non-Contravention, etc........................................63
6.3.              Government Approval, Regulation, etc.............................................63
6.4.              Validity, etc....................................................................64
6.5.              Financial Information............................................................64
6.6.              No Material Adverse Effect.......................................................64
6.7.              Litigation, Labor Controversies, etc.............................................64
6.8.              Subsidiaries.....................................................................64
6.9.              Ownership of Properties..........................................................64
6.10.             Taxes............................................................................65
6.11.             Pension and Welfare Plans........................................................65
6.12.             Environmental Warranties.........................................................65
6.13.             Regulations G, U and X...........................................................66
6.14.             Accuracy of Information..........................................................66
6.15.             Solvency.........................................................................67

ARTICLE VII

                  COVENANTS
7.1.              Affirmative Covenants............................................................67
7.1.1.            Financial Information, Reports, Notices, etc.....................................67
7.1.2.            Compliance with Laws, etc........................................................69
7.1.3.            Maintenance of Properties........................................................69
7.1.4.            Insurance........................................................................70
7.1.5.            Books and Records................................................................70
7.1.6.            Environmental Covenant...........................................................70
7.1.7.            Future Subsidiaries..............................................................71
7.1.8.            Future Leased Property and Future Acquisitions of
                      Real Property; Future Acquisition of
                      Other Property...............................................................72
7.1.9.            Hedging Obligations..............................................................73
7.1.10.           Use of Proceeds, etc.............................................................73
7.1.11.           Mortgage.........................................................................73
7.1.12.           Patent and Trademark
                      Security Agreements..........................................................74
7.1.13.           Local Counsel Opinions...........................................................74
7.1.14.           Environmental Reports............................................................74
7.2.              Negative Covenants Applicable to Revolving Loans.................................75
7.2.1.            Business Activities..............................................................75
7.2.2.            Indebtedness.....................................................................75
7.2.3.            Liens............................................................................76
7.2.4.            Financial Covenants..............................................................77
7.2.5.            Investments......................................................................78
7.2.6.            Restricted Distributions, etc....................................................79
7.2.7.            Capital Expenditures, etc........................................................80
7.2.8.            Rental Obligations...............................................................80
7.2.9.            Consolidation, Merger, etc.......................................................80

SECTION                                                                                          PAGE
-------                                                                                          ----

7.2.10.           Asset Dispositions, etc..........................................................81
7.2.11.           Modification of Certain Agreements...............................................81
7.2.12.           Transactions with Affiliates.....................................................81
7.2.13.           Negative Pledges, Restrictive Agreements, etc....................................82
7.2.14.           Sale and Leaseback...............................................................82
7.3.              Negative Covenants Applicable to Term Loans......................................83
7.3.1.            Business Activities..............................................................83
7.3.2.            Indebtedness.....................................................................83
7.3.3.            Liens............................................................................84
7.3.4.            Restricted Payments, etc.........................................................85
7.3.5.            Consolidation, Merger, etc.......................................................88
7.3.6.            Asset Dispositions, etc..........................................................88
7.3.7.            Modification of Certain Agreements...............................................89
7.3.8.            Transactions with Affiliates.....................................................89
7.3.9.            Negative Pledges, Restrictive Agreements, etc....................................89
7.3.10.           Sale and Leaseback...............................................................90

ARTICLE VIII

                  EVENTS OF DEFAULT
8.1.              Listing of Events of Default.....................................................90
8.1.1.            Non-Payment of Obligations.......................................................90
8.1.2.            Breach of Warranty...............................................................90
8.1.3.            Non-Performance of Certain Covenants and Obligations.............................90
8.1.4.            Non-Performance of Other Covenants and Obligations...............................91
8.1.5.            Default on Other Indebtedness....................................................91
8.1.6.            Judgments........................................................................91
8.1.7.            Pension Plans....................................................................91
8.1.8.            Control of the Borrower..........................................................92
8.1.9.            Bankruptcy, Insolvency, etc......................................................92
8.1.10.           Impairment of Security, etc......................................................93
8.2.              Action if Bankruptcy.............................................................93
8.3.              Action if Other Event of Default.................................................93
8.4.              Construction.....................................................................94

ARTICAL IX

                  THE AGENTS
9.1.              Actions..........................................................................94
9.2.              Funding Reliance, etc............................................................95
9.3.              Exculpation......................................................................95
9.4.              Successor........................................................................96
9.5.              Loans or Letters of Credit Issued by Bank One....................................96
9.6.              Credit Decisions.................................................................96
9.7.              Copies, etc......................................................................97

ARTICLE X

                  MISCELLANEOUS PROVISIONS
10.1.             Waivers, Amendments, etc.........................................................97
10.2.             Notices..........................................................................99
10.3.             Payment of Costs and Expenses....................................................99

SECTION                                                                                          PAGE
-------                                                                                          ----

10.4.             Indemnification.................................................................100
10.5.             Survival........................................................................102
10.6.             Severability....................................................................102
10.7.             Headings........................................................................102
10.8.             Execution in Counterparts, Effectiveness, etc...................................102
10.9.             Governing Law; Entire Agreement.................................................102
10.10.            Successors and Assigns..........................................................102
10.11.            Sale and Transfer of Loans and Notes; Participations in Loans and Notes.........103
10.11.1.          Assignments.....................................................................103
10.11.2.          Participations..................................................................104
10.12.            Other Transactions..............................................................105
10.13.            Forum Selection and Consent to Jurisdiction.....................................105
10.14.            Waiver of Jury Trial............................................................106
10.15.            Confidentiality.................................................................106


SCHEDULE I  - Disclosure Schedule
SCHEDULE II - Percentages and Administrative Information

EXHIBIT A   - Form of Revolving Note
EXHIBIT B   - Form of Term Note
EXHIBIT C   - Form of Borrowing Request
EXHIBIT D   - Form of Issuance Request
EXHIBIT E   - Form of Continuation/Conversion Notice
EXHIBIT F   - Form of Borrowing Base Certificate
EXHIBIT G   - Form of Closing Date Certificate
EXHIBIT H   - Form of Compliance Certificate
EXHIBIT I   - Form of Subsidiary Guaranty
EXHIBIT J-1 - Form of Borrower Pledge Agreement
EXHIBIT J-2 - Form of Subsidiary Pledge Agreement
EXHIBIT K-1 - Form of Borrower Security Agreement
EXHIBIT K-2 - Form of Subsidiary Security Agreement
EXHIBIT L   - Form of Solvency Certificate
EXHIBIT M-1 - Form of Opinion of Counsel to the Obligors
EXHIBIT M-2 - Form of Opinion of Local Counsel to the Obligors
EXHIBIT N   - Form of Lender Assignment Agreement||

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of September 29, 1997, among DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "BORROWER"), the various financial institutions as are or may become parties hereto (collectively, the "LENDERS"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as syndication agent (the "SYNDICATION AGENT") for the Lenders, BANKERS TRUST COMPANY ("BTCo."), as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BANK OF AMERICA"), as documentation agent (the "DOCUMENTATION AGENT") for the Lenders and BANK ONE, N.A. ("BANK ONE"), as facility agent (the "FACILITY AGENT") for the Lenders.

                              W I T N E S S E T H:


         WHEREAS, the Borrower is engaged directly and through its various Subsidiaries in the business of manufacturing and distributing specialized metal accessories used in concrete and masonry construction, and chemicals incidental thereto; and

         WHEREAS, Symons Corporation ("SYMONS") is engaged directly and through its Subsidiaries in the business of manufacturing, selling and renting concrete forms, equipment and systems and concrete accessories and hardware and chemicals incidental thereto; and

         WHEREAS, pursuant to an Agreement, dated as of May 9, 1997 (as so originally executed and delivered, the "PURCHASE AGREEMENT"), among the Borrower, Symons and the stockholders of Symons named therein (the "Stockholders"), the Stockholders have agreed to sell, transfer and deliver to the Borrower, and the Borrower has agreed to acquire (the "ACQUISITION"), all of the issued and outstanding shares of Capital Stock of Symons, for an aggregate cash consideration (exclusive of the Seller Note and assumed indebtedness of Symons) of approximately $36,000,000; and

         WHEREAS, in connection with the Acquisition, the Borrower will refinance certain existing indebtedness of approximately $89,000,000 in aggregate principal amount of the Borrower and Symons (the "REFINANCING"); and

         WHEREAS, the aggregate amount necessary to consummate the Transaction (as defined below), and to pay related reasonable fees and expenses, shall not exceed $130,000,000; and

         WHEREAS, in order to consummate the Acquisition and the Refinancing (the Acquisition, the Refinancing, the initial Credit Extension and any and all transactions related thereto are collectively referred to as the "TRANSACTION"), and to provide for the ongoing working capital and general corporate needs of the Borrower and its Subsidiaries (after giving effect to the Transaction), the Borrower desires to obtain from the Lenders (a) a Term Loan Commitment; (b) a Revolving Loan Commitment (to include availability for Revolving Loans and Letters of Credit); and (c) a Letter of Credit Commitment (which shall be a sub-facility of the Revolving Loan Commitment); and

         WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including ARTICLE V), to extend such Commitments, make such Loans to the Borrower and issue (or participate in) Letters of Credit; and

         WHEREAS, the proceeds of the Credit Extensions will be used for the purposes set forth in SECTION 7.1.10;

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS


         SECTION 1.1. DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "ACCOUNT" means any account (as that term is defined in Section 9-106 of the UCC) of the Borrower or any of its wholly-owned U.S. Subsidiaries arising from the sale or lease of goods or the rendering of services.

         "ACCOUNT DEBTOR" is defined in CLAUSE (B) of the definition of "Eligible Accounts".

         "ACQUISITION" is defined in the THIRD RECITAL.

         "ADMINISTRATIVE AGENT" is defined in the PREAMBLE.

         "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (i) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGENTS" means, collectively, DLJ, BT Co., Bank of America and Bank One, each in its capacity as the Syndication Agent, the Administrative Agent, the Documentation Agent and the Facility Agent, respectively, hereunder and under the other Loan Documents.

         "AGREEMENT" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "ALTERNATE BASE RATE" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of (i) the rate of interest in effect for such day as publicly announced or established from time to time by the Facility Agent as its prime rate, and (ii) the Federal Funds Rate most recently determined by the Facility Agent plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Facility Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Facility Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

         "ANNUALIZED" means (i) with respect to the end of the first full Fiscal Quarter of the Borrower to occur after the Closing Date, the applicable amount for such Fiscal Quarter multiplied by four, (ii) with respect to the second Fiscal Quarter of the Borrower to occur after the Closing Date, the sum of the applicable amount for such Fiscal Quarter and the immediately preceding Fiscal Quarter multiplied by two, and (iii) with respect to the third Fiscal Quarter of the Borrower to occur after the Closing Date, the sum of the applicable amount for such Fiscal Quarter and the immediately preceding two Fiscal Quarters multiplied by 1.3333.

         "APPLICABLE COMMITMENT FEE" means, (i) at all times from the Closing Date through (but excluding) the date upon which the Compliance Certificate for the first full Fiscal Quarter following the Closing Date is delivered or required to be delivered by the Borrower to the Facility Agent pursuant to CLAUSE (C) of SECTION 7.1.1, a fee which shall accrue on the unused portion of the Revolving Loan Commitment Amount at a rate of 1/4 of 1% per annum, and (ii) for each day thereafter, a fee which shall accrue on the unused portion of the Revolving Loan Commitment Amount at a rate per annum determined by reference to the Leverage Ratio for the Fiscal Quarter last ended and the applicable percentage per annum set forth below under the column entitled "Applicable Commitment Fee":

                                                           Applicable
                      Leverage Ratio                     Commitment Fee
                      --------------                     --------------

                       less than or                          0.400%
                   equal to 4.25:1 but
                       greater than
                          4.00:1

                  less than or equal to                      0.300%
                        4.00:1 but
                       greater than
                          3.50:1

                  less than or equal to                      0.250%
                        3.50:1 but
                       greater than
                          3.00:1

                  less than or equal to                      0.175%
                        3.00:1 but
                       greater than
                          2.50:1

                  less than or equal to                      0.150%
                        2.50:1 but
                       greater than
                          2.00:1

                  less than or equal to                      0.125%
                          2.00:1


The Leverage Ratio used to compute the Applicable Commitment Fee shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Facility Agent pursuant to CLAUSE (c) of SECTION 7.1.1. Changes in the Applicable Commitment Fee resulting from a change in the Leverage Ratio shall become effective upon delivery by the Borrower to the Facility Agent of a new Compliance Certificate pursuant to CLAUSE (c) of SECTION 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within the number of days required pursuant to CLAUSE (c) of SECTION 7.1.1 (without giving effect to any grace period), the Applicable Commitment Fee from and including the first day after the date on which such Compliance Certificate was required to be delivered to, but not including the date the Borrower delivers to, the Facility Agent an appropriately completed Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee set forth above.

         "APPLICABLE MARGIN" means at all times during the applicable periods set forth below,

                  (a) with respect to the unpaid principal amount of each Term Loan maintained as (i) a Base Rate Loan, 1.75% per annum and (ii) a LIBO Rate Loan, 2.75% per annum;

                  (b) with respect to the unpaid principal amount of each Revolving Loan maintained as (i) a Base Rate Loan, (x) from the Closing Date through (but excluding) the date upon which the Compliance Certificate for the first full Fiscal Quarter following the Closing Date is delivered or required to be delivered by the Borrower to the Facility Agent pursuant to CLAUSE (c) of SECTION 7.1.1, 0.75% per annum, and (y) thereafter, by reference to the Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans", and (ii) a LIBO Rate Loan, (x) from the Closing Date through (but excluding) the date upon which the Compliance Certificate for the first full Fiscal Quarter following the Closing Date is delivered or required to be delivered by the Borrower to the Facility Agent pursuant to CLAUSE (c) of SECTION 7.1.1, 1.75% per annum, and (y) thereafter, by reference to the Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Loans":


                      Applicable Margin For Revolving Loans
                      -------------------------------------

                                                       Applicable                         Applicable
                                                     Margin For Base                    Margin For LIBO
                Leverage Ratio                         Rate Loans                         Rate Loans
                --------------                         ----------                         ----------

            Less than or equal to                         1.00%                              2.00%
                 4.25:1 but
                greater than
                   4.00:1
                                                          0.75%                              1.75%
            less than or equal to
                 4.00:1 but
                greater than
                   3.50:1                                 0.50%                              1.50%

            less than or equal to
                 3.50:1 but
                 greater than
                   3.00:1

            less than or equal to
                 3.00:1 but
                 greater than
                   2.50:1                                 0.25%                              1.25%

            less than or equal to
                 2.50:1 but
                 greater than
                   2.00:1                                 0.00%                              1.00%

            less than or equal to
                   2.00:1                                 0.00%                              0.75%


||The Leverage Ratio used to compute the Applicable Margin for Revolving Loans shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Facility Agent pursuant to CLAUSE (c) of SECTION 7.1.1. Changes in the Applicable Margin for Revolving Loans resulting from a change in the Leverage Ratio shall become effective upon delivery by the Borrower to the Facility Agent of a new Compliance Certificate pursuant to CLAUSE (c) of SECTION 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within the number of days required pursuant to CLAUSE (c) of SECTION
7.1.1 (without giving effect to any grace period), the Applicable Margin for Revolving Loans from and including the first day after the date on which such Compliance Certificate was required to be delivered to, but not including the date the Borrower delivers to, the Facility Agent an appropriately completed Compliance Certificate shall conclusively equal the highest Applicable Margin for Revolving Loans set forth above.

         "ARRANGERS" means, collectively, Donaldson, Lufkin & Jenrette Securities Corporation, BT Alex. Brown Incorporated and BancAmerica Securities, Inc.

         "ASSIGNEE LENDER" is defined in SECTION 10.11.11.

         "AUTHORIZED OFFICER" means, relative to any Obligor, its president, chief financial officer, chief executive officer, controller, treasurer or vice president - finance, each of whose signatures and incumbency shall have been certified to the Agents and the Lenders pursuant to SECTION 5.1.1.

         "BANK OF AMERICA" is defined in the PREAMBLE.

         "BANK ONE" is defined in the PREAMBLE.

         "BASE RATE LOAN" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "BORROWER" is defined in the PREAMBLE.

         "BORROWER PLEDGE AGREEMENT" means the Pledge Agreement executed and delivered by an Authorized Officer of the Borrower pursuant to CLAUSE (a) of
SECTION 5.1.8, substantially in the form of EXHIBIT J-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "BORROWER SECURITY AGREEMENT" means the Security Agreement executed and delivered by an Authorized Officer of the Borrower pursuant to SECTION 5.1.9, substantially in the form of EXHIBIT K-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "BORROWING" means Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by the relevant Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
SECTION 2.1.

         "BORROWING BASE AMOUNT" means, at any time, the Net Asset Value of all Eligible Accounts and Eligible Inventory at such time as determined in accordance with the definition of "Net Asset Value" and as certified by the Borrower to the Lenders in the most recently delivered Borrowing Base Certificate, including the Borrowing Base Certificate delivered on the Closing Date pursuant to CLAUSE (c) of SECTION 5.1.10.

         "BORROWING BASE CERTIFICATE" means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT F hereto.

         "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT C hereto.

         "BTCO." is defined in the PREAMBLE.

         "BUSINESS DAY" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Dayton, Ohio; and

                  (b) relative to Borrowings of, Interest Periods with respect to, payments of principal and interest in respect of, and conversions of Base Rate Loans into, LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

         "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the sum (without duplication) of

                  (a) the aggregate amount of all expenditures of such Person and its Subsidiaries for fixed or capital assets (including for the purchase of Rental Equipment) made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

                  (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

         "CAPITAL STOCK" means, with respect to any Person, (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate or capital stock, including, without limitation, shares of preferred or preference stock of such Person, (ii) all partnership interests (whether general or limited) in such Person, (iii) all member interests or other limited liability company interests in such Person, and (iv) all other equity or ownership interests in such Person of any other type.

         "CAPITALIZED LEASE LIABILITIES" means with respect to any Person for any applicable period, all monetary obligations of such Person and its Subsidiaries determined on a consolidated basis under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "CASH EQUIVALENT INVESTMENT" means, at any time:

                  (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

                  (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

                           (i) a corporation (other than an Affiliate of any
                  Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-l by S&P's or P-l by Moody's, or

                           (ii)  any Lender (or its holding company);

                  (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

                           (i) a commercial banking institution that (x) is a
                  member of the Federal Reserve System or is organized under the laws of Canada and (y) has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                           (ii) any Lender; or

                  (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in CLAUSE (c)(i)) which

                           (i) is secured by a fully perfected security interest
                  in any obligation of the type described in any of CLAUSES (a) through (c); and

                           (ii) has a market value at the time such repurchase
                  agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

         "CASUALTY EVENT" means the damage, destruction, or condemnation, as the case may be, of property of the Borrower or any of its Subsidiaries.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "CHANGE IN CONTROL" means

                  (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting Capital Stock of the Borrower; or

                  (b) the failure of the Borrower to own, free and clear of all Liens or other encumbrances, 100% of the outstanding shares of voting Capital Stock of Symons on a fully diluted basis; or

                  (c) the failure of the Borrower or Symons to own, directly or indirectly, free and clear of all Liens or other encumbrances, 100% of the outstanding shares of voting Capital Stock of any Subsidiary Guarantor on a fully diluted basis;

PROVIDED, HOWEVER, that any disposition by Ripplewood of shares of Capital Stock of the Borrower owned by Ripplewood shall not constitute a "Change of Control".

         "CLOSING DATE" means the date of the initial Credit Extension.

         "CLOSING DATE CERTIFICATE" means a certificate of an Authorized Officer of the Borrower substantially in the form of EXHIBIT G hereto, delivered pursuant to SECTION 5.1.6.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COMMITMENT" means, as the context may require, a Lender's Letter of Credit Commitment, Revolving Loan Commitment or Term Loan Commitment.

         "COMMITMENT AMOUNT" means, as the context may require, the Letter of Credit Commitment Amount, the Revolving Loan Commitment Amount or the Term Loan Commitment Amount.

         "COMMITMENT TERMINATION DATE" means, as the context may require, the Revolving Loan Commitment Termination Date or the Term Loan Commitment Termination Date.

         "COMMITMENT TERMINATION EVENT" means

                  (a) the occurrence of any Default described in CLAUSES (a) through (d) of SECTION 8.1.9 with respect to the Borrower or any Subsidiary; or

                  (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to SECTION 8.3, or (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "COMPLIANCE CERTIFICATE" means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT H hereto.

         "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

         "CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT E hereto.


         "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "CORE BUSINESS" means any business activity described in the FIRST RECITAL and in the SECOND RECITAL and such business activities as may be incidental or related thereto.

         "CREDIT EXTENSION" means, as the context may require

                  (a)  the making of any Loan by a Lender, or

                  (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any previously issued Letter of Credit, by any Issuer.

         "CREDIT EXTENSION REQUEST" means, as the context may require, any Borrowing Request or Issuance Request.

         "CURRENT ASSETS" means, on any date with respect to any Person, without duplication, all assets (other than cash) which, in accordance with GAAP consistently applied, would be included as current assets on a consolidated balance sheet of such Person and its Subsidiaries at such date as current assets.

         "CURRENT LIABILITIES" means, on any date with respect to any Person, without duplication, all amounts which, in accordance with GAAP (consistently applied), would be included as current liabilities on a consolidated balance sheet of such Person and its Subsidiaries at such date, excluding current maturities of Indebtedness.

         "DEBT" means the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the nature referred to in CLAUSES (a), (b), and (c) of the definition of "INDEBTEDNESS" plus (without duplication) the aggregate amount of all Contingent Liabilities to the extent covering or supporting the principal amount of any such Indebtedness.

         "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "DISBURSEMENT" is defined in SECTION 2.6.2.

         "DISBURSEMENT DATE" is defined in SECTION 2.6.2.

         "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
SCHEDULE I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Facility Agent and the Required Lenders.

         "DISPOSITION" means any sale, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than as permitted pursuant to CLAUSE (a) of SECTION 7.2.10) and CLAUSE (a) of SECTION 7.3.6.

         "DLJ" is defined in the PREAMBLE.

         "DOCUMENTATION AGENT" is defined in the PREAMBLE.

         "DOLLAR" and the sign "$" mean lawful money of the United States.

         "DOMESTIC OFFICE" means, relative to any Lender, the office of such Lender designated as such as set forth opposite its name on SCHEDULE II hereto under the applicable column heading or as set forth in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

         "EBITDA" means, with respect to the Borrower and its Subsidiaries for any applicable period, the sum (without duplication), determined on a consolidated basis, of

                  (a) Net Income;

plus
----

                  (b) the amount deducted in determining Net Income representing non-cash charges, including depreciation and amortization;

plus
----

                  (c) the amount deducted in determining Net Income representing income tax expense (whether paid or deferred);

plus
----

                  (d) the amount deducted in determining Net Income representing Interest Expense;

minus
-----

                  (e) an amount equal to the amount of all non-cash credits included in determining Net Income.

         "EFFECTIVE DATE" means the date this Agreement becomes effective pursuant to SECTION 10.8.

         "ELIGIBLE ACCOUNT" means, with respect to the Borrower and any of its wholly-owned U.S. Subsidiaries which has executed and delivered the Subsidiary Guaranty and the Subsidiary Security Agreement, at the time of any determination thereof, any Account as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Agents:

                  (a) the Borrower or such Subsidiary owns such Account free and clear of all Liens other than any Lien in favor of the Facility Agent and the Lenders granted pursuant to or in connection with this Agreement or another Loan Document (and the Facility Agent shall have a first priority perfected Lien on such Account);

                  (b) such Account is a legal, valid, binding and enforceable obligation of the Person obligated under such Account (the "ACCOUNT DEBTOR");

                  (c) such Account is not subject to any BONA FIDE dispute, setoff, counterclaim or other claim (or right to assert any such setoff right, counterclaim or other claim) or defense on the part of the Account Debtor or any other Person denying liability under such Account; PROVIDED, HOWEVER, that such Account shall constitute an Eligible Account to the extent it is not subject to any such dispute, setoff, counterclaim or other claim or defense;

                  (d) the Borrower or such Subsidiary has the full and unqualified right to assign and grant a Lien in such Account to the Facility Agent, for its benefit and that of the Lenders, as security for the Obligations;

                  (e) such Account is evidenced by an invoice rendered to the Account Debtor (which shall include computer records) or is reflected by computer records maintained by the Borrower or such Subsidiary evidencing such Account and is not evidenced by any instrument or chattel paper (as the terms "instrument" and "chattel paper" are defined in Section 9-105 of the UCC), unless such instrument or chattel paper has been delivered to the Facility Agent;

                  (f) such Account arose from the sale of goods, rentals or services by the Borrower or such Subsidiary in the ordinary course of the Borrower's or such Subsidiary's business, and such goods or services have been shipped or delivered (in the case of goods) or rendered in full (in the case of services) to the Account Debtor for such Account;

                  (g) with respect to such Account, no Account Debtor is (i) an Affiliate of the Borrower or any of its Subsidiaries, or (ii) the subject of any reorganization, bankruptcy, receivership, custodianship, insolvency or other condition analogous with respect to such Account Debtor to those described in CLAUSES (a) through (d) of SECTION 8.1.9;

                  (h) such Account is not outstanding more than 90 days from the date of invoice giving rise to such Account;

                  (i) such Account is not an Account owing by an Account Debtor having, at the time of any determination of Eligible Accounts, in excess of 25% of the aggregate outstanding amount of all Accounts of such Account Debtor (other than any Accounts which are the subject of BONA FIDE disputes between such Account Debtor and the Borrower or such Subsidiary, as the case may be) outstanding more than 90 days past the date of invoice giving rise to such Account;

                  (j) with respect to the Account Debtor under such Account, neither the Borrower nor any such Subsidiary is indebted to such Account Debtor, unless the Borrower or such Subsidiary and such Account Debtor have entered into an agreement whereby the Account Debtor is prohibited from exercising any right of setoff with respect to the Accounts of the Borrower or such Subsidiary; PROVIDED, that in any event, if such an agreement prohibiting setoff rights is not delivered by the Account Debtor, then only the amount that the Borrower or such Subsidiary is indebted to such Account Debtor shall be excluded as an Eligible Account pursuant to this clause;

                  (k) such Account arises from a sale to an Account Debtor located within the United States or Canada, unless the Account Debtor's obligations (or that portion of such obligations which is acceptable to the Agents) with respect to a sale to an Account Debtor not located within the United States or Canada are secured by a letter of credit, guaranty or eligible bankers' acceptance having terms, and from such issuers and confirmation banks, as are acceptable to the Agents; and

                  (l) such Account shall not have been billed on a date materially later than it would been billed in accordance with the Borrower's or such Subsidiary's past practice.

         "ELIGIBLE INVENTORY" means, with respect to the Borrower and any of its wholly-owned U.S. Subsidiaries which has executed and delivered the Subsidiary Guaranty and the Subsidiary Security Agreement, at the time of any determination thereof, any Inventory (other than Rental Equipment, to the extent it constitutes Inventory of the Borrower or any such Subsidiary) arising in the ordinary course of business and as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Agents:

                  (a)  such Inventory is located in the United States;

                  (b) the Borrower or its wholly-owned U.S. Subsidiary owning such Inventory, as the case may be, has full and unqualified right to assign and grant a Lien in such Inventory to the Facility Agent, for its benefit and that of the Lenders, as security for the Obligations;

                  (c) the Borrower or one of its wholly-owned U.S. Subsidiaries owns such Inventory free and clear of all Liens in favor of any Person other than any Lien in favor of the Facility Agent and the Lenders granted pursuant to or in connection with this Agreement or another Loan Document; PROVIDED, HOWEVER, that Inventory owned by the Borrower or such Subsidiary shall continue to constitute "Eligible Inventory" notwithstanding the Borrower's or such Subsidiary's inability to satisfy the requirements of this CLAUSE (c) due solely to the failure of the Borrower or such Subsidiary to obtain a Waiver from the landlord of the premises in which such Inventory is held, but only to the extent that the aggregate value of such Inventory does not exceed $2,000,000; and

                  (d) none of such Inventory is obsolete, unsalable, damaged or otherwise unfit for sale or consumption or further processing.

         "ENVIRONMENTAL LAWS" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "EVENT OF DEFAULT" is defined in SECTION 8.1.

         "EXCESS CASH FLOW" means, with respect to the Borrower and its Subsidiaries for any applicable period, the excess (if any), of

                  (a) EBITDA for such applicable period;

over
----

                  (b) the sum, without duplication, for such applicable period on a consolidated basis of

                           (i) the cash portion of Interest Expense (net of cash
                  interest or investment income) actually paid during such applicable period;

         plus
         ----

                           (ii) scheduled payments and optional and mandatory
                  prepayments, to the extent actually made, of the principal amount of the Term Loans or any other term Debt (including Capitalized Lease Liabilities), and mandatory prepayments of the principal amount of the Revolving Loans pursuant to CLAUSES (b) or (i) of SECTION 3.1.1 in connection with a reduction of the Revolving Loan Commitment Amount, in each case for such applicable period;

         plus
         ----

                           (iii) all federal, state and foreign income taxes
                  actually paid in cash during such applicable period (net of any cash refunds actually received during such period);

         plus
         ----

                           (iv) Capital Expenditures actually made during such
                  applicable period, or Capital Expenditures committed to be made by the Borrower or such Subsidiary during such period but not made, under circumstances certified by an Authorized Officer of the Borrower to, and approved by, the Agents, in each case pursuant to SECTION 7.2.7 (excluding Capital Expenditures constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness permitted pursuant to
                  SECTION 7.2.2 (e) to a vendor of any assets permitted to be acquired pursuant to SECTION 7.2.7 to finance the acquisition of such assets);

         plus
         ----

                           (v) the amount of the net increase (or minus in the
                  case of a net decrease) of Current Assets over

                  Current Liabilities of the Borrower and its Subsidiaries for such applicable period;

         plus
         ----

                           (vi) Investments permitted and actually made pursuant
                  to CLAUSES (d), (f), (g) and (h) of SECTION 7.2.5 during such applicable period;



         plus
         ----

                           (vii) Restricted Distributions of the type described
                  in the proviso to SECTION 7.2.6 made during such period.

         "FACILITY AGENT" is defined in the PREAMBLE and includes each other Person as shall have subsequently been appointed as the successor Facility Agent pursuant to SECTION 9.4.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Bank One from three federal funds brokers of recognized standing selected by it.

         "FEE LETTER" means the confidential fee letter, dated as of September 22, 1997, among the Borrower, the Agents and the Arrangers.

         "FISCAL QUARTER" means any quarter of a Fiscal Year of the Borrower, as certified by an Authorized Officer of the Borrower at the beginning of each Fiscal Year and acceptable to the Facility Agent.

         "FISCAL MONTH" means any fiscal month of a Fiscal Year of the Borrower.

         "FISCAL YEAR" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (E.G. the "1996 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

         "FIXED CHARGE COVERAGE RATIO" means, at the end of any Fiscal Quarter, the ratio for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters (PROVIDED that for the first three Fiscal Quarters after the Closing Date the Interest Expense component of the Fixed Charge Coverage Ratio shall be determined on an Annualized basis) of

                  (a)  EBITDA for all such Fiscal Quarters,
to
--

                  (b) the sum (without duplication) of

                           (i) Capital Expenditures actually made during all
                  such Fiscal Quarters pursuant to SECTION 7.2.7;

         plus
         ----

                           (ii) the cash portion of Interest Expense (net of
                  cash interest or investment income) for all such Fiscal Quarters;

         plus
         ----

                           (iii) all scheduled payments of principal, to the
                  extent actually made, of the Term Loans and other term Debt (excluding payments of principal on the Seller Note, but including the principal portion of any Capitalized Lease Liabilities) during all such Fiscal Quarters;

         plus
         ----

                           (iv) all federal, state and foreign income taxes
                  actually paid in cash during all such Fiscal Quarters (net of any cash refunds actually received during all such Fiscal Quarters).

         "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in SECTION 1.4.

         "HAZARDOUS MATERIAL" means

                  (a) any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                  (c)  any petroleum product; or

                  (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

                  (a) which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under SECTION 7.2.4.

         "INCLUDING" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "INDEBTEDNESS" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                  (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net liabilities of such Person under all Hedging Obligations;

                  (f) whether or not so included as liabilities in accordance with GAAP, all Indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; and

                  (g) all Redeemable Stock of such Person (valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends); and

                  (h) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (to the extent such Person is liable for such Indebtedness).

         "INDEMNIFIED LIABILITIES" is defined in SECTION 10.4.

         "INDEMNIFIED PARTIES" is defined in SECTION 10.4.

         "INTEREST EXPENSE" means, for any applicable period, the aggregate consolidated interest expense of the Borrower and its Subsidiaries for such applicable period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense.

         "INTEREST PERIOD" means, as to any LIBO Rate Loan, the period commencing on the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan and ending on the date which is one, two, three, six or, if available in the Facility Agent's reasonable discretion, nine or twelve months thereafter, in each case as the Borrower may select in its Borrowing Request or its Conversion/Continuation Notice; PROVIDED, HOWEVER, that

                  (a) no more than 10 Interest Periods shall be in effect at any one time;

                  (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

                  (c) if any Interest Period would otherwise end on a day which is not a Business Day, the Interest Period shall extend to the next following Business Day, unless the result of such extension would be to carry such Interest Period into the next calendar month, in which case such Interest Period shall end on the preceding Business Day; and

                  (d) no Interest Period for any Loan may extend beyond the Stated Maturity Date for such Loan.

         "INVENTORY" means any "inventory" (as that term is defined in Section 1-109(4) of the UCC) of the Borrower or any of its wholly-owned U.S. Subsidiaries.

         "INVESTMENT" means, relative to any Person, (i) any loan or advance made by such Person to any other Person (excluding commission, travel, relocation and similar advances to officers, directors and employees (or individuals acting in similar capacities) made in the ordinary course of business), and (ii) any ownership or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person).

         "ISSUANCE REQUEST" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, in substantially the form of EXHIBIT D attached hereto.

         "ISSUER" means any affiliate, unit or agency of the Facility Agent, or any other Lender which has agreed to issue one or more Letters of Credit at the request of the Facility Agent (which shall, at the Borrower's request, notify the Borrower from time to time of the identity of such other Lender).

         "JOINT VENTURE" means any Person, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person or Persons by means of an Investment made pursuant to CLAUSE (g) of SECTION 7.2.5.

         "LENDER ASSIGNMENT AGREEMENT" means a Lender Assignment Agreement substantially in the form of EXHIBIT N hereto.

         "LENDERS" is defined in the PREAMBLE.

         "LETTER OF CREDIT" is defined in SECTION 2.1.3.

         "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuer, the Issuer's obligation to issue Letters of Credit pursuant to SECTION 2.1.3 and, with respect to each of the other Lenders that has a Revolving Loan Commitment, the obligation of such Lender to participate in such Letters of Credit pursuant to SECTION 2.6.1.

         "LETTER OF CREDIT COMMITMENT AMOUNT" means, on any date, a maximum amount of $10,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.2.

         "LETTER OF CREDIT OUTSTANDINGS" means, on any date, an amount equal to the sum of

                  (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), plus
----

                  (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "LEVERAGE RATIO" means, at the end of any Fiscal Quarter, the ratio of

                  (a) total Debt of the Borrower and its Subsidiaries on a consolidated basis outstanding at such time, less the aggregate amount of cash and Cash Equivalent Investments held by the Borrower and its Subsidiaries at such time;

to
--

                  (b) EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date.

         "LIBO RATE" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest per annum determined by the Facility Agent to be the arithmetic mean (rounded upward to the next 1/100 of 1%) of the rates of interest per annum at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, a LIBO Rate Loan by the Facility Agent and having a maturity comparable to such Interest Period would be offered to the Facility Agent in the London interbank market at its request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         "LIBO RATE LOAN" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO RATE (RESERVE ADJUSTED)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, the rate of interest per annum (rounded upwards to the next 1/100 of 1%) determined by the Facility Agent as follows:

                                               LIBO Rate
            LIBO Rate           =    -------------------------------
         (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

         The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be adjusted automatically as to all LIBO Rate Loans then outstanding as of the effective date of any change in the LIBOR Reserve Percentage.

         "LIBOR OFFICE" means, relative to any Lender, the office of such Lender designated as such as set forth opposite its name on SCHEDULE II hereto under the applicable column heading or as set forth in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender (or any successor or assign of such Lender) as designated from time to time by notice from such Lender to the Borrower and the Facility Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "LIBOR RESERVE PERCENTAGE" means, relative to any Interest Period for LIBO Rate Loans, the percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the F.R.S. Board).

         "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever; PROVIDED, HOWEVER, that the term "Lien" shall not include a leasing arrangement in respect of Rental Equipment entered into in the ordinary course of business by the Borrower or a Subsidiary of the Borrower.

         "LOAN" means, as the context may require, a Revolving Loan or a Term Loan, of any type.

         "LOAN DOCUMENT" means this Agreement, the Notes, the Letters of Credit, each Borrowing Base Certificate, each Borrowing Request, each Issuance Request, the Fee Letter, each Pledge Agreement, the Guaranty, each Mortgage, each Security Agreement, each Patent Security Agreement, each Trademark Security Agreement, each Rate Protection Agreement and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Symons, the Borrower and their respective Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Obligor to perform its respective material obligations under the Loan Documents to which it is or will be a party, or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to each Issuer, the Agents or the Lenders under this Agreement or any other Loan Document.

         "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

         "MORTGAGE" means, collectively, each mortgage or deed of trust or leasehold mortgage that may be executed and delivered pursuant to SECTION 7.1.7 or SECTION 7.1.11, in form and substance reasonably satisfactory to the Agents, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "NET ASSET VALUE" means, at any time of any determination, (i) with respect to Eligible Accounts, 85% of an amount equal to (x) the book value of all Eligible Accounts as reflected on the books of the Borrower and its U.S. Subsidiaries, determined on a consolidated basis and valued in accordance with GAAP, net of (y) all credits, discounts and allowances in respect of such Eligible Accounts and (ii) with respect to Eligible Inventory, an amount equal to 60% of the lesser of the market value and the cost of goods (determined on a first-in, first-out basis) of all Eligible Inventory as reflected on the books of the Borrower and its wholly-owned U.S. Subsidiaries, determined on a consolidated basis and valued in accordance with GAAP.

         "NET CASUALTY PROCEEDS" means, with respect to any Casualty Event, the EXCESS of:

                  (a) the gross amount of all insurance proceeds or condemnation awards received by the Person suffering such Casualty Event as a result of such Casualty Event,

over
----

                  (b) the sum (without duplication) of (i) the reasonable and customary legal and other professional fees and expenses actually incurred in connection with the receipt of such proceeds or awards and
         (ii) all taxes and other governmental costs and expenses actually paid or estimated by the Borrower or any of its Subsidiaries (in good faith) to be payable in cash in connection with the receipt of such proceeds or awards.

         "NET DEBT PROCEEDS" means, with respect to the incurrence, sale or issuance by the Borrower or any of its Subsidiaries of any Debt (other than Debt permitted by SECTION 7.2.2 as in effect on the date hereof), the EXCESS of:

                  (a) the gross cash proceeds received by such Person from such incurrence, sale or issuance,

over
----

                  (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance.

         "NET DISPOSITION PROCEEDS" means, with respect to any Disposition, the EXCESS of:

                  (a) the gross cash proceeds received by such Person from any such Disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to such Person in respect thereof, over
----

                  (b) the sum (without duplication) of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Disposition,
         (ii) all taxes and other governmental costs and expenses actually paid or estimated by the Borrower or any of its Subsidiaries (in good faith) to be payable in cash in connection with such sale Disposition, and
         (iii) payments made by the Borrower or any of its Subsidiaries to retire

         Indebtedness (other than the Loans) of such Person where payment of such Indebtedness is required in connection with such Disposition;

PROVIDED, HOWEVER, that if, after the payment of all taxes with respect to such Disposition, the amount of estimated taxes, if any, pursuant to CLAUSE (b)(ii) above exceeded the tax amount actually paid in cash in respect of such sale, transfer or other disposition, the aggregate amount of such excess shall be immediately payable, pursuant to CLAUSE (c) of SECTION 3.1.1, as Net Disposition Proceeds.

         "NET EQUITY PROCEEDS" means, with respect to the sale or issuance by the Borrower or any of its Subsidiaries to any Person of any of its Capital Stock or any warrants or options with respect to its Capital Stock or the exercise of any such warrants or options after the Closing Date (other than (i) pursuant to any subscription agreement, incentive plan, stock option plan or similar arrangement with any officer, employee or director of the Borrower or any of its Subsidiaries (ii) any loan by the Borrower to such officer, employee or director solely for the purpose of purchasing such shares pursuant to CLAUSE
(f) of SECTION 7.2.5, and (iii) proceeds from the sale of any Capital Stock to any officer, director or employee of the Borrower or any Subsidiary of the Borrower in an aggregate amount not to exceed $1,000,000 after the Closing Date) the EXCESS of:

                  (a) the gross cash proceeds received from such sale, exercise or issuance,

over
----

                  (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance.

         "NET INCOME" means

                  (a) for purposes of calculating compliance with the financial covenants set forth in SECTION 7.2.4, for any period, without duplication, the net income of the Borrower and its Subsidiaries for such period on a consolidated basis, excluding extraordinary items; and

                  (b) for purposes of calculating compliance with the Pro Forma Interest Coverage Ratio as provided in SECTION 7.3.2, for any period, without duplication, the net income of the Borrower and its Subsidiaries for such period on a consolidated basis, excluding extraordinary items; PROVIDED that (i) the net income of any Person which is not a

         Subsidiary of the Borrower but which is consolidated with the Borrower or is accounted for by the Borrower by the equity method of accounting will be included only to the extent of the amount of cash dividends or cash distributions paid to the Borrower or a wholly owned Subsidiary Guarantor, (ii) the net income of any Subsidiary of the Borrower that is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions to the Borrower or a wholly owned Subsidiary Guarantor will be excluded to the extent of such restrictions, and (iii) the net income attributable to any business, properties or assets acquired (by way of merger, consolidation, purchase, pooling of interest transaction or otherwise) by the Borrower or any Subsidiary of the Borrower for any period prior to the date of such acquisition will be excluded (except to the extent required to be included pursuant to any calculation of the Pro Forma Interest Coverage Ratio hereunder).

         "NON-U.S. SUBSIDIARY" means any Subsidiary other than a U.S.
Subsidiary.

         "NOTE" means, as the context may require, a Revolving Note or a Term Note.

         "OBLIGATIONS" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

         "OBLIGOR" means the Borrower or any other Person (other than any Agent, any Issuer or any Lender) obligated under, or otherwise a party to, any Loan Document.

         "ORGANIC DOCUMENT" means, relative to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of Capital Stock.

         "PARTICIPANT" is defined in SECTION 10.11.

         "PATENT SECURITY AGREEMENT" means any Patent Security Agreement executed and delivered by an Obligor in substantially the form of EXHIBIT A to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "PENSION PLAN" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section

4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "PERCENTAGE" means, relative to any Lender, the applicable percentage relating to Revolving Loans or Term Loans, as the case may be, set forth opposite its name on SCHEDULE II hereto under the applicable column heading or as set forth in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to SECTION 10.11. A Lender shall not have any Commitment to make Revolving Loans or Term Loans if its Percentage under the respective column heading is zero.

         "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PLAN" means any Pension Plan or Welfare Plan.

         "PLEDGE AGREEMENT" means, as the context may require, the Borrower Pledge Agreement and/or the Subsidiary Pledge Agreement.

         "PRO FORMA BALANCE SHEET" is defined in CLAUSE (b) of SECTION 5.1.10.

         "PRO FORMA INTEREST COVERAGE RATIO" means, as of any date of determination, the ratio computed for the period consisting of the most recent four consecutive Fiscal Quarters for which internal financial statements are available prior to the date of such determination (PROVIDED that in the event the last Fiscal Quarter included in such period is one of the first three Fiscal Quarters after the Closing Date the Interest Expense component of the Pro Forma Interest Coverage Ratio shall be determined on an Annualized basis) of:

                  (a) EBITDA for such period;
to
--
                  (b) Interest Expense for such period;

PROVIDED, HOWEVER, that (i) if the Borrower or any Subsidiary of the Borrower has incurred any Indebtedness since the beginning of such period (but only to the extent that such Indebtedness incurred from and after the Closing Date exceeds $500,000 individually or in the aggregate) that remains outstanding or if the transaction giving rise to the need to calculate the Pro

Forma Interest Coverage Ratio is an incurrence of Indebtedness, or both, EBITDA and Interest Expense for such period will be calculated after giving effect on a PRO FORMA basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
(ii) if since the beginning of such period the Borrower or any Subsidiary of the Borrower has made any Disposition, EBITDA for such period will be reduced by an amount equal to the EBITDA (if positive), directly attributable to the assets which are the subject of such Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Borrower or any Subsidiary of the Borrower repaid, repurchased, defeased or otherwise discharged with respect to the Borrower and its continuing Subsidiaries in connection with any such sale or other disposition for such period (or, if the Capital Stock of any Subsidiary of the Borrower is sold, the Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Borrower and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale), (iii) if since the beginning of such period the Borrower or any Subsidiary of the Borrower (by merger or otherwise) has made an Investment in any Subsidiary of the Borrower (or any Person which becomes a Subsidiary of the Borrower) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Interest Expense for such period will be calculated after giving PRO FORMA effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (iv) in making such computation, Interest Expense attributable to any Indebtedness incurred under any revolving credit facility will be computed based on the average daily balance of such Indebtedness during such period. For purposes of this definition, whenever PRO FORMA effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Interest Expense associated with any Indebtedness incurred in connection therewith, the PRO FORMA calculations will be determined in good faith by a responsible financial or accounting officer of the Borrower. If any Indebtedness bears a floating rate of interest and is being given PRO FORMA effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

         "QUARTERLY PAYMENT DATE" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day, commencing December 31, 1997.

         "RATE PROTECTION AGREEMENT" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Borrower in respect of the Loans pursuant to the terms of this Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

         "REDEEMABLE STOCK" means any Capital Stock that by its terms or otherwise (i) is required to be redeemed prior to September 30, 2006, (ii) matures or is redeemable, in whole or in part, at the option of the Borrower, any Subsidiary of the Borrower or the holder thereof or pursuant to a mandatory sinking fund at any time prior to September 30, 2006, or (iii) is convertible into or exchangeable for debt securities which provide for any scheduled payment of principal prior to September 30, 2006, at the option of the issuer thereof at any time prior to September 30, 2006, until the right to so convert or exchange is irrevocably relinquished.

         "REFINANCING" is defined in the FOURTH RECITAL.

         "REIMBURSEMENT OBLIGATION" is defined in SECTION 2.6.3.

         "RELEASE" means a "release", as such term is defined in CERCLA.

         "RENTAL EQUIPMENT" means, as of any date of determination, any equipment which (i) is purchased and owned by the Borrower or any of its wholly-owned U.S. Subsidiaries and (ii) is leased by the Borrower or such Subsidiary to any Person (other than an Affiliate) pursuant to the terms of which the Borrower or such Subsidiary is then charging for the rental of such equipment.

         "REQUIRED LENDERS" means, at any time, the Required Revolving Lenders and the Required Term Lenders.

         "REQUIRED REVOLVING LENDERS" means, at any time, (i) prior to the date of the initial Credit Extension, Revolving Lenders having at least 51% of the Revolving Loan Commitments, and (ii) on and after the initial Credit Extension, Revolving Lenders holding at least 51% of the then effective Revolving Loan Commitment Amount.

         "REQUIRED TERM LENDERS" means, at any time, (i) prior to the date of the initial Credit Extension, Term Lenders having at least 51% of the Term Loan Commitments, and (ii) on and after the initial Credit Extension, Term Lenders holding at least 51% of the then outstanding Term Loans.

         "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ., as in effect from time to time.

         "RESTRICTED DISTRIBUTIONS" is defined in SECTION 7.2.6.

         "RESTRICTED PAYMENT COMPUTATION DATE" is defined in SECTION 7.3.4.

         "RESTRICTED PAYMENTS" is defined in SECTION 7.3.4.

         "REVOLVING LENDERS" means Lenders having a Percentage of the Revolving Loan Commitment in excess of zero.

         "REVOLVING LOAN" is defined in SECTION 2.1.2.

         "REVOLVING LOAN COMMITMENT" means, relative to any Lender, such Lender's obligation to make Revolving Loans pursuant to SECTION 2.1.2 and to issue (in the case of an Issuer) or participate in (in the case of all Lenders) Letters of Credit pursuant to SECTION 2.1.3 or SECTION 2.6.1.

         "REVOLVING LOAN COMMITMENT AMOUNT" means, on any date, $40,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.2.

         "REVOLVING LOAN COMMITMENT TERMINATION DATE" means the earliest of

                  (a) the fifth anniversary of the Closing Date

                  (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to SECTION 2.2; and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in CLAUSE (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action.

         "REVOLVING NOTE" means a promissory note of the Borrower payable to the order of any Lender, in the form of EXHIBIT A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "RIPPLEWOOD" means Ripplewood Holdings LLC.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor thereto.

         "SECURITY AGREEMENT" means, as the context may require, the Borrower Security Agreement and/or the Subsidiary Security Agreement.

         "SELLER NOTE" means the unsecured promissory note of the Borrower in the principal amount of $5,000,000 issued to Merrill L. Nash, payable on the terms set forth in the Purchase Agreement.

         "SOLVENCY CERTIFICATE" means a certificate duly executed by an Authorized Officer of the Borrower substantially in the form of EXHIBIT L hereto, delivered pursuant to SECTION 5.1.11.

         "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and
(d) such Person is not engaged in business or a transaction, and such person is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "STATED AMOUNT" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

         "STATED EXPIRY DATE" is defined in SECTION 2.6.

         "STATED MATURITY DATE" means

                  (a) in the case of any Revolving Loan, September 29, 2002; and

                  (b) in the case of any Term Loan, September 29, 2005.

         "STOCKHOLDERS" is defined in the THIRD RECITAL.

         "SUBORDINATED DEBT" means all unsecured Indebtedness of the Borrower for money borrowed which is subordinated, upon terms satisfactory to the Agents and the Required Lenders, in right of payment to the payment in full in cash of all Obligations.

         "SUBSIDIARY" means, with respect to any Person, any corporation of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "SUBSIDIARY GUARANTOR" means, on the Closing Date, each U.S. Subsidiary of the Borrower (including Symons), and thereafter, each U.S. Subsidiary of the Borrower that is required, pursuant to CLAUSE (a) of SECTION 7.1.7, to execute and deliver a supplement to the Subsidiary Guaranty.

         "SUBSIDIARY GUARANTY" means the Guaranty executed and delivered by an Authorized Officer of each Subsidiary Guarantor pursuant to SECTION 5.1.5 or CLAUSE (a) of SECTION 7.1.7, substantially in the form of EXHIBIT I hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "SUBSIDIARY PLEDGE AGREEMENT" means the Pledge Agreement executed and delivered by an Authorized Officer of each Subsidiary Guarantor pursuant to CLAUSE (c) of SECTION 5.1.8 or CLAUSE (b) of SECTION 7.1.7, substantially in the form of EXHIBIT J-2 hereto, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "SUBSIDIARY SECURITY AGREEMENT" means the Security Agreement executed and delivered by an Authorized Officer of each Subsidiary Guarantor pursuant to
SECTION 5.1.9 or CLAUSE (a) of SECTION 7.1.7, substantially in the form of EXHIBIT K-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "SYMONS" is defined in the SECOND RECITAL.

         "SYNDICATION AGENT" is defined in the PREAMBLE.

         "TAXES" is defined in SECTION 4.6.

         "TERM LOAN" is defined in SECTION 2.1.1.

         "TERM LOAN COMMITMENT" means, relative to any Lender, such Lender's obligation to make Term Loans pursuant to SECTION 2.1.1.

         "TERM LOAN COMMITMENT AMOUNT" means $100,000,000.

         "TERM LOAN COMMITMENT TERMINATION DATE" means the earliest of

                  (a) December 22, 1997, if the Term Loans have not been made on or prior to such date;

                  (b) the Closing Date (immediately after the making of the Term Loans on such date); and

                  (c) the date on which any Commitment Termination Event occurs.

         "TERM NOTE" means a promissory note of the Borrower payable to the order of any Lender, in the form of EXHIBIT B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "TERM LENDERS" means (i) prior to the date of the initial Credit Extension, Lenders having a Percentage of the Term Loan Commitment in excess of zero, and (ii) on and after the date of the initial Credit Extension, Lenders having outstanding Term Loans.

         "TERM LOAN" is defined in SECTION 2.1.1.

         "TOTAL EXPOSURE AMOUNT" means, on any date of determination, the then outstanding principal amount of all Term Loans and the then effective Revolving Loan Commitment Amount.

         "TRADEMARK SECURITY AGREEMENT" means any Trademark Security Agreement executed and delivered by an Obligor in substantially the form of EXHIBIT B to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "TRANCHE" means, as the context may require, the Term Loans or the Revolving Loan Commitments.

         "TRANSACTION" is defined in the SIXTH RECITAL.

         "TRANSACTION DOCUMENTS" means each of the Purchase Agreement, the Seller Note and all other agreements, documents, instruments, certificates, filings, consents, approvals, board of directors resolutions and opinions furnished to or in connection with the Acquisition, the Refinancing and the transactions contemplated thereby and hereby, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or any other Loan Document.

         "TYPE" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

         "UNITED STATES" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "U.S. SUBSIDIARY" means any Subsidiary of the Borrower organized under the laws of the United States or any state, possession or commonwealth thereof.

         "WAIVER" means any agreement in favor of the Facility Agent for the benefit of the Lenders and each Issuer in form and substance reasonably satisfactory to the Facility Agent.

         "WELFARE PLAN" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

         "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person all of the Capital Stock (including all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more wholly owned Subsidiaries of such Person.

         SECTION 1.2. USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3. CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under SECTION 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in SECTION 6.5. Without limitation of the foregoing, for purposes of the defined terms

"APPLICABLE COMMITMENT FEE" and "APPLICABLE MARGIN" and for purposes of measuring the Borrower's compliance with the financial covenants set forth in
SECTION 7.2.4 (other than the calculation of Interest Expense) for any period during the first three Fiscal Quarters following the consummation of the Transaction, the financial information for Symons delivered to the Agents on or prior to the Closing Date pursuant to CLAUSE (a) of SECTION 5.1.10 shall be combined with, and treated as, the operations of the Borrower and its Subsidiaries on a PRO FORMA basis for such period.


                                   ARTICLE II

                  COMMITMENTS, BORROWING PROCEDURES AND NOTES

         SECTION 2.1. COMMITMENTS. On the terms and subject to the conditions of this Agreement (including ARTICLES II AND V), each Lender severally agrees as follows:

         SECTION 2.1.1. TERM LOAN COMMITMENT. On (but solely on) the Closing Date (which shall be a Business Day), each Lender that has a Percentage in excess of zero of the Term Loan Commitment will make Loans (relative to such Lender, its "TERM LOANS") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Term Loans requested by the Borrower to be made on the Closing Date (with the commitment of each such Lender described in this SECTION 2.1.1 herein referred to as its "TERM LOAN Commitment"). No amounts paid or prepaid with respect to Term Loans may be reborrowed.

         SECTION 2.1.2. REVOLVING LOAN COMMITMENT. From time to time on any Business Day occurring concurrently with (or after) the making of the Term Loans but prior to the Revolving Loan Commitment Termination Date, each Lender that has a Percentage of the Revolving Loan Commitment in excess of zero will make Loans (relative to such Lender, its "REVOLVING LOANS") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Revolving Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

         SECTION 2.1.3. LETTER OF CREDIT COMMITMENT. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, the Issuer will

                  (a) issue one or more standby or documentary letters of credit (each referred to as a "LETTER OF CREDIT") for the account of the Borrower (or for the account of a U.S. Subsidiary of the Borrower of the type described in SECTION

         2.6) in the Stated Amount requested by the Borrower on such day; or

                  (b) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder to a date that is not later than the earlier of (x) the Revolving Loan Commitment Termination Date and (y) one year from the date of such extension.

         SECTION 2.1.4. LENDERS NOT PERMITTED OR REQUIRED TO MAKE LOANS. No Lender shall be permitted or required to, and the Borrower shall not request that any Lender, make

                           (a) any Term Loan if, after giving effect thereto, the aggregate original principal amount of all the Term Loans of such Lender would exceed such Lender's Percentage of the Term Loan Commitment Amount; or

                           (b) any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all the Revolving Loans (i) of all the Lenders with Revolving Loan Commitments, together with the Letter of Credit Outstandings, would exceed the lesser of (x) the then existing Revolving Loan Commitment Amount and
         (y) the then existing Borrowing Base Amount, or (ii) of such Lender with a Revolving Loan Commitment, together with such Lender's Percentage of the Letter of Credit Outstandings, would exceed such Lender's Percentage of the lesser of (x) the then existing Revolving Loan Commitment Amount and (y) the then existing Borrowing Base Amount.

         SECTION 2.1.5. ISSUER NOT PERMITTED OR REQUIRED TO ISSUE LETTERS OF CREDIT. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (i) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (ii) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans then outstanding would exceed the lesser of (x) then existing the Revolving Loan Commitment Amount and (y) the then existing Borrowing Base Amount.

         SECTION 2.2. REDUCTION OF COMMITMENT AMOUNTS. The Commitment Amounts are subject to reduction from time to time pursuant to this SECTION 2.2.

         SECTION 2.2.1. OPTIONAL. The Borrower may, from time to time on any Business Day occurring after the time of the initial Credit Extension hereunder, voluntarily reduce the amount of the Revolving Loan Commitment Amount or the Letter of Credit Commitment Amount; PROVIDED, HOWEVER, that all such reductions
(i) shall be permanent and (ii) to the extent such reduction in the Commitment Amount requires a mandatory prepayment of

Revolving Loans pursuant to CLAUSE (i) of SECTION 3.1.1 (x) in the case of prepayments of Base Rate Loans shall require at least one Business Day's prior notice to the Facility Agent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $500,000 and in an integral multiple of $100,000 or (y) in the case of prepayments of LIBO Rate Loans, shall require at least three Business Days' prior notice to the Facility Agent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000; PROVIDED FURTHER, that to the extent such reduction in the Commitment Amount requires a mandatory prepayment of Revolving Loans pursuant to CLAUSE (i) of SECTION 3.1.1, any such reduction shall be subject to the consent of the Facility Agent. Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Issuer.

         SECTION 2.2.2. MANDATORY. Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Issuer.

         SECTION 2.3. BORROWING PROCEDURE. By delivering a Borrowing Request to the Facility Agent on or before 12:00 p.m., New York time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one Business Day's notice (in the case of Base Rate Loans) or three Business Days' notice (in the case of LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Loans), that a Borrowing be made in a minimum amount of $100,000 and an integral multiple of $10,000, or in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 1:00 p.m. (New York time) on such Business Day each Lender shall deposit with the Facility Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Facility Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Facility Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION 2.4. CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the Facility Agent on or before 12:00 p.m., New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) or three Business Days' notice (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans to LIBO Rate Loans) nor more than five Business Days' notice (in the case of all Loans) that all, or any portion in an aggregate minimum amount of $100,000 and an integral multiple of $10,000, of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans of either type or, in the case of LIBO Rate Loans of either type, be converted into a Base Rate Loan or a LIBO Rate Loan of the other type or continued as a LIBO Rate Loan of such type (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); PROVIDED, HOWEVER, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

         SECTION 2.5. FUNDING. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; PROVIDED, HOWEVER, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of SECTION 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.6. ISSUANCE PROCEDURES. By delivering to the Facility Agent an Issuance Request on or before 12:00 noon, New York time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three nor more than ten Business Days' notice (or such other notice period as may be acceptable to the Issuer in its sole discretion), in the case of an initial issuance of a Letter of Credit, and not less than three nor more than ten Business Days' notice prior to the then existing Stated Expiry Date of a Letter of Credit (or such other notice period as may be acceptable to the Issuer in its sole discretion), in the case of a request for the extension of the

Stated Expiry Date of a Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit on behalf of the Borrower (whether issued for the Borrower's account or for the account of any wholly-owned U.S. Subsidiary of the Borrower that is a signatory to the Subsidiary Guaranty and the Subsidiary Security Agreement and whose outstanding Capital Stock is pledged to the Facility Agent for the benefit of the Lenders pursuant to a Pledge Agreement), in such form as may be requested by the Borrower and approved by the Issuer, solely for the purposes described in
SECTION 7.1.10. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Issuer upon each Disbursement of any Letter of Credit, and it shall be deemed to be an obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a wholly-owned U.S. Subsidiary of the Borrower). Upon receipt of an Issuance Request, the Facility Agent shall promptly notify the Issuer and each Lender thereof and the Issuer shall, subject to the terms and conditions hereof, including ARTICLE V, promptly (but in no event later than three Business Days after such notification) issue a Letter of Credit. Each Letter of Credit shall by its terms be stated to expire on a date (its "STATED EXPIRY DATE") no later than the earlier to occur of (i) the Revolving Loan Commitment Termination Date and (ii) one year from the date of its issuance. The Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder.

         SECTION 2.6.1. OTHER LENDERS' PARTICIPATION. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) that has a Revolving Loan Commitment shall be deemed to have irrevocably purchased from the Issuer, to the extent of its Percentage in respect of Revolving Loans, and the Issuer shall be deemed to have irrevocably granted and sold to such Lender a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation and all rights with respect thereto), and such Lender shall, to the extent of its Percentage in respect of Revolving Loans, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with SECTION 2.6.3. In addition, such Lender shall, to the extent of its Percentage in respect of Revolving Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to SECTION 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to SECTION 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

         SECTION 2.6.2. DISBURSEMENTS; CONVERSION TO REVOLVING LOANS. The Issuer will notify the Borrower and the Facility Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "DISBURSEMENT DATE") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 12:00 noon, New York time, on the first Business Day following the Disbursement Date (the "DISBURSEMENT DUE DATE"), the Borrower shall be obligated to reimburse the Facility Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum otherwise applicable to Revolving Loans (made as Base Rate Loans) from and including the Disbursement Date to but excluding the Disbursement Due Date and, thereafter (unless such Disbursement is converted into a Base Rate Loan on the Disbursement Due Date), at a rate per annum equal to the rate per annum then in effect with respect to overdue Revolving Loans (made as Base Rate Loans) pursuant to SECTION 3.2.2 for the period from and including the Disbursement Due Date to but excluding the date of such reimbursement; PROVIDED, HOWEVER, that, if no Default shall have then occurred and be continuing, unless the Borrower has notified the Facility Agent no later than one Business Day prior to the Disbursement Due Date that it will reimburse the Issuer for the applicable Disbursement, then the amount of the Disbursement shall be deemed to be a Revolving Loan constituting a Base Rate Loan and following the giving of notice thereof by the Facility Agent to the Lenders, each Lender with a commitment to make Revolving Loans (other than the Issuer) will deliver to the Issuer on the Disbursement Due Date immediately available funds in an amount equal to such Lender's Percentage of such Revolving Loan. Each conversion of Disbursement amounts into Revolving Loans shall constitute a representation and warranty by the Borrower that on the date of the making of such Revolving Loan all of the statements set forth in SECTION 5.2.1 are true and correct.

         SECTION 2.6.3. REIMBURSEMENT. The obligation (a "REIMBURSEMENT OBLIGATION") of the Borrower under SECTION 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon) not converted into a Base Rate Loan pursuant to SECTION 2.6.2, and, upon the failure of the Borrower to reimburse the Issuer and the giving of notice thereof by the Facility Agent to the Lenders, each Lender's (to the extent it has a Revolving Loan Commitment) obligation under SECTION 2.6.1 to reimburse the Issuer or fund its Percentage of any Disbursement converted into a Base Rate Loan, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; PROVIDED, HOWEVER, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

         SECTION 2.6.4. DEEMED DISBURSEMENTS. Upon the occurrence and during the continuation of any Event of Default of the type described in SECTION 8.1.9 or, with notice from the Facility Agent acting at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default,

                  (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

                  (b) upon notification by the Facility Agent to the Borrower of the obligations of the Borrower under this Section, the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash with the Facility Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuer. At such time when the Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Facility Agent shall return to the Borrower all amounts then on deposit with the Facility Agent pursuant to this Section, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of such Obligations.

         SECTION 2.6.5. NATURE OF REIMBURSEMENT OBLIGATIONS. The Borrower and, to the extent set forth in SECTION 2.6.1, each Lender with a Revolving Loan Commitment, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender with a Revolving Loan Commitment hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower, each other Obligor and each such Lender, and shall not put the Issuer under any resulting liability to the Borrower, any other Obligor or any such Lender, as the case may be.

         SECTION 2.7. NOTES. Each Lender's Loans under a Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; PROVIDED, HOWEVER, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.


                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. REPAYMENTS AND PREPAYMENTS; APPLICATION.

         SECTION 3.1.1. REPAYMENTS AND PREPAYMENTS. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower

                  (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; PROVIDED, HOWEVER, that

                           (i) (x) any such prepayment of Term Loans shall be
                  made PRO RATA among Term Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Term Loans, and (y) any such prepayment of Revolving Loans shall be made PRO RATA among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans;

                           (ii) the Borrower shall comply with SECTION 4.4 in
                  the event that any LIBO Rate Loan is prepaid on any day other than the last day of the Interest Period for such Loan;

                           (iii) all such voluntary prepayments of LIBO Rate
                  Loans shall require at least three but no more than five Business Days' prior written notice to the Facility Agent;

                           (iv) all such voluntary prepayments of Base Rate
                  Loans shall require at least one but no more than five Business Days' prior written notice to the Facility Agent;

                           (v) all such voluntary partial prepayments shall be
                  in an aggregate minimum amount of $100,000 and an integral multiple of $10,000; and

                           (vi) any voluntary prepayment of Term Loans made on
                  or prior to the third anniversary of the Closing Date shall be subject to the payment of a premium, as set forth below:

                                   (A) 2.0% of the principal amount of Term
                           Loans prepaid pursuant to this CLAUSE (a) of this
                           SECTION 3.1.1 on or prior to the first anniversary of the Closing Date;

                                   (B) 1.0% of the principal amount of Term
                           Loans prepaid pursuant to this CLAUSE (a) of this
                           SECTION 3.1.1 subsequent to the first anniversary of the Closing Date and prior to or on the second anniversary of the Closing Date; and

                                   (C).5% of the principal amount of Term Loans
                           prepaid pursuant to this CLAUSE (a) of this SECTION
                           3.1.1 subsequent to the second anniversary of the Closing Date and prior to or on the third anniversary of the Closing Date;

                  (b) shall, on each date when any reduction in the then existing Borrowing Base Amount shall become effective, make a mandatory prepayment of Revolving Loans and (if necessary) deposit with the Facility Agent cash collateral for Letter of Credit Outstandings, in an aggregate amount equal to the excess, if any, of the aggregate, outstanding principal amount of all Revolving Loans and Letter of Credit Outstandings over the then existing Borrowing Base Amount, to be applied as set forth in SECTION 3.1.2;

                  (c) shall, no later than 30 days following the receipt of any Net Disposition Proceeds by the Borrower or any of its Subsidiaries, deliver to the Facility Agent a calculation of the amount of such Net Disposition Proceeds and, to the extent the aggregate amount of Net Disposition Proceeds received since the Closing Date exceeds $1,000,000, make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Disposition Proceeds to be applied as set forth in
         SECTION 3.1.2, PROVIDED that no mandatory prepayment on account of such Net Disposition Proceeds shall be required under this CLAUSE (c) if the Borrower informs the Facility Agent no later than 30 days following the receipt of any Net Disposition Proceeds of its or its Subsidiary's good faith intention to apply such Net Disposition Proceeds to the acquisition of other assets or property engaged in the conduct of a Core Business (including by way of merger or Investment) within 365 days following the receipt of such Net Disposition Proceeds, with the amount of such Net Disposition Proceeds unused after such 365 day period being applied to the Loans pursuant to SECTION 3.1.2;

                  (d) shall, no later than five Business Days following the delivery of the annual audited financial reports required pursuant to CLAUSE (b) of SECTION 7.1.1 (beginning with the financial reports delivered in respect of the 1997

         Fiscal Year), deliver to the Facility Agent a calculation of the Excess Cash Flow for the prior Fiscal Year and, no later than five Business Days following the delivery of such calculation, make a mandatory prepayment of the Revolving Loans in an amount equal to 50% of the Excess Cash Flow (if any) for such Fiscal Year (or in the case of the 1997 Fiscal Year, the portion of such Fiscal Year following the Closing
         Date), to be applied as set forth in SECTION 3.1.2; PROVIDED, HOWEVER, that no such prepayment shall be required to be made to the extent that the amount of Debt as reduced by giving effect to such prepayment would result in a Leverage Ratio of 3.00:1 or less as of the end of the immediately preceding Fiscal Quarter;

                  (e) shall, concurrently with the receipt of any Net Equity Proceeds by the Borrower or any of its Subsidiaries, deliver to the Facility Agent a calculation of the amount of such Net Equity Proceeds, and no later than five Business Days following the delivery of such calculation, and, to the extent the aggregate amount of Net Equity Proceeds received since the Closing Date exceeds $1,000,000, make a mandatory prepayment of the Revolving Loans in an amount equal to 50% of such Net Equity Proceeds, to be applied as set forth in SECTION 3.1.2; PROVIDED, HOWEVER, that no such prepayment shall be required to be made to the extent that the amount of Debt as reduced by giving effect to such prepayment would result in a Leverage Ratio of 3.00:1 or less as of the end of the immediately preceding Fiscal Quarter;

                  (f) shall, concurrently with the receipt of any Net Debt Proceeds by the Borrower or any of its Subsidiaries, deliver to the Facility Agent a calculation of the amount of such Net Debt Proceeds, and no later than five Business Days following the delivery of such calculation, make a mandatory prepayment of the Revolving Loans in an amount equal to 100% of such Net Debt Proceeds, to be applied as set forth in SECTION 3.1.2;

                  (g) shall, within 60 days following the receipt of any Net Casualty Proceeds in excess of $100,000 (individually or in the aggregate over the course of a Fiscal Year), make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Casualty Proceeds, to be applied as set forth in SECTION 3.1.2; PROVIDED, that no mandatory prepayment of Net Casualty Proceeds shall be required under this CLAUSE (f) if (i) the Borrower notifies the Facility Agent no later than 60 days following the receipt of such Net Casualty Proceeds of its or its Subsidiary's good faith intention to apply such Net Casualty Proceeds to the rebuilding or replacement of such damaged, destroyed or condemned assets or property and (ii) the Borrower or such Subsidiary in fact uses such Net Casualty Proceeds to begin rebuilding or replacing the damaged, destroyed or condemned assets or property within

         365 days following the receipt of such Net Casualty Proceeds (or, if such work has not begun within such 365-day period, the Borrower certifies to the Agents prior to the expiration of such 365-day period, in a manner satisfactory to the Facility Agent, as to when such work is expected to begin) and continues diligently to complete such rebuilding or replacement of such damaged, destroyed or condemned assets or property within the time reasonably required therefor (the "REBUILDING AND REPLACEMENT WORK"), with the amount of Net Casualty Proceeds unused after the completion of such Rebuilding and Replacement Work being applied to the Loans pursuant to SECTION 3.1.2;

                  (h) shall, on the Stated Maturity Date of any Loans, repay the aggregate outstanding principal amount, if any, of such Loans;

                  (i) shall, on each date when a reduction in the Revolving Loan Commitment Amount shall become effective pursuant to SECTION 2.2, make a mandatory prepayment of Revolving Loans and (if necessary) deposit with the Facility Agent cash collateral for Letter of Credit Outstandings in an aggregate amount equal to the excess, if any, of the aggregate outstanding principal amount of all Revolving Loans and Letter of Credit Outstandings over the Revolving Loan Commitment Amount as so reduced;

                  (j) shall, subject to SECTION 3.1.2, make a mandatory prepayment of 100% of the Term Loans then outstanding upon the occurrence of a Change of Control;

                  (k) shall, immediately upon any acceleration of the Stated Maturity Date of any Term Loans or Obligations pursuant to SECTION 8.2 or SECTION 8.3, repay all Term Loans, unless, pursuant to SECTION 8.3, only a portion of all Term Loans and Obligations are so accelerated (in which case the portion so accelerated shall be so prepaid with the Facility Agent); and

                  (l) shall, immediately upon any acceleration of the Stated Maturity Date of any Revolving Loans or Obligations pursuant to SECTION
         8.2 or SECTION 8.3, repay all Revolving Loans and provide the Facility Agent with cash collateral in an amount equal to the Letter of Credit Outstandings, unless pursuant to SECTION 8.3, only a portion of all Revolving Loans and Obligations are so accelerated (in which case the portion so accelerated shall be so prepaid or cash collateralized with the Facility Agent).

         SECTION 3.1.2. APPLICATION. (a) Subject to CLAUSE (b) below, each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, FIRST, to the principal amount thereof being maintained as Base

Rate Loans, and SECOND, to the principal amount thereof being maintained as LIBO Rate Loans.

         (b) Each prepayment of Loans made pursuant to CLAUSES (c) and (g) of
SECTION 3.1.1 shall be applied PRO RATA to the outstanding principal amount of all Revolving Loans and Term Loans until all such Loans shall have been paid in full; PROVIDED, HOWEVER, that, (i) with respect to the amount of any such prepayment of Term Loans, the Facility Agent will as soon as is practicable (but in any event no later than the date on which the Borrower has provided such prepayment to the Facility Agent) provide notice of such prepayment to each Term Lender prior to the distribution of the funds from such prepayment, and (ii) each Term Lender will have the right to refuse any such prepayment by giving written notice of such refusal to the Facility Agent within three Business Days after such Lender's receipt of notice from the Facility Agent of such prepayment; PROVIDED that, upon any such election, the Facility Agent shall apply the amount that otherwise would have prepaid such Lender's Term Loans to the prepayment of outstanding Revolving Loans (without any corresponding reduction in the Revolving Loan Commitment Amount). Each voluntary prepayment of Loans and each prepayment of Loans made pursuant to CLAUSES (d),(e) and (f) of
SECTION 3.1.1 shall be applied to the outstanding principal amount of all Revolving Loans until all Revolving Loans have been paid in full (without any corresponding reduction in the Revolving Loan Commitment Amount).

         SECTION 3.2. INTEREST PROVISIONS. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this SECTION 3.2.

         SECTION 3.2.1. RATES. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin for Base Rate Loans; and

                  (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for LIBO Rate Loans.

         SECTION 3.2.2. POST-MATURITY RATES. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower (other than overdue Reimbursement Obligations which shall bear interest as provided in SECTION 2.6.2) shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the rate that would otherwise have been applicable to Base Rate Loans plus 2%.

         SECTION 3.2.3. PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication:

                  (a) on the Stated Maturity Date therefor;

                  (b) on the date of any optional or required payment or prepayment, in whole or in part, of principal outstanding on each such Loan;

                  (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Credit Extension hereunder;

                  (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the third-month anniversary of such Interest Period);

                  (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to CLAUSE (c), on the date of such conversion; and

                  (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to SECTION 8.2 or SECTION 8.3, immediately upon such acceleration.

Interest accrued on Loans, Reimbursement Obligations or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. FEES. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

         SECTION 3.3.1. COMMITMENT FEE. The Borrower agrees to pay to the Facility Agent for the account of each Lender that has a Revolving Loan Commitment, for each day during the period (including any portion thereof when any of the Lenders' Revolving Loan Commitments are suspended by reason of the Borrower's inability to satisfy any condition of ARTICLE V) commencing on the Closing Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee equal to such Lender's Percentage of the unused portion (whether or not then available) of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings) for such day at a rate per annum equal to the Applicable Commitment Fee for such day. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Closing Date, and on the Revolving Loan Commitment Termination Date.

         SECTION 3.3.2. AGENTS' AND ARRANGERS' FEES. The Borrower agrees to pay to the Agents and the Arrangers, for their own respective accounts, fees in the amounts and on the dates set forth in the Fee Letter.

         SECTION 3.3.3. LETTER OF CREDIT FACE AMOUNT FEE. The Borrower agrees to pay to the Facility Agent, for the account of each Lender that has a Revolving Loan Commitment, a fee for each Letter of Credit for the period from and including the date of the issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires, at a rate per annum equal to the Applicable Margin for such day for Revolving Loans that are maintained as LIBO Rate Loans. Such fee shall be payable by the Borrower in arrears each Quarterly Payment Date, and on the Revolving Loan Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.

         SECTION 3.3.4. LETTER OF CREDIT ISSUING FEE. The Borrower agrees to pay to the Facility Agent, for the account of the Issuer, an issuing fee for each Letter of Credit for the period from and including the date of issuance of such Letter of Credit to (but excluding) the date upon which such Letter of Credit expires, of.10% per annum of the face amount of such Letter of Credit. Such fee shall be payable by the Borrower in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.


                                    ARTICLE IV

         SECTION 4.1. LIBO RATE LENDING UNLAWFUL. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan of a certain type, the obligations of all Lenders to make, continue, maintain or convert into any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Facility Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 4.2. DEPOSITS UNAVAILABLE. If the Facility Agent shall have determined that

                  (a) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to Bank One in its relevant market; or

                  (b) by reason of circumstances affecting Bank One's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans of such type, then, upon notice from the Facility Agent to the Borrower and the Lenders, the obligations of all Lenders under SECTION 2.3 and SECTION 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans of such type shall forthwith be suspended until the Facility Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3. INCREASED LIBO RATE LOAN COSTS, ETC. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans. Such Lender shall promptly notify the Facility Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.4. FUNDING LOSSES. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to SECTION 3.1 or otherwise;

                  (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

                  (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Facility Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.5. INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, issuance of or participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 4.6. TAXES. (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to the Facility Agent an official receipt or other documentation satisfactory to the Facility Agent evidencing such payment to such authority; and (iii) pay to the Facility Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Facility Agent or any Lender with respect to any payment received by the Facility Agent or such Lender hereunder, the Facility Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Facility Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this SECTION 4.6, a distribution hereunder by the Facility Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

         Upon the request of the Borrower or the Facility Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Facility Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Facility Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

         (b) If a Lender or an Agent shall receive a refund (including any offset or credits from a taxing authority (as a result of any error in the imposition of Taxes by such taxing authority) of any Taxes paid by the Borrower pursuant to SECTION 4.6(a) above), such Lender or Agent (as the case may be) shall promptly pay the Borrower the amount so received, with interest from the taxing authority with respect to such refund.

         SECTION 4.7. PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Facility Agent for the PRO RATA account of the Lenders entitled to receive such payment. All such payments required to be made to the Facility Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (other than when calculated with respect to the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by CLAUSE (c) of the definition of the term "INTEREST PERIOD" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.8. SHARING OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of SECTIONS 4.3, 4.4 and 4.5) or Letter of Credit in excess of its PRO RATA share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them and/or Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

                  (a) the amount of such selling Lender's required repayment to the purchasing Lender to
--

                  (b) the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to SECTION 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. SETOFF. Each Lender shall, upon the occurrence of any Default described in CLAUSES (a) through (d) of SECTION 8.1.9, or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of SECTION 4.8. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 4.10. REPLACEMENT OF LENDERS. Each Lender hereby severally agrees as set forth in this Section. If any Lender (a "SUBJECT LENDER") makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to SECTION 4.2, 4.3, 4.5 or 4.6, or gives notice pursuant to
SECTION 4.1 requiring a conversion of such Subject Lender's LIBO Rate Loans to Base Rate Loans or suspending such Lender's obligation to make Loans as, or to convert Loans into, LIBO Rate Loans, the Borrower may, within 90 days of receipt by the Borrower of such demand or notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation), as the case may be, give notice (a "REPLACEMENT NOTICE") in writing to the Agents and such Subject Lender of its intention to replace such Subject Lender with a financial institution (a "REPLACEMENT

LENDER") designated in such Replacement Notice. If the Agents shall, in the exercise of their reasonable discretion and within 30 days of their receipt of such Replacement Notice, notify the Borrower and such Subject Lender in writing that the designated financial institution is satisfactory to the Agents (such consent not being required where the Replacement Lender is already a Lender), then such Subject Lender shall, subject to the payment of any amounts due pursuant to SECTION 4.4, assign, in accordance with SECTION 10.11.1, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents (including, without limitation, Reimbursement Obligations) to such designated financial institution; PROVIDED, HOWEVER, that
(i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Subject Lender and such designated financial institution and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under SECTIONS 4.2, 4.3, 4.5 and 4.6), owing to such Subject Lender hereunder. Upon the effective date of an assignment described above, the Borrower shall issue a replacement Note or Notes, as the case may be, to such designated financial institution or Replacement Lender, as applicable, and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

         SECTION 4.11. USE OF PROCEEDS. The Borrower shall apply the proceeds of each Borrowing in accordance with SECTION 7.1.10; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

         SECTION 5.1. INITIAL CREDIT EXTENSION. The obligations of the Lenders and, if applicable, the Issuer to make the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this SECTION 5.1.

         SECTION 5.1.1. RESOLUTIONS, ETC. The Agents shall have received from each Obligor a certificate, dated the date of the initial Credit Extension, of its Secretary or Assistant Secretary as to (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

         SECTION 5.1.2. DELIVERY OF NOTES. The Agents shall have received, for the account of each Lender, its Notes duly executed and delivered by the Borrower.

         SECTION 5.1.3. TRANSACTION CONSUMMATED. The Agents shall have received evidence satisfactory to each of them that all actions necessary to consummate the Transaction shall have been taken or completed in accordance with law and the Transaction Documents, and the Transaction shall be consummated for an aggregate amount not to exceed $130,000,000 (including any amounts necessary to pay related reasonable fees and expenses, which shall not exceed $5,000,000).

         SECTION 5.1.4. PAYMENT OF OUTSTANDING INDEBTEDNESS, ETC. All Indebtedness identified in ITEM 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Credit Extension); and all Liens securing payment of any such Indebtedness have been released and the Agents shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

         SECTION 5.1.5. SUBSIDIARY GUARANTY. The Agents shall have received the Subsidiary Guaranty, dated the date hereof, duly executed by each U.S. Subsidiary of the Borrower in existence on the date of the initial Credit Extension (after giving effect to the Transaction).

         SECTION 5.1.6. CLOSING DATE CERTIFICATE. The Agents shall have received, with counterparts for each Lender, the Closing Date Certificate, substantially in the form of EXHIBIT G hereto, dated the date of the initial Credit Extension and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower made as of such date under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct in all material respects.

         SECTION 5.1.7. TRANSACTION DOCUMENTS, ETC. The Agents shall have received (with copies for each Lender that shall have expressly requested copies thereof) copies of fully executed copies of the Transaction Documents, certified to be true and complete copies thereof by an Authorized Officer of the Borrower. The Transactions Documents shall be in full force and effect and shall not have been modified or waived in any material respect, nor shall there have been any forbearance to exercise any material rights with respect to any of the terms or provisions relating to the conditions to the consummation of the Transaction as set forth in the Transaction Documents unless otherwise agreed to by the Required Lenders.

         SECTION 5.1.8. PLEDGE AGREEMENTS. The Agents shall have received executed counterparts of

                  (a) the Borrower Pledge Agreement, dated as of the date hereof, duly executed by an Authorized Officer of the Borrower, together with the certificates evidencing all of the issued and outstanding shares of Capital Stock of each Subsidiary of the Borrower (after giving effect to the Transaction) pledged pursuant to the Borrower Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank; and

                  (b) the Subsidiary Pledge Agreement, dated as of the date hereof, duly executed by an Authorized Officer of each Subsidiary of the Borrower (after giving effect to the Transaction) which in turn has any Subsidiary or Subsidiaries, together with the certificates evidencing all of the issued and outstanding shares of Capital Stock of each such indirect Subsidiary of such Person which shall be pledged pursuant to such Subsidiary Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank;

PROVIDED, HOWEVER, that the Borrower and its U.S. Subsidiaries shall only be required to pledge not in excess of 65% of the outstanding voting Capital Stock of any direct Non-U.S. Subsidiary. If any securities pledged pursuant to a Pledge Agreement are uncertificated securities, the Agents shall have received confirmation and evidence satisfactory to each of them that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or other appropriate steps have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Facility Agent in such securities pursuant to the terms of the applicable Pledge Agreement.

         SECTION 5.1.9. SECURITY AGREEMENTS. The Agents shall have received executed counterparts of the Borrower Security Agreement and the Subsidiary Security Agreement, each dated as of the date hereof, duly executed by the Borrower and each of its U.S. Subsidiaries (after giving effect to the Transaction) together with

                  (a) executed copies of properly completed Uniform Commercial Code financing statements (Form UCC-1), naming the Borrower and each such Subsidiary as the debtor and the Facility Agent as the secured party, or other similar instruments or documents, to be filed under the Uniform Commercial Code of all jurisdictions (other than those jurisdictions where (x) neither the Borrower nor such Subsidiary is qualified to do business as a foreign corporation, (y) no collateral described in the Security Agreement is located on the Closing Date and
         (z) the filing of such Form UCC-1 would result in material increased tax or similar liabilities to the Borrower or such Subsidiary) as may be necessary or, in the opinion of the Agents, desirable to perfect the security interest of the Facility Agent pursuant to the Security Agreements;

                  (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person

                           (i) in any collateral described in the Security
                  Agreements previously granted by any Person, and

                           (ii) securing any of the Indebtedness identified in
                  ITEM 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule,

         together with such other Uniform Commercial Code Form UCC-3 termination statements as the Agents may reasonably request from such Obligors; and

                  (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agents, dated a date reasonably near to the date of the initial Credit Extension, listing all effective financing statements which name the Borrower or such Subsidiary (under their present names and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to CLAUSE (A) above, together with copies of such financing statements (none of which (other than those described in CLAUSE (a), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in CLAUSE (a)) shall cover any collateral described in the Security Agreements).

         SECTION 5.1.10. FINANCIAL INFORMATION, ETC. The Agents shall have received, with counterparts for each Lender,

                  (a) (i) the audited consolidated income and cash flow statements and balance sheets of the Borrower and its Subsidiaries for each of the Fiscal Years ended December 31, 1994, December 31, 1995 and December 31, 1996; (ii) the audited consolidated income and cash flow statements and balance sheets of Symons and its Subsidiaries for each of the Fiscal Years ended August 31, 1994, August 31, 1995 and August 31, 1996; (iii) the unaudited consolidated income and cash flow statements and balance sheets of (x) the Borrower and its Subsidiaries for the first and second Fiscal Quarters of 1997 and (y) Symons and its Subsidiaries for the first, second and third Fiscal Quarters of 1997; and (iv) the most recently available unaudited consolidated monthly income and cash flow statements and balance sheets of (x) the Borrower and its Subsidiaries for each Fiscal Month ended since the end of the second Fiscal Quarter of 1997 and (y) Symons and its Subsidiaries for each Fiscal Month ended since the end of the third Fiscal Quarter of 1997;

                  (b) a PRO FORMA opening consolidated balance sheet of the Borrower and its Subsidiaries as of the Closing Date (the "PRO FORMA BALANCE SHEET"), certified by an Authorized Officer of the Borrower, giving effect to the consummation of the Transaction contemplated by this Agreement and reflecting the proposed legal and capital structure of the Borrower, which legal and capital structure shall be satisfactory in all respects to the Agents; and

                  (c) a Borrowing Base Certificate calculated as of August 22, 1997 (as to the Borrower) and August 31, 1997 (as to Symons).

         SECTION 5.1.11. SOLVENCY, ETC. The Agents shall have received a Solvency Certificate in substantially the form of EXHIBIT L, duly executed by an Authorized Officer of the Borrower, dated the date of the initial Credit Extension.

         SECTION 5.1.12. LITIGATION. There shall exist no pending or threatened material litigation, proceedings or investigations which (x) would contest the consummation of the Transaction or (y) could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.1.13. MATERIAL ADVERSE EFFECT. Since December 31, 1996, there shall not have been any event, circumstance or condition which could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.1.14. INSURANCE. The Agents shall have received satisfactory evidence of the existence of insurance in compliance with SECTION 7.1.4 (including all endorsements included therein), and the Facility Agent shall be named additional insured or loss payee, on behalf of the Lenders, in respect of all proceeds


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


payable in respect of such insurance, pursuant to documentation reasonably satisfactory to the Agents.

         SECTION 5.1.15. OPINIONS OF COUNSEL. The Agents shall have received opinions, dated the date of the initial Credit Extension and addressed to the Agents and all Lenders, from

                  (a) Cravath, Swaine & Moore, special counsel to the Obligors, substantially in the form of EXHIBIT M-1 hereto; and

                  (b) Thompson Hine & Flory LLP, local counsel to the Obligors, substantially in the form of EXHIBIT M-2 hereto.

         SECTION 5.1.16. CLOSING FEES, EXPENSES, ETC. The Agents and the Arrangers shall have received, each for its own respective account, or, in the case of the Facility Agent, for the account of each Lender, as the case may be, all fees, costs and expenses due and payable to the Agents, the Arrangers and the Lenders, including pursuant to SECTIONS 3.3 and 10.3, if then invoiced.

         SECTION 5.2. ALL CREDIT EXTENSIONS. The obligation of each Lender and, if applicable, the Issuer, to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this SECTION 5.2.

         SECTION 5.2.1. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in SECTION 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of any Credit Extension) the following statements shall be true and correct

                  (a) the representations and warranties set forth in ARTICLE VI (excluding, however, those contained in SECTION 6.7) and in each other Loan Document shall in each case be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

                  (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to SECTION 6.7

                           (i) no labor controversy, litigation, arbitration or
                  governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its


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


                  Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and

                           (ii) no development shall have occurred in any labor
                  controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to SECTION 6.7 which could reasonably be expected to have a Material Adverse Effect;

                  (c) the sum of the (A) aggregate outstanding principal amount of all Revolving Loans and (B) the aggregate amount of all Letter of Credit Outstandings does not exceed the lesser of (x) the then existing Revolving Loan Commitment Amount and (y) the then applicable Borrowing Base Amount; and

                  (d) no Default shall have then occurred and be continuing, and neither the Borrower, any other Obligor, nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree.

         SECTION 5.2.2. CREDIT EXTENSION REQUEST. The Agents shall have received a Borrowing Request or Issuance Request, as the case may be, for such Credit Extension. Each of the delivery of a Borrowing Request or an Issuance Request and the acceptance by the Borrower of the proceeds of the Borrowing or the issuance of the Letter of Credit, as applicable, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or the issuance of the Letter of Credit, as applicable, the statements made in SECTION 5.2.1 are true and correct.

         SECTION 5.2.3. SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Agents and their counsel; the Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as the Agents or their counsel may reasonably request.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES


         In order to induce the Lenders, the Issuer and the Agents to enter into this Agreement and to make Loans and issue (or participate in) Letters of Credit hereunder, the Borrower represents and warrants unto the Agents, the Issuer and each Lender as set forth in this ARTICLE VI.

         SECTION 6.1. ORGANIZATION, ETC. The Borrower and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 6.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and the Borrower's and each such other Obligor's participation in the consummation of the Transaction are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

                  (a) contravene the Borrower's or any such Obligor's Organic Documents;

                  (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or

                  (c) result in, or require the creation or imposition of, any Lien on any of any Obligor's properties (other than any Lien permitted under SECTION 7.2.3 or SECTION 7.3.3).

         SECTION 6.3. GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, or for the Borrower's and each such other Obligor's participation in the consummation of the Transaction, except as have been duly obtained or made and are in full force and effect. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. VALIDITY, ETC. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms.

         SECTION 6.5. FINANCIAL INFORMATION. The balance sheets of Symons, the Borrower and each of their respective Subsidiaries, and the related consolidated statements of income and cash flow of Symons, the Borrower and each of their respective Subsidiaries (other than the Pro Forma Balance Sheet), copies of which have been furnished to the Agents and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended (subject to normal audit adjustments and to variations disclosed in the notes to such financial statements).

         SECTION 6.6. NO MATERIAL ADVERSE EFFECT. Since December 31, 1996, there has been no event, circumstance or condition which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.7. LITIGATION, LABOR CONTROVERSIES, ETC. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, except as disclosed in
ITEM 6.7 ("Litigation") of the Disclosure Schedule.

         SECTION 6.8. SUBSIDIARIES. The Borrower has no Subsidiaries, except those Subsidiaries

                  (a) which are identified in ITEM 6.8 ("Existing Subsidiaries") of the Disclosure Schedule; or

                  (b) which are permitted to have been acquired in accordance with SECTION 7.2.5 or 7.2.9.

         SECTION 6.9. OWNERSHIP OF PROPERTIES. The Borrower and each of its Subsidiaries owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to SECTION 7.2.3.

         SECTION 6.10. TAXES. The Borrower and each of its Subsidiaries has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.11. PENSION AND WELFARE PLANS. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in ITEM 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 6.12. ENVIRONMENTAL WARRANTIES. Except as set forth in ITEM
6.12 ("Environmental Matters") of the Disclosure Schedule or as to such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in compliance with all Environmental Laws;

                  (b) there have been no past, and there are no pending or (to the best knowledge of the Borrower) threatened

                           (i) claims, complaints, notices or requests for
                  information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                           (ii) complaints, notices or inquiries to the Borrower
                  or any of its Subsidiaries regarding potential liability under any Environmental Law;

                  (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

                  (d) the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses;

                  (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

                  (g) neither Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                  (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower; and

                  (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

         SECTION 6.13. REGULATIONS G, U AND X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.14. ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agents, the Arrangers or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or with respect to the Transaction is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agents, the Arrangers or any Lender will be, taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agents and each such Lender, and such information is not, or shall not be, as the case may be, taken as a whole, incomplete by omitting to state any material fact necessary to make such information not misleading.

         SECTION 6.15. SOLVENCY. The Transaction (including the incurrence of the initial Credit Extension hereunder, the execution and delivery by the Subsidiary Guarantors of the Subsidiary Guaranty and the application of the proceeds of the Credit Extensions), will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. Section 101 ET SEQ., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Closing Date, after giving effect to the Transaction, the Borrower and each Subsidiary Guarantor is Solvent.


                                   ARTICLE VII

                                   COVENANTS


         SECTION 7.1. AFFIRMATIVE COVENANTS. The Borrower agrees with the Agents, the Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this SECTION 7.1.

         SECTION 7.1.1. FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. The Borrower will furnish, or will cause to be furnished, to each Lender and each Agent copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and a consolidated statement of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Officer of the Borrower;

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated and consolidating statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner reasonably acceptable to the Agents and the Required Lenders by an independent public accountant reasonably acceptable to the Agents and the Required Lenders, together with a report from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in SECTION 7.2.4 and
         SECTION 7.3.2 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

                  (c) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, a certificate, executed by an Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agents) compliance with the financial convenants set forth in SECTION 7.2.4 and SECTION 7.3.2;

                  (d) as soon as possible and in any event within three days after the occurrence of each Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (e) as soon as possible and in any event within three days after (x) the occurrence of any material adverse development with respect to any material litigation, action, proceeding, or labor controversy described in SECTION 6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in SECTION 6.7, notice thereof and copies of all documentation relating thereto;

                  (f) promptly after the sending or filing thereof, copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                  (g) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

                  (h) within 15 days after the end of each calendar month, a Borrowing Base Certificate that is calculated as of the last day of such calendar month;

                  (i) promptly when available and in any event within 120 days following the end of each Fiscal Year, a budget for the next Fiscal Year, prepared in reasonable detail by an Authorized Officer of the Borrower; and

                  (j) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Facility Agent may from time to time reasonably request.

          SECTION 7.1.2. COMPLIANCE WITH LAWS, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                  (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation in each jurisdiction in which such qualification is required; and

                  (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 7.1.3. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

         SECTION 7.1.4. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and with such provisions and endorsements as the Agents may reasonably request and will, upon request of the Agents, furnish to the Agents and each Lender a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

         SECTION 7.1.5. BOOKS AND RECORDS. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agents, the Issuer and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with the Agents, the Issuer and each Lender or their representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Issuer's, any Agent's or any Lender's exercise of its rights pursuant to this Section.

         SECTION 7.1.6. ENVIRONMENTAL COVENANT. The Borrower will, and will cause each of its Subsidiaries to,

                  (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                  (b) immediately notify the Agents and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws; and

                  (c) provide such information and certifications which the Agents may reasonably request from time to time to evidence compliance with this SECTION 7.1.6.

         SECTION 7.1.7. FUTURE SUBSIDIARIES. Upon any Person becoming, after the Closing Date, a Subsidiary of the Borrower, or upon the Borrower or any Subsidiary of the Borrower acquiring additional Capital Stock of any existing Subsidiary, the Borrower shall notify the Agents of such acquisition, and

                  (a) the Borrower shall promptly cause such Subsidiary to execute and deliver to the Agents, with counterparts for each Lender, a supplement to the Guaranty and a supplement to the Subsidiary Security Agreement (and, if such Subsidiary owns any real property with a fair market value in excess of $100,000, a Mortgage), together with acknowledgment copies of Uniform Commercial Code financing statements (Form UCC-1) executed and delivered by the Subsidiary naming the Subsidiary as the debtor and the Facility Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code and any other applicable recording statutes, in the case of real property, of all jurisdictions as may be necessary or, in the reasonable opinion of the Agents, desirable to perfect the security interest of the Facility Agent pursuant to the Subsidiary Security Agreement or a Mortgage, as the case may be; and

                  (b) the Borrower shall promptly deliver, or cause to be delivered, to the Facility Agent under a Pledge Agreement (or a supplement thereto) certificates (if any) representing all of the issued and outstanding shares of Capital Stock of such Subsidiary owned by the Borrower or any Subsidiary of the Borrower, as the case may be, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities, confirmation and evidence satisfactory to the Agents that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or other appropriate steps shall have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Facility Agent pursuant to the terms of a Pledge Agreement;

together, in each case, with such opinions, in form and substance and from counsel reasonably satisfactory to the Agents, as the Agents may reasonably require; PROVIDED, HOWEVER, that notwithstanding the foregoing, (x) no Non-U.S. Subsidiary shall be required to execute and deliver a Mortgage, a supplement to the Guaranty or a supplement to the Security Agreement, and (y) the Borrower or any U.S. Subsidiary of the Borrower shall only be required to deliver in pledge pursuant to a Pledge Agreement not in excess of 65% of the total combined voting power of all classes of Capital Stock of a direct Non-U.S. Subsidiary entitled to vote.

         (a) SECTION FUTURE LEASED PROPERTY AND FUTURE ACQUISITIONS OF REAL PROPERTY; FUTURE ACQUISITION OF OTHER PROPERTY. Prior to entering into any new lease of real property or renewing any existing lease of real property following the Closing Date, the Borrower shall, and shall cause each of its U.S. Subsidiaries to, use its best efforts (which shall not require the expenditure of cash or the making of any material concessions under the relevant lease) to deliver to the Facility Agent a Waiver executed by the lessor of any real property that is to be leased by the Borrower or such U.S. Subsidiary for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to the Facility Agent's, to the extent the value of any personal property of the Borrower or its U.S. Subsidiaries to be held at such leased property exceeds (or it is anticipated that the value of such personal property will, at any point in time during the term of such leasehold term, exceed) $100,000.

         (b) In the event that the Borrower or any of its U.S. Subsidiaries shall acquire any real property having a value as determined in good faith by the Facility Agent in excess of $100,000 in the aggregate, the Borrower or the applicable U.S. Subsidiary shall, promptly after such acquisition, execute a Mortgage and provide the Agents with

                  (i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Agents, desirable effectively to create a valid, perfected first priority Lien, subject to Liens permitted by SECTION 7.2.3 (or, in the event SECTION 7.2 is no longer applicable, SECTION 7.3.3), against the properties purported to be covered thereby;

                  (ii) mortgagee's title insurance policies in favor of the Facility Agent and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Agents, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as permitted under SECTION 7.2.3 (or, in the event SECTION 7.2 is no longer applicable, SECTION 7.3.3) or as approved by the Agents, and such policies shall also include a revolving credit endorsement and such other endorsements as the Agents shall request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

                  (iii) such other approvals, opinions, or documents (including without limitation a Waiver in form and substance satisfactory to the Agents executed by the mortgagor or lessor of the property purported to be covered by each such Mortgage) as the Agents may reasonably request.

         (c) In accordance with the terms and provisions of this Agreement and the other Loan Documents, provide the Agents with evidence of all recordings and filings as may be necessary or, in the reasonable opinion of the Agents, desirable to create a valid, perfected first priority Lien, subject to the Liens permitted by SECTION 7.2.3 (or, in the event SECTION 7.2 is no longer applicable, SECTION 7.3.3), against all property acquired after the Closing Date (excluding leases of real property).

         SECTION 7.1.9. HEDGING OBLIGATIONS. Within six months following the Closing Date, the Agents shall have received evidence satisfactory to it that the Borrower has entered into interest rate swap, cap, collar or similar arrangements designed to protect the Borrower against fluctuations in interest rates with respect to at least 50% of the aggregate principal amount of the Term Loans for a period of at least three years from the date the initial interest rate protection arrangement was obtained with terms reasonably satisfactory to the Borrower and the Agents.

         SECTION 7.1.10. USE OF PROCEEDS, ETC. The Borrower shall apply the proceeds of the Loans

                  (a) to make payment in full of the Borrower's obligations under the Purchase Agreement;

                  (b) to make payment in full, in connection with the Refinancing, concurrently with the initial Credit Extension hereunder, of all Indebtedness identified in ITEM 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

                  (c) for general corporate purposes and working capital purposes of the Borrower and its Subsidiaries; and

                  (d) to pay the reasonable transaction costs and expenses of the Transaction.

         SECTION 7.1.11. MORTGAGE. Within 30 days after the Closing Date, the Borrower shall deliver to the Agents counterparts of each Mortgage relating to each property listed on ITEM 7.1.11 ("Mortgaged Properties") of the Disclosure Schedule, duly executed by the Borrower or the applicable U.S. Subsidiary of the Borrower and the Facility Agent, together with

                  (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each such Mortgage as may be necessary or, in the reasonable opinion of the Agents, desirable effectively to create a valid, perfected first priority Lien against the properties purported to be covered thereby;

                  (b) mortgagee's title insurance policies in favor of the Facility Agent and the Lenders in amounts and in form and substance and issued by insurers reasonably satisfactory to the Agents, with respect to the property purported to be covered by each such Mortgage, insuring that title to such property is marketable and that the interests created by each such Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Agents, and such policies shall also include a revolving credit endorsement and such other endorsements as the Agents shall request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

                  (c) such other approvals, opinions, or documents (including without limitation a Waiver in form and substance satisfactory to the Agents executed by the mortgagor or lessor of the property purported to be covered by each such Mortgage) as the Agents may reasonably request.

         SECTION 7.1.12. PATENT AND TRADEMARK SECURITY AGREEMENTS. Within 30 days after the Closing Date, the Borrower shall deliver to the Agents counterparts of the Patent Security Agreement and the Trademark Security Agreement, each dated as of the date of such delivery, duly executed by the Borrower or the applicable U.S. Subsidiary of the Borrower, together with any other instrument or document (each in appropriate form for filing with the United States Patent and Trademark Office) required to acknowledge or register or perfect the Facility Agent's security interest in intellectual property collateral owned as of the Closing Date by the Borrower or such Subsidiary.

         SECTION 7.1.13. LOCAL COUNSEL OPINIONS. Within 30 days after the Closing Date, the Borrower shall cause to be delivered legal opinions, in form and substance and from counsel reasonably satisfactory to the Agents, as to the perfection of the Liens and security interests granted hereunder and under the Loan Documents in respect of the Obligations under the laws of the states of California, Texas, Illinois, Colorado, Florida, Massachusetts, Arizona, New York, Pennsylvania, Louisiana, Virginia, Wisconsin, Georgia, Maryland, Missouri, Kansas, Alabama and Washington. Such legal opinions shall also cover such other matters customarily related to the foregoing and as may be reasonably requested by the Agents.

         SECTION 7.1.14. ENVIRONMENTAL MATTERS. The Borrower shall, within 30 days after the Closing Date, deliver to the Agents all environmental reports and other information prepared by or on behalf of the Borrower concerning the facilities of the Borrower and its Subsidiaries, and the Agents shall be reasonably satisfied in all material respects with the results of such reports.

         SECTION 7.2. NEGATIVE COVENANTS APPLICABLE TO REVOLVING LOANS. The Borrower agrees with the Agents, the Issuer and each Revolving Lender that, until the Revolving Loan Commitment and the Letter of Credit Commitment have terminated and all Obligations with respect to Revolving Loans and Letters of Credit have been paid and performed in full, the Borrower will perform the obligations set forth in this SECTION 7.2.

         SECTION 7.2.1. BUSINESS ACTIVITIES. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except a Core Business.

         SECTION 7.2.2. INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                  (a) Indebtedness in respect of the Credit Extensions and other Obligations;

                  (b) until the date of the initial Credit Extension, Indebtedness identified in ITEM 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

                  (c) Indebtedness existing as of the Effective Date which is identified in ITEM 7.2.2(C) ("Ongoing Indebtedness") of the Disclosure Schedule;

                  (d) Hedging Obligations of the Borrower or any of its Subsidiaries in respect of the Loans;

                  (e) Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding which is incurred by the Borrower or any of its Subsidiaries to a vendor of any assets permitted to be acquired pursuant to SECTION 7.2.7 to finance its acquisition of such assets;

                  (f) unsecured Indebtedness incurred in the ordinary course of business (including unsecured Indebtedness of the type described in CLAUSE (d) of the definition of "Indebtedness" relating to accounts payable by the Borrower to its Subsidiaries or by any such Subsidiary to the Borrower or another such Subsidiary arising in the ordinary course of business and open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

                  (g) Indebtedness in respect of Capitalized Lease Liabilities to the extent permitted by SECTION 7.2.7;

                  (h) Indebtedness of the Borrower to any wholly-owned U.S. Subsidiary of the Borrower or Dayton Superior Canada

         Ltd., or Indebtedness of any wholly-owned U.S. Subsidiary of the Borrower or Dayton Superior Canada Ltd. to the Borrower or to any other wholly-owned U.S. Subsidiary of the Borrower, which intercompany Indebtedness (i) shall be evidenced by one or more promissory notes in form and substance satisfactory to the Agents which have been duly executed and delivered to (and indorsed to the order of) the Facility Agent in pledge pursuant to a Pledge Agreement, and (ii) shall not be forgiven or otherwise discharged for any consideration other than payment (Dollar for Dollar) in cash unless the Agents shall otherwise consent;

                  (i) Indebtedness in respect of the Seller Note; PROVIDED that the aggregate principal amount in respect of such Indebtedness at any time outstanding shall not exceed $5,000,000; and

                  (j) other unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate amount at any time outstanding not to exceed $5,000,000;

PROVIDED, HOWEVER, that no Indebtedness otherwise permitted by CLAUSES (e), (f),
(g), (h) or (j) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

         SECTION 7.2.3. LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations or any Hedging Obligations owed to any Lenders or any Affiliate of any Lender, granted pursuant to any Loan Document;

                  (b) Until the date of the initial Credit Extension, Liens securing payment of Indebtedness of the type permitted and described in CLAUSE (b) of SECTION 7.2.2;

                  (c) Liens granted prior to the Effective Date to secure payment of Indebtedness of the type permitted and described in CLAUSE
         (c) of SECTION 7.2.2;

                  (d) Liens granted to secure payment of Indebtedness of the type permitted and described in CLAUSE (e) of SECTION 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

                  (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (h) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                  (i) deposits to secure the performance of bids, trade contracts, leases (other than Capitalized Lease Liabilities), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

                  (j) zoning restrictions, easements, rights-of-way and restrictions on use of real property existing as of the Closing Date or incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries.

         SECTION 7.2.4. FINANCIAL COVENANTS.

         (a) LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:


                           Period                         Leverage Ratio
                           ------                         --------------

                  Closing Date through 9/30/98                4.25:1
                  10/1/98 through 9/30/99                     3.75:1
                  10/1/99 through 9/30/00                     3.25:1
                  10/1/00 through 9/30/01                     3.00:1
                  10/1/01 and thereafter                      2.75:1

         (b) FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter to be less than the ratio of 1.00:1.

         SECTION 7.2.5. INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                  (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

                  (b) Cash Equivalent Investments;

                  (c) without duplication, Investments permitted as Indebtedness pursuant to SECTION 7.2.2;

                  (d) without duplication, Investments permitted as Capital Expenditures pursuant to SECTION 7.2.7;

                  (e) in the ordinary course of business, Investments by the Borrower in any of the Borrower's Subsidiaries, or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital;

                  (f) Investments in the form of loans to officers, directors and employees of the Borrower and its Subsidiaries, if any, for the sole purpose of purchasing the Borrower's common stock (or purchases of such loans made by others) in an aggregate amount at any time outstanding not to exceed $1,000,000;

                  (g) Investments made by the Borrower or any of its Subsidiaries in Joint Ventures in an aggregate amount not to exceed $1,000,000 over the term of this Agreement; PROVIDED, that if Capital Stock is being acquired by the Borrower or any such Subsidiary in connection with such Investment, the Borrower or such Subsidiary shall cause such Capital Stock to be pledged to the Facility Agent for the benefit of the Lenders; or

                  (h) other Investments in an aggregate amount at any one time not to exceed $2,000,000;

PROVIDED, HOWEVER, that

                  (i) any Investment which when made complies with the requirements of the definition of the term "CASH EQUIVALENT INVESTMENT" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                  (j) no Investment otherwise permitted by CLAUSES (c), (e),
         (f), (g) or (h) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

         SECTION 7.2.6. RESTRICTED DISTRIBUTIONS, ETC. On and at all times after the Effective Date:

                  (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its Capital Stock or warrants to purchase its Capital Stock or splitups or reclassifications of its Capital Stock into additional or other shares of its Capital Stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower;

                  (b) the Borrower will not, and will not permit any of its Subsidiaries to

                           (i) make any payment or prepayment of principal of,
                  or make any payment of interest on, any Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Debt, or which would violate the subordination provisions of such Subordinated Debt; or

                           (ii) redeem, purchase or defease, any Subordinated
                  Debt (the foregoing prohibited acts referred to in CLAUSES (a) and (b) above are collectively referred to as "RESTRICTED DISTRIBUTIONS");

PROVIDED, HOWEVER, that notwithstanding the provisions of CLAUSE (a) above, the Borrower shall be permitted to make Restricted Distributions to directors, officers or employees of the Borrower or its Subsidiaries in an aggregate amount not to exceed $1,000,000 over the term of this Agreement for the sole purpose of purchasing shares of Capital Stock of the Borrower held by such Person (including in connection with the exercise of stock options held by such Person), so long as no Default shall have occurred and be continuing on the date such payment is declared or to be made, nor would a Default result from the making of such Restricted Distribution.

         SECTION 7.2.7. CAPITAL EXPENDITURES, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except Capital Expenditures which do not aggregate in excess of the sum of (x) the net cash proceeds received by the Borrower or its Subsidiaries from the sale of Rental Equipment during such Fiscal Year and (y) 4% of the total consolidated revenues of the Borrower and its Subsidiaries for the immediately preceding Fiscal Year; PROVIDED, HOWEVER, that to the extent the amount of Capital Expenditures permitted to be made in any Fiscal Year pursuant to this Section exceeds the aggregate amount of Capital Expenditures actually made during such Fiscal Year, up to 50% of such excess amount may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by the Borrower to the Agents in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year, and any such amount carried forward to a succeeding Fiscal Year shall to be deemed to be used prior to the Borrower and its Subsidiaries using the amount of Capital Expenditures permitted by this Section without giving effect to such carry-forward).

         SECTION 7.2.8. RENTAL OBLIGATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower and its Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) in an aggregate annual amount during any Fiscal Year equal to 3% of the total consolidated revenues of the Borrower and its Subsidiaries for the immediately preceding Fiscal Year; PROVIDED, HOWEVER, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

         SECTION 7.2.9. CONSOLIDATION, MERGER, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

                  (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower (so long as the Borrower is the surviving corporation in any such combination or merger) or any wholly-owned U.S.

         Subsidiary, and the assets or stock of any such Subsidiary may be purchased or otherwise acquired by the Borrower or any wholly-owned U.S. Subsidiary;

                  (b) the Borrower may sell, transfer, lease, contribute or convey assets to any wholly-owned U.S. Subsidiary; and

                  (c) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, if permitted (without duplication) by SECTION 7.2.7 to be made as a Capital Expenditure.

         SECTION 7.2.10. ASSET DISPOSITIONS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and Capital Stock of Subsidiaries) to any Person, unless

                  (a) such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by SECTION 7.2.9; or

                  (b) (i) such sale, transfer, lease or other disposition is for fair market value and the consideration consists of not less than 85% in cash, (ii) the Net Disposition Proceeds received for such assets, together with the Net Disposition Proceeds of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by the Borrower or any of its Subsidiaries pursuant to this clause since the Effective Date, does not exceed $10,000,000, and (iii) the Net Disposition Proceeds generated from such sale, transfer lease or other disposition are applied as Net Disposition Proceeds to prepay the Loans pursuant to the terms of CLAUSE (c) of SECTION 3.1.1 and SECTION 3.1.2.

         SECTION 7.2.11. MODIFICATION OF CERTAIN AGREEMENTS. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any Transaction Document, or any document or instrument evidencing or applicable to any Subordinated Debt, other than any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption.

         SECTION 7.2.12. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates (other than arrangements or contracts between the Borrower and a wholly-owned U.S. Subsidiary of the Borrower or between wholly-owned U.S. Subsidiaries of the Borrower) unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

         SECTION 7.2.13. NEGATIVE PLEDGES, RESTRICTIVE AGREEMENTS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by CLAUSE (b) or (c) of
SECTION 7.2.2 as in effect on the Effective Date or by CLAUSE (e) of SECTION
7.2.2 as to the assets financed with the proceeds of such Indebtedness) prohibiting

                    (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

                    (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower;

PROVIDED, HOWEVER, that Dayton Superior Canada Ltd. and Dur-O-Wall Limited may enter into local working capital financing facilities in Canada containing customary terms and conditions (including terms and conditions of the type described in CLAUSES (a) and (b) above), so long as such terms and conditions relate only to Dayton Superior Canada Ltd. and Dur-O-Wall Limited and their respective properties and assets located in Canada.

         SECTION 7.2.14. SALE AND LEASEBACK. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property having a fair market value of more than $3,000,000 in the aggregate at any time outstanding which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Subsidiaries.


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



         SECTION 7.3. NEGATIVE COVENANTS APPLICABLE TO TERM LOANS. The Borrower agrees with the Agents and each Term Lender that, until all Term Loan Commitments have terminated and all Obligations with respect to the Term Loans have been paid and performed in full, the Borrower will perform the obligations set forth in this SECTION 7.3.

         SECTION 7.3.1. BUSINESS ACTIVITIES. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except a Core Business.

         SECTION 7.3.2. INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable (collectively, "incur") in respect of any Indebtedness; PROVIDED, HOWEVER, that the Borrower or any of its Subsidiaries may incur Indebtedness if at the time of such incurrence and after giving PRO FORMA effect thereto the Pro Forma Interest Coverage Ratio for the most recently ended four full Fiscal Quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, calculated on a PRO FORMA basis as if such Indebtedness were incurred on the first day of such period, would be at least 2.25 to 1.00. Notwithstanding the foregoing limitations, the incurrence of the following shall be permitted:

                  (a) Indebtedness in respect of the Credit Extensions and other Obligations;

                  (b) until the date of the initial Credit Extension, Indebtedness identified in ITEM 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

                  (c) Indebtedness existing as of the Effective Date which is identified in ITEM 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

                  (d) Hedging Obligations of the Borrower or any of its Subsidiaries in respect of the Loans;

                  (e) Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding which is incurred by the Borrower or any of its Subsidiaries to a vendor of any assets permitted to be acquired pursuant to SECTION 7.2.7 (as in effect on the date hereof) to finance its acquisition of such assets;

                  (f) unsecured Indebtedness incurred in the ordinary course of business (including unsecured Indebtedness of the type described in CLAUSE (d) of the definition of "Indebtedness" relating to accounts payable by the Borrower to its Subsidiaries or by any such Subsidiary to the Borrower or another such Subsidiary arising in the ordinary course of business and open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

                  (g) Indebtedness of the Borrower to any wholly owned U.S. Subsidiary of the Borrower or Dayton Superior Canada Ltd., or Indebtedness of any wholly owned U.S. Subsidiary of the Borrower or Dayton Superior Canada Ltd. to the Borrower or to any other wholly owned U.S. Subsidiary of the Borrower, which intercompany Indebtedness
         (i) shall be evidenced by one or more promissory notes in form and substance satisfactory to the Agents which have been duly executed and delivered to (and indorsed to the order of) the Facility Agent in pledge pursuant to a Pledge Agreement, and (ii) shall not be forgiven or otherwise discharged for any consideration other than payment (Dollar for Dollar) in cash unless the Agents shall otherwise consent;

                  (h) Indebtedness in respect of the Seller Note; PROVIDED that the aggregate principal amount in respect of such Indebtedness at any time outstanding shall not exceed $5,000,000; and

                  (i) Indebtedness (other than that described in CLAUSES (a) through (d) and (f) through (h) above), in an aggregate amount at any time outstanding not to exceed $15,000,000.

         SECTION 7.3.3. LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations or any Hedging Obligations owed to any Lenders or any Affiliate of any Lender, granted pursuant to any Loan Document;

                  (b) Until the date of the initial Credit Extension, Liens securing payment of Indebtedness of the type permitted and described in CLAUSE (b) of SECTION 7.3.2;

                  (c) Liens granted prior to the Effective Date to secure payment of Indebtedness of the type permitted and described in CLAUSE
         (c) of SECTION 7.3.2;

                  (d) Liens granted to secure payment of Indebtedness of the type permitted and described in CLAUSE (e) of SECTION 7.3.2 and covering only those assets acquired with the proceeds of such Indebtedness;

                  (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (h) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                  (i) deposits to secure the performance of bids, trade contracts, leases (other than Capitalized Lease Liabilities), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

                  (j) zoning restrictions, easements, rights-of-way and restrictions on use of real property existing as of the Closing Date or incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries.

         SECTION 7.3.4. RESTRICTED PAYMENTS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, (i) make any Restricted Distribution (as defined on the date hereof) or (ii) make, incur, assume or suffer to exist any Investment in any other Person (other than any Investment of the type permitted and described in CLAUSES (a) through (h) of SECTION 7.2.5 or any Investment in any Person engaged solely in the conduct of one or more Core Businesses which, as a result of such Investment, becomes a wholly-owned Subsidiary of the Borrower); PROVIDED that the amount of Investments pursuant to CLAUSES (g) and (h) thereof shall be included in the calculation of Restricted Payments below

(all of the foregoing being called "RESTRICTED Payments"), UNLESS, (x) in the case of a dividend, such dividend is payable not more than 60 days after the date of declaration and (y) after giving effect to such proposed Restricted Payment, all the conditions set forth in CLAUSES (1) through (3) below are satisfied (A) at the date of declaration (in the case of any dividend), or (B) on the date of such other payment or distribution (in the case of any other Restricted Payment) (each such date being referred to as a "RESTRICTED PAYMENT COMPUTATION DATE"):

                  (1) no Default or Event of Default has occurred and is continuing or would result from the making of such Restricted Payment;

                  (2) at the Restricted Payment Computation Date for such Restricted Payment and after giving effect to such Restricted Payment on a PRO FORMA basis, the Borrower or such Subsidiary could incur $1.00 of additional Indebtedness pursuant to the first sentence of SECTION 7.3.2; and

                  (3) the aggregate amount of Restricted Payments declared, paid or distributed subsequent to the date hereof (including the proposed Restricted Payment) will not exceed the sum of (i) 50% of the cumulative Net Income of the Borrower for the period subsequent to September 30, 1997 to and including the last day of the Borrower's last fiscal quarter ending prior to the Restricted Payment Computation Date (each such period to constitute a "RESTRICTED PAYMENT COMPUTATION PERIOD") (or, if such aggregate cumulative Net Income is a loss, minus 100% of such loss of the Borrower during the Restricted Payment Computation Period), (ii) the aggregate Net Equity Proceeds of the issuance or sale or the exercise (other than to a Subsidiary or an employee stock ownership plan or other trust established by the Borrower or any of its Subsidiaries for the benefit of their employees) of the Borrower's Capital Stock (other than Redeemable Stock) subsequent to the Closing Date, (iii) the aggregate Net Equity Proceeds of the issuance or sale (other than to a Subsidiary) of any debt securities of the Borrower that have been converted into or exchanged for Capital Stock (other than Redeemable Stock) of the Borrower to the extent such debt securities were originally issued or sold for cash, plus the aggregate Net Equity Proceeds received by the Borrower at the time of such conversion or exchange, in each case subsequent to the Closing Date, and (iv) cash contributions to the Borrower's capital subsequent to the Closing Date.

If no Default or Event of Default has occurred and is continuing or would occur as a result thereof, the prohibitions set forth above in this SECTION 7.3.4 are subject to the following exceptions: (A) Investments in obligations representing a portion of the proceeds of any Disposition consummated in accordance with Section 7.3.5; PROVIDED, HOWEVER, that such Investments will be excluded in the calculation of the amount of Restricted Payments previously made for purposes of CLAUSE (3) above; (B) any purchase or redemption of Capital Stock or Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Borrower (other than Redeemable Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan); PROVIDED, HOWEVER, that (x) such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments previously made for purposes of CLAUSE (3) above and (y) the Net Equity Proceeds from such sale will be excluded for purposes of CLAUSE (3) above to the extent utilized for purposes of such purchase or redemption; (C) any purchase or redemption of Subordinated Debt of the Borrower made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Debt of the Borrower or any Subsidiary of the Borrower which is permitted to be issued pursuant to
SECTION 7.3.2; PROVIDED, HOWEVER, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments previously made for purposes of CLAUSE (3) above; (D) the purchase of shares of Capital Stock of the Borrower held by directors, officers or employees of the Borrower, or its subsidiaries in an aggregate amount not to exceed $1,000,000 over the term of this Agreement; PROVIDED, HOWEVER, that any such purchase will be excluded in the calculation of the amount of Restricted Payments previously made for purposes of CLAUSE (3) above.

         For purposes of this SECTION 7.3.4 (and SECTION 7.2.6), (a) the amount of any Restricted Payment declared, paid or distributed in property of the Borrower or any Restricted Subsidiary will be deemed to be the net book value of any such property that is intangible property and the fair market value (as determined by and set forth in a resolution of the Board of Directors) of any such property that is tangible property at the Restricted Payment Computation Date, in each case, after deducting related reserves for depreciation, depletion and amortization; (b) the amount of any Restricted Payment declared, paid or distributed in obligations of the Borrower or any Subsidiary of the Borrower will be deemed to be the principal amount of such obligations as of the date of the adoption of a resolution by the board of directors of the Borrower or such Subsidiary authorizing such Restricted Payment; and (c) a distribution to holders of the Borrower's Capital Stock of (i) shares of Capital Stock of any Subsidiary of the Borrower or (ii) other assets of the Borrower, without, in either case, the receipt of equivalent consideration therefor will be regarded as the equivalent of a cash dividend equal to the excess of the fair market value of the Capital Stock or other assets being so distributed at the time of such distribution over the consideration, if any, received therefor. Not later than the date of the making of any such Restricted Payment, the Borrower shall deliver to the Facility Agent a certificate of an Authorized Officer certifying that such Restricted Payment is permitted, attaching a copy of the applicable resolution of the Board of Directors pursuant to which the value of the Restricted Payment to be made was determined and setting forth the basis upon which the calculations required by this Section were computed.

         SECTION 7.3.5. CONSOLIDATION, MERGER, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

                  (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower (so long as the Borrower is the surviving corporation in any such combination or merger) or any wholly-owned U.S. Subsidiary, and the assets or stock of any such Subsidiary may be purchased or otherwise acquired by the Borrower or any wholly-owned U.S. Subsidiary;

                  (b) the Borrower may sell, transfer, lease, contribute or convey assets to any wholly-owned U.S. Subsidiary; and

                  (c) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, to the extent such assets are engaged in the conduct of a Core Business or such Person (in the case of a merger) becomes a wholly-owned Subsidiary of the Borrower engaged solely in the conduct of one or more Core Businesses to be made as an Investment.

         SECTION 7.3.6. ASSET DISPOSITIONS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and Capital Stock of Subsidiaries) to any Person, unless

                  (a) such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by SECTION 7.3.5; or

                  (b) (i) such sale, transfer, lease or other disposition is for fair market value and the consideration consists of not less than 85% in cash, (ii) the Net Disposition

         Proceeds received for such assets, together with the Net Disposition Proceeds of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by the Borrower or any of its Subsidiaries pursuant to this clause since the Effective Date, does not exceed $25,000,000, and (iii) the Net Disposition Proceeds generated from such sale, transfer lease or other disposition are applied as Net Disposition Proceeds to prepay the Loans pursuant to the terms of CLAUSE (c) of SECTION 3.1.1 and SECTION 3.1.2.

         SECTION 7.3.7. MODIFICATION OF CERTAIN AGREEMENTS. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any Transaction Document, or any document or instrument evidencing or applicable to any Subordinated Debt, other than any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption.

         SECTION 7.3.8. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates (other than arrangements or contracts between the Borrower and a wholly-owned U.S. Subsidiary of the Borrower or between wholly-owned U.S. Subsidiaries of the Borrower) unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

         SECTION 7.3.9. NEGATIVE PLEDGES, RESTRICTIVE AGREEMENTS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by CLAUSE (b) or (c) of
SECTION 7.3.2 as in effect on the Effective Date or by CLAUSE (e) of SECTION
7.3.2 as to the assets financed with the proceeds of such Indebtedness) prohibiting

                  (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

                  (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower;

PROVIDED, HOWEVER, that Dayton Superior Canada Ltd. and Dur-O-Wall Limited may enter into local working capital financing facilities in Canada containing customary terms and conditions (including terms and conditions of the type described in CLAUSES (a) and (b) above), so long as such terms and conditions relate only to Dayton Superior Canada Ltd. and Dur-O-Wall Limited and their respective properties and assets located in Canada.

         SECTION 7.3.10. SALE AND LEASEBACK. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property having a fair market value of more than $3,000,000 in the aggregate at any time outstanding which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Subsidiaries.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT


         SECTION 8.1. LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this SECTION 8.1 shall constitute an "EVENT OF DEFAULT".

         SECTION 8.1.1. NON-PAYMENT OF OBLIGATIONS. The Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, the Borrower shall default in the payment when due of any Reimbursement Obligation, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any fee or of any other Obligation.

         SECTION 8.1.2. BREACH OF WARRANTY. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Agents or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to ARTICLE V) is or shall be incorrect when made in any material respect.

         SECTION 8.1.3 NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. (a) With respect to the Revolving Loans and the Revolving Loan Commitments, the Borrower shall default in the due


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performance and observance of any of its obligations under SECTION 7.1.10 or
SECTION 7.2.

         (b) With respect to the Term Loans and the Term Loan Commitments, the Borrower shall (i) default in the due performance and observance of any of its obligations under SECTION 7.1.10 or SECTION 7.3 or (ii) default in the due performance and observance of any of its obligations under SECTION 7.2 and such default shall continue unremedied for a period of 30 days.

         SECTION 8.1.4. NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. The Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied (x) for a period of 30 days after notice thereof shall have been given to the Borrower by any Revolving Lender or (y) for a period of 60 days after notice thereof shall have been given to the Borrower by any Term Lender.

         SECTION 8.1.5. DEFAULT ON OTHER INDEBTEDNESS. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in SECTION 8.1.1) of the Borrower or any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $1,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

         SECTION 8.1.6. JUDGMENTS. Any judgment or order for the payment of money in excess of (x) $1,000,000 (in the case of the Revolving Loans and the Revolving Loan Commitments) or (y) $2,000,000 (in the case of the Term Loans and the Term Loan Commitments) shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and either

                  (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                  (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 8.1.7. PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan



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                  (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of (x) $1,000,000 (in the case of the Revolving Loans and the Revolving Loan Commitments) or (y) $2,000,000 (in the case of the Term Loans and the Term Loan Commitments); or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

         SECTION 8.1.8. CONTROL OF THE BORROWER. With respect to the Revolving Loans and the Revolving Loan Commitments, any Change in Control shall occur.

         SECTION 8.1.9. BANKRUPTCY, INSOLVENCY, ETC. The Borrower or any of its Subsidiaries or any other Obligor shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Facility Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary or such other Obligor, such case or proceeding shall be consented to or

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         acquiesced in by the Borrower or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Facility Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10. IMPAIRMENT OF SECURITY, ETC. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

         SECTION 8.2. ACTION IF BANKRUPTCY. If any Event of Default described in CLAUSES (a) through (d) of SECTION 8.1.9 shall occur with respect to the Borrower or any Subsidiary or any other Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 8.3. ACTION IF OTHER EVENT OF DEFAULT.

                    (a) If any Event of Default with respect to the Revolving Loans and the Revolving Loan Commitments (other than any Event of Default described in CLAUSES (a) through (d) of SECTION 8.1.9 with respect to the Borrower or any Subsidiary or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Facility Agent, upon the direction of the Required Revolving Lenders shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Revolving Loans and other Obligations relating to the Revolving Loans and the Revolving Loan Commitments to be due and payable and/or the Revolving Loan Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, such Commitments shall terminate.


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                    (b) If any Event of Default with respect to the Term Loans and the Term Loan Commitments (other than any Event of Default described in CLAUSES (a) through (d) of SECTION 8.1.9 with respect to the Borrower or any Subsidiary or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Facility Agent, upon the direction of the Required Term Lenders shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Term Loans and other Obligations relating to the Term Loans and the Term Loan Commitments to be due and payable and/or the Term Loan Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or as the case may be, such Commitments shall terminate.

         SECTION 8.4. CONSTRUCTION. Unless otherwise expressly specified, an Event of Default shall relate to the Revolving Loans and Revolving Loan Commitments as well as the Term Loans and the Term Loan Commitments.


                                   ARTICLE IX

                                   THE AGENTS

         SECTION 9.1. ACTIONS. Each Lender hereby appoints DLJ as its Syndication Agent, Bank of America as its Documentation Agent, BTCo. as its Administrative Agent and Bank One as its Facility Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, PRO RATA according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, any of the Agents in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which any Agent is not reimbursed by the Borrower; PROVIDED, HOWEVER, that no Lender shall be liable for the payment of any portion of such liabilities, obligations,



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losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or wilful misconduct. The Agents shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless they are indemnified hereunder to their satisfaction. If any indemnity in favor of any Agent shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 9.2. FUNDING RELIANCE, ETC. Unless the Facility Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing or disbursement with respect to a Letter of Credit pursuant to SECTION 2.6.2 that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Facility Agent may assume that such Lender has made such amount available to the Facility Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Facility Agent, such Lender and the Borrower severally agree to repay the Facility Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Facility Agent made such amount available to the Borrower to the date such amount is repaid to the Facility Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

         SECTION 9.3. EXCULPATION. None of the Agents nor any of their directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent shall not obligate it to make any further inquiry or to take any action. The Agents shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agents believe to be genuine and to have been presented by a proper Person.


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         SECTION 9.4. SUCCESSOR. The Syndication Agent may resign upon one
Business Day's notice to the Borrower and the Facility Agent. The Documentation Agent may resign upon one Business Day's notice to the Borrower and the Facility Agent. The Facility Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Facility Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Facility Agent which shall thereupon become the Facility Agent hereunder. If no successor Facility Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Facility Agent's giving notice of resignation, then the retiring Facility Agent may, on behalf of the Lenders, appoint a successor Facility Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Facility Agent hereunder by a successor Facility Agent, such successor Facility Agent shall be entitled to receive from the retiring Facility Agent such documents of transfer and assignment as such successor Facility Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Facility Agent, and the retiring Facility Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Facility Agent's resignation hereunder as the Facility Agent, the provisions of

                  (a) this ARTICLE IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Facility Agent under this Agreement; and

                  (b) SECTION 10.3 and SECTION 10.4 shall continue to inure to its benefit.

         SECTION 9.5. LOANS OR LETTERS OF CREDIT ISSUED BY BANK ONE. Bank One shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, (y) the Notes held by it or any of its Affiliates, and
(z) its participating interests in the Letters of Credit as any other Lender and may exercise the same as if it were not the Facility Agent. Bank One and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if Bank One were not the Facility Agent hereunder.

         SECTION 9.6. CREDIT DECISIONS. Each Lender acknowledges that it has, independently of the Agents, the Arrangers and each other Lender, and based on such Lender's review of the financial information of Symons, the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agents, the Arrangers and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 9.7. COPIES, ETC. The Facility Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Facility Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Facility Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Facility Agent from the Borrower for distribution to the Lenders by the Facility Agent in accordance with the terms of this Agreement.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS


         SECTION 10.1. WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and, except for the provisions described in CLAUSE
(b), (d), (e), (h)(iii), (i), (j) or (k)(ii) below (the amendment, modification or waiver of which provisions shall be consented to by the Lenders and/or holders of Notes described in such clauses), the Required Lenders; PROVIDED, HOWEVER, that no such amendment, modification or waiver which would:

                  (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                  (b) modify any requirement hereunder that any particular action taken by the Required Revolving Lenders or the Required Term Lenders shall be effective unless consented to by each Revolving Lender or each Term Lender, respectively;

                  (c) modify this SECTION 10.1, change the definition of "REQUIRED LENDERS", release any Guarantor from its obligations under the Guaranty or release all or substantially all of the collateral security (except as otherwise specifically provided in any Loan Document) shall be made without the consent of each Lender and each holder of a Note;

                  (d) change the definition of "REQUIRED REVOLVING LENDERS", increase any Revolving Loan Commitment or Letter of Credit Commitment or the Percentage of any Revolving Lender, reduce any fees described in
         Article III or extend the Revolving Loan Commitment Termination Date shall be made without the consent of each Revolving Lender and each holder of a Note evidencing a Revolving Loan;

                  (e) change the definition of "REQUIRED TERM LENDERS", increase any Term Loan Commitment or the Percentage of any Term Lender or extend the Term Loan Commitment Termination Date shall be made without the consent of each Term Lender and each holder of a Note evidencing a Term Loan;

                  (f) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on or premium or fees payable in respect of any Loan or any Reimbursement Obligations shall be made without the consent of the holder of that Note evidencing such Loan or, in the case of a Reimbursement Obligation, the Issuer owed, and those Lenders participating in, such Reimbursement Obligation;

                  (g) affect adversely the interests, rights or obligations of any Agent, Issuer or Arranger (in its capacity as Agent, Issuer or Arranger), unless consented to by such Agent, Issuer or Arranger, as the case may be;

                  (h) (i) without the consent of the Required Lenders, change the definition of "BORROWING Base AMOUNT", "ELIGIBLE ACCOUNT" or "NET ASSET VALUE" (in each case if the effect of such change would be to require a Lender to make or participate in a Credit Extension in an amount that is greater than such Lender would have had to make or participate in immediately prior to such change), (ii) without the consent of the Required Lenders, amend, modify or waive SECTION 3.1.1(b) or (iii) without the consent of the Required Revolving Lenders, have the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Revolving Loan or the issuance of a Letter of Credit;

                  (i) modify any provision of SECTION 2.1.2, 2.1.3, 2.1.5, 2.6 or 7.2 or have the effect of waiving any Default or Event of Default with respect to the Revolving Loans and the Revolving Loan Commitments shall be made without the consent of the Required Revolving Lenders;

                  (j) modify any provision of SECTION 7.3 or have the effect of waiving any Default or Event of Default with respect to the Term Loans and the Term Loan Commitments shall be made without the consent of the Required Term Lenders; or

                  (k) without limiting the effect of any of the preceding clauses, (i) amend, modify or waive the provisions of CLAUSE (a)(i) of
         SECTION 3.1.1 or CLAUSE (b) of SECTION 3.1.2 or effect any amendment, modification or waiver that by its terms adversely affects in any material respect the rights of Lenders participating in any Tranche differently from those of Lenders participating in other Tranches, without the consent of the holders of the Notes evidencing at least 51% of the aggregate amount of Loans outstanding under the Tranche or Tranches affected by such modification, or (ii) in the case of a modification affecting the Revolving Loan Commitment Amount, the Required Revolving Lenders.


No failure or delay on the part of any Agent, the Issuer, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, the Issuer, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10.2. NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth on SCHEDULE II hereto or, in the case of a Lender that becomes a party hereto after the date hereof, as set forth in the Lender Assignment Agreement pursuant to which such Lender becomes a Lender hereunder or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

         SECTION 10.3. PAYMENT OF COSTS AND EXPENSES. The Borrower agrees to pay on demand all expenses of each of the Agents and the Arrangers (including the reasonable fees and out-of-pocket

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expenses of counsel to the Agents and of local counsel, if any, who may be retained by counsel to the Agents) in connection with

                  (a) the syndication by the Syndication Agent and the Arrangers of the Loans, the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

                  (b) the filing, recording, refiling or rerecording of each Mortgage, each Pledge Agreement and each Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of such Mortgage, Pledge Agreement or Security Agreement; and

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agents, the Issuer and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, the issuance of the Notes, the issuance of the Letters of Credit, or any other Loan Documents. The Borrower also agrees to reimburse the Agents, the Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by such Agent, the Issuer or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and
(y) the enforcement of any Obligations.

         SECTION 10.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds each Agent, the Issuer, each Arranger and each Lender and each of their respective officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or the use of any Letter of Credit;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to ARTICLE V not to make any Credit Extension);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. Each Obligor and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, any Agent, any Arranger or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or wilful misconduct of any Indemnified Party. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, such Obligor's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of such Obligor, to the extent permitted under applicable law, with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 10.5. SURVIVAL. The obligations of the Borrower under SECTIONS 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under SECTIONS 4.8 and 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 10.6. SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7. HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 10.8. EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agents and notice thereof shall have been given by the Facility Agent to the Borrower and each Lender.

         SECTION 10.9. GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 10.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that:

                  (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of each of the Agents and all Lenders; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to SECTION 10.11.

         SECTION 10.11. SALE AND TRANSFER OF LOANS AND NOTES; PARTICIPATIONS IN LOANS AND NOTES. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this SECTION 10.11.

         SECTION 10.11.1. ASSIGNMENTS. Any Lender,

                  (a) with the written consents of the Borrower and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the Issuer (which consents shall not be unreasonably delayed or withheld) may at any time assign and delegate to one or more commercial banks, funds which are regularly engaged in making, purchasing or investing in loans or securities or other financial institutions, and

                  (b) with notice to the Borrower, the Facility Agent and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the Issuer, but without the consent of the Borrower, the Facility Agent or the Issuer, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "ASSIGNEE LENDER"), all or any fraction of such Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitments) in a minimum aggregate amount equal to the lesser of (x) $2,500,000 and (y) the then remaining amount of such assigning Lender's Revolving Loan Commitment or Term Loans; PROVIDED, HOWEVER, that any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of SECTION 4.6 and FURTHER, PROVIDED, HOWEVER, that, the Borrower, each other Obligor and the Facility Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                           (i) written notice of such assignment and delegation,
                  together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Facility Agent by such Lender and such Assignee Lender,

                           (ii) such Assignee Lender shall have executed and
                  delivered to the Borrower and the Facility Agent a

                  Lender Assignment Agreement, accepted by the Facility Agent, and

                           (iii) the processing fees described below shall have
                  been paid.

From and after the date that the Facility Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Facility Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Facility Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender (excluding any Agent) must also pay a processing fee to the Facility Agent upon delivery of any Lender Assignment Agreement in the amount of $1,500. Any attempted assignment and delegation not made in accordance with this SECTION 10.11.1 shall be null and void.

         SECTION 10.11.2. PARTICIPATIONS. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "PARTICIPANT") participating interests in any of the Loans, Commitments, participations in Letters of Credit and Letter of Credit Outstandings or other interests of such Lender hereunder; PROVIDED, HOWEVER, that

                    (a) no participation contemplated in this SECTION 10.11 shall relieve such Lender from its

         Commitments or its other obligations hereunder or under any other Loan Document,

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

                  (c) the Borrower and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

                  (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in CLAUSE (b) or (c) of
         SECTION 10.1, and

                  (e) the Borrower shall not be required to pay any amount under SECTIONS 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that, subject to CLAUSE (e) above, each Participant, for purposes of SECTIONS 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a Lender.

         SECTION 10.12. OTHER TRANSACTIONS. Nothing contained herein shall preclude any Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 10.13. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE FACILITY AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND

IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

            SECTION 10.14. WAIVER OF JURY TRIAL. THE AGENTS, THE ISSUER, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE ISSUER, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE ISSUER AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         SECTION 10.15. CONFIDENTIALITY. The Agents, the Issuer, the Arrangers and the Lenders shall hold all non-public information obtained pursuant to or in connection with this Agreement or obtained by them based on a review of the books and records of the Borrower or any of its Subsidiaries in accordance with their customary procedures for handling confidential information of this nature, but may make disclosure to any of their examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any potential BONA FIDE transferee, participant or assignee, or in connection with the exercise of remedies under a Loan Document, or as requested by any governmental agency or representative thereof or pursuant to legal process; PROVIDED, HOWEVER, that

                  (a) unless specifically prohibited by applicable law or court order, each Agent, each Arranger and each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Agent, the Issuer, Arranger and Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

                  (b) prior to any such disclosure pursuant to this SECTION 10.15, each Agent, the Issuer, each Arranger and each Lender shall require any such BONA FIDE transferee, participant and assignee receiving a disclosure of non-public information to agree in writing.

                           (i) to be bound by this SECTION 10.15; and

                           (ii) to require such Person to require any other
                  Person to whom such Person discloses such non-public information to be similarly bound by this SECTION 10.15; and

                  (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary.



                     [Rest of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.



                                  DAYTON SUPERIOR CORPORATION


                                  By /s/ ALAN F. McILROY
                                    -----------------------------------------
                                    Title:  Vice President and Chief Financial
                                            Officer

                                  DLJ CAPITAL FUNDING, INC.,
                                  as Syndication Agent and as a Lender


                                   By /s/ HAROLD PHILIPS
                                     ---------------------------------
                                     Title: Managing Director

                                   BANKERS TRUST COMPANY, as Administrative
                                   Agent and as a Lender



                                   By /s/ PATRICIA HOGAN
                                     ---------------------------------
                                     Title: Vice President

                                   BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                   ASSOCIATION, as Documentation Agent and as a Lender



                                   By /s/ CHARLES GONZALEZ
                                     ---------------------------------
                                     Title: Vice President

                                   BANK ONE, N.A., as Facility Agent and as a
                                   Lender



                                   By /s/ Paul Harris
                                     ---------------------------------
                                     Title: Vice President

                                   NATIONAL CITY BANK OF DAYTON, as a Lender



                                   By /s/ DANIEL B. ERLANDSON, JR.
                                     ---------------------------------
                                     Title: Vice President

                                                                   EXHIBIT A

                                 REVOLVING NOTE

$                                                           September 29, 1997
 -----------

    FOR VALUE RECEIVED, the undersigned, DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "BORROWER"), promises to pay to the order of ____________________ (the "LENDER") on September 29, 2002 the principal sum of
_________________ DOLLARS ($ ________) or, if less, the aggregate unpaid principal amount of all Revolving Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of September 29, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among the Borrower, the various financial institutions as are or may become parties thereto (collectively, the "LENDERS"), DLJ CAPITAL FUNDING, INC., as Syndication Agent for the Lenders, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent for the Lenders, BANKERS TRUST COMPANY, as Administrative Agent for the Lenders and BANK ONE, N.A., as Facility Agent for the Lenders (including the Lender).

    The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

    Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Facility Agent pursuant to the Credit Agreement.

    This Note is one of the Revolving Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

    All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

    THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                                  DAYTON SUPERIOR CORPORATION

                                                  By
                                                    ---------------------------
                                                  Title:

                     REVOLVING LOANS AND PRINCIPAL PAYMENTS

--------------------------------------------------------------------------------
                       Interest
                       Period
                       (If Ap-
                       plic-
Date                   able)                                         Notation
                                                                      Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Interest
                       Period
                       (If Ap-
                       plic-
Date                   able)                                         Notation
                                                                      Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------







                                  Interest
                                   Period
            Amount of             (If Ap-      Amount of         Unpaid
            Revolving Loan         plic-       Principal        Principal
 DATE       Loan Made              ABLE)       Repaid            Balance         TOTAL       Notation
 --------  ----------------    -------------  --------------   --------------  ----------   ------------
              Base                 LIBO          Base             LIBO              Base        LIBO
              RATE                 RATE          RATE             RATE              RATE        RATE

 --------  ----------------    -------------  --------------   --------------  ----------   ------------

 --------  ----------------    -------------  --------------   --------------  ----------   ------------

 --------  ----------------    -------------  --------------   --------------  ----------   ------------

 --------  ----------------    -------------  --------------   --------------  ----------   ------------

 --------  ----------------    -------------  --------------   --------------  ----------   ------------

 --------  ----------------    -------------  --------------   --------------  ----------   ------------

 --------  ----------------    -------------  --------------   --------------  ----------   ------------

                                                                       EXHIBIT B

                                    TERM NOTE

$                                                           September 29, 1997
 -------------

    FOR VALUE RECEIVED, the undersigned, DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "BORROWER"), promises to pay to the order of (the "LENDER") the principal sum of DOLLARS ($ ) or, if less, the aggregate unpaid principal amount of all Term Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of September 29, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among the Borrower, the various financial institutions as are or may become parties thereto (collectively, the "LENDERS"), DLJ CAPITAL FUNDING, INC., as Syndication Agent for the Lenders, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent for the Lenders, BANKERS TRUST COMPANY, as Administrative Agent for the Lenders and BANK ONE, N.A., as Facility Agent for the Lenders (including the Lender), payable in installments as set forth in the Credit Agreement, with a final installment (in the amount necessary to pay in full this Note) due and payable on September 29, 2002.

    The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

    Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Facility Agent pursuant to the Credit Agreement.

    This Note is one of the Term Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness maybe declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

    All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                                DAYTON SUPERIOR CORPORATION

                                                By

                                                  --------------------------
                                                  Title:

                       TERM A LOANS AND PRINCIPAL PAYMENTS

                                  Interest
                                   Period
            Amount of             (If Ap-      Amount of         Unpaid
            Revolving Loan         plic-       Principal        Principal
 Date       Loan Made              Able)       Repaid            Balance         Total       Notation
 --------  ----------------    -------------  --------------   --------------  ----------   ------------
              Base                 LIBO          Base             LIBO              Base        LIBO
              RATE                 RATE          RATE             RATE              RATE        RATE

 --------  ----------------    -------------  --------------   --------------  ----------   ------------

 --------  ----------------    -------------  --------------   --------------  ----------   ------------

 --------  ----------------    -------------  --------------   --------------  ----------   ------------

 --------  ----------------    -------------  --------------   --------------  ----------   ------------

 --------  ----------------    -------------  --------------   --------------  ----------   ------------

 --------  ----------------    -------------  --------------   --------------  ----------   ------------

 --------  ----------------    -------------  --------------   --------------  ----------   ------------

                                                                       EXHIBIT C

                                BORROWING REQUEST

BANK ONE, N.A.
40 N. Main Street
Dayton, Ohio 45423

Attention:  [Name]
            [Title]

                           DAYTON SUPERIOR CORPORATION
                           ---------------------------

Gentlemen and Ladies:

    This Borrowing Request is delivered to you pursuant to Section 2.3 of the Credit Agreement, dated as of September 29, 1997 (together with all amendments, if any, from time to time made thereto, the "CREDIT AGREEMENT"), among Dayton Superior Corporation, an Ohio corporation (the "BORROWER"), the various financial institutions as are or may become parties thereto (collectively, the "LENDERS"), DLJ Capital Funding, Inc., as syndication agent for the Lenders, Bank of America National Trust and Savings Association, as documentation agent for the Lenders, BANKERS TRUST COMPANY, as Administrative Agent for the Lenders and Bank One, N.A., as facility agent (the "FACILITY AGENT") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

    The Borrower hereby requests that a [Revolving Loan] [Term Loan] be made in the aggregate principal amount of $__________ on __________, ____ as a [LIBO Rate Loan having an Interest Period of ______ months] [Base Rate Loan].

    The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 are true and correct in all material respects.

    The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Facility Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Facility Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

    Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

                        Person to be Paid
Amount to be        -----------------------           Name, Address, etc.
Transferred         Name         Account No.          of Transferee Lender
------------        ----         -----------          --------------------
$
 ----------         ----------   -----------          --------------------
                                                      --------------------
                                  Attention:
                                                      --------------------
$
 ----------         ----------   -----------          --------------------
                                                      --------------------
                                  Attention:
                                                      --------------------

Balance of          The Borrower -----------          --------------------
such proceeds                                         --------------------

                                  Attention:
                                                      --------------------

    The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this day of ________________, _____.


                                               DAYTON SUPERIOR CORPORATION

                                                         By
                                                           --------------------
                                                         Title:

                                                                       EXHIBIT D


                                ISSUANCE REQUEST

BANK ONE, N.A.
  acting as facility agent (the "Facility Agent") for the Lenders (defined below)
40 N. Main Street
Dayton, Ohio 45423

Attention:

           Re: Credit Agreement, dated as of September 29, 1997 (together with all amendments, if any, thereafter from time to time made thereto, the "CREDIT AGREEMENT"), among Dayton Superior Corporation (the "BORROWER"), various financial institutions as are or may become parties thereto (collectively, the "LENDERS"), DLJ Capital Funding, Inc., as Syndication Agent for the Lenders, Bank of America National Trust and Savings Association, as Documentation Agent for the Lenders, Bankers Trust Company, as Administrative Agent for the Lenders and Bank One, N.A., as Facility Agent for the Lenders

Gentlemen/Ladies:

    This Issuance Request is delivered to you pursuant to Section 2.6 of the Credit Agreement. Unless otherwise defined herein, terms used herein have the meanings assigned to them in the Credit Agreement.

    The Borrower hereby requests that on _________, ____ (the "DATE OF ISSUANCE") _______________ (the "ISSUER")[issue a Letter of Credit on ______________, ____ in the initial Stated Amount of $_______________ with a
Stated Expiry Date (as defined therein) of ______________, ____] [extend the Stated Expiry Date (as defined under Irrevocable Standby Letter of Credit No.__, issued on __________________________, _____, in the initial Stated Amount of $______________) to a revised Stated Expiry Date (as defined therein) of _________________, ____].(1)






--------------------
(1) Insert as appropriate

    The beneficiary of the requested Letter of Credit will be ______________,(1) and such Letter of Credit will be in support of__________________________.(2)

    The Borrower hereby acknowledges that, pursuant to Section 5.2.1 of the Credit Agreement, each of the delivery of this Issuance Request and the [issuance][extension] of the Letter of Credit requested hereby constitutes a representation and warranty by the Borrower that, on such date of [issuance] [extension] all statements set forth in Section 5.2.1 are true and correct in all material respects.

    The Borrower agrees that if, prior to the time of the [issuance] [extension](1) of the Letter of Credit requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Facility Agent. Except to the extent, if any, that prior to the time of the issuance or extension requested hereby the Facility Agent and the Issuer shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such issuance or extension.


-------------------------------
(1) Insert name and address of beneficiary

(2) Insert description of supported Indebtedness or other obligations and name of agreement to which it relates.

(3) Complete as appropriate.

    IN WITNESS WHEREOF, the Borrower has caused this request to be executed and delivered by its Authorized Officer this ___ day of ____________, ____.



                                                    DAYTON SUPERIOR CORPORATION

                                                    By
                                                      -------------------------
                                                      Title:

                                                                       EXHIBIT E


                         CONTINUATION/CONVERSION NOTICE

BANK ONE, N.A.
40 N. Main Street
Dayton, Ohio 45423

Attention:  [Name]
            [Title]

                           DAYTON SUPERIOR CORPORATION
                           ---------------------------

Gentlemen and Ladies:

    This Continuation/Conversion Notice is delivered to you pursuant to Section
2.4 of the Credit Agreement, dated as of September 29, 1997 (together with all amendments, if any, from time to time made thereto, the "CREDIT AGREEMENT"), among Dayton Superior Corporation, an Ohio corporation (the "BORROWER"), the various financial institutions as are or may become parties thereto (collectively, the "LENDERS"), DLJ Capital Funding, Inc., as syndication agent for the Lenders, Bank of America National Trust and Savings Association, as documentation agent for the Lenders, Bankers Trust Company, as Administrative Agent for the Lenders and Bank One, N.A., as facility agent (the "FACILITY Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

    The Borrower hereby requests that on             , 19   ,
                                         ------------    ---

                           (1) $___________ of the presently outstanding
                  principal amount of the [Term Loans] [Revolving Loans] originally made on , [and $ of the presently outstanding principal amount of the [Term Loans] [Revolving Loans] originally made on , ], _______, ___],

                           (2) and all presently being maintained as [Base Rate
                  Loans] [LIBO Rate Loans],1/

                           (3) be [converted into] [continued as],

                           (4) [LIBO Rate Loans having an Interest Period of
                  months] [Base Rate Loans].2/



The Borrower hereby:





----------------------
(1) Select appropriate interest rate option.

(2) Select appropriate interest rate option.

                    (a) certifies and warrants that no Default has occurred and is continuing; and

                    (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Facility Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Facility Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

           The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this day of , ____.

                                                   DAYTON SUPERIOR CORPORATION

                                                   By
                                                     --------------------------
                                                      Title:

                                                                       EXHIBIT F

                           BORROWING BASE CERTIFICATE

                           Dayton Superior Corporation

         This Borrowing Base Certificate is delivered pursuant to [clause (c) of
Section 5.1.10] [clause (h) of Section 7.1.1] of the Credit Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT") among Dayton Superior Corporation, an Ohio corporation (the "BORROWER"), the various financial institutions as are or may become parties thereto (the "LENDERS"), DLJ Capital Funding, Inc., as Syndication Agent, Bankers Trust Company, as Administrative Agent, Bank of America National Trust and Savings Association, as Documentation Agent and Bank One, N.A., as Facility Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein and on the attached schedules have the meanings provided in the Credit Agreement.

         The Borrower hereby certifies, represents and warrants that as of __________ __, ____ (the "BORROWING BASE CALCULATION DATE"):

1 The book value of all Eligible Accounts as reflected on the books of the Borrower and its wholly-owned U.S. Subsidiaries, determined on a consolidated basis and valued in accordance with GAAP, net of all credits, discounts and allowances in respect of such Eligible Accounts as of the Borrowing Base Calculation Date is:
         $-----------.

2        85% of the amount designated in ITEM 1 above is: $_________.

3 The lesser of the market value and net cost of goods (determined on a first-in, first-out basis) of all Eligible Inventory as reflected on the books of the Borrower and its wholly-owned U.S. Subsidiaries, determined on a consolidated basis and valued in accordance with GAAP as of the Borrowing Base Calculation Date is $_________.

4        60% of the amount designated in Item 3 above is: $_________.

5 The Borrowing Base Amount (the sum of the amounts designated in ITEM 2 and ITEM 4) is: $_________.

6 As of the date hereof, the aggregate outstanding principal amount of all Revolving Loans and Letter of Credit Outstandings (after giving effect to the making of any Revolving Loans and Issuances of any Letters of Credit being requested on the date of delivery of this Certificate, if any) of the Borrower is: ________.

7        The excess of the Borrowing Base Amount over the amount set forth in
         ITEM 6 is: $_________.

8 The calculations contained herein are based upon book value, determined in accordance with GAAP and are, in each case, relative to Accounts which meet the criteria set forth in the Credit Agreement for Eligible Accounts or relative to Inventory which meets the criteria set forth in the Credit Agreement for Eligible Inventory, as applicable.

9 The information contained in this Certificate (including the information upon which the foregoing calculations are based) is accurate, true and complete in all material respects.

         IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered, and the certification, representations and warranties contained herein to be made, by its Authorized Officer on __________, ____.

                                                   DAYTON SUPERIOR CORPORATION

                                                   By
                                                     --------------------------
                                                      Title:

                                                                       EXHIBIT G

                        BORROWER CLOSING DATE CERTIFICATE

                           DAYTON SUPERIOR CORPORATION
                           ---------------------------

         This Closing Date Certificate (this "CERTIFICATE") is delivered pursuant to Section 5.1.6 of the Credit Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated, or otherwise modified from time to time, including any refinancing in whole or in part thereof, the "CREDIT AGREEMENT"), among Dayton Superior Corporation, an Ohio corporation (the "BORROWER"), the various financial institutions as are, or may from time to time become, parties thereto (each, individually, a "LENDER", and collectively, the "LENDERS"), and DLJ Capital Funding, Inc. ("DLJ") as syndication agent (the "SYNDICATION AGENT") for the Lenders, Bank of America National Trust and Savings Association ("BANK OF AMERICA"), as documentation Agent (the "DOCUMENTATION AGENT") for the Lenders, Bankers Trust Company, as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders and Bank One, N.A. ("BANK ONE"), as the facility agent (the "FACILITY AGENT") for the Lenders. Unless otherwise defined herein, terms used herein have the meanings provided for in the Credit Agreement.

         The undersigned hereby certifies, represents and warrants, for and on behalf of the Borrower, as of the date of the initial Credit Extension under the Credit Agreement, as follows:

         10   USE OF PROCEEDS, ETC.
              ---------------------

                           The proceeds of the Credit Extensions made on the date hereof by the Lenders to the Borrower have been applied on the date hereof in accordance with Sections 4.11 and 7.1.10 of the Credit Agreement.

                           All Indebtedness identified in Item 7.2.2(b)
         ("Indebtedness to Be Paid") of the Disclosure Schedule, together with all interest, prepayment premiums and other amounts due and payable with respect thereto, has been, or concurrently herewith will be, paid in full (including, to the extent necessary, from proceeds of the initial Credit Extension); all commitments relating to any such Indebtedness have been, or concurrently herewith will be, permanently terminated; and all Liens securing payment of any such Indebtedness have been, or concurrently herewith will be, released. Attached hereto as ANNEX I are copies of all Uniform Commercial Code Form UCC-3 termination statements or other instruments as are suitable or appropriate in connection therewith.

         11 THE TRANSACTION. The Transaction has been, or concurrently herewith will be, consummated in accordance with law and the Transaction Documents. The consideration paid on the Closing Date in connection with the Transaction will not exceed $130,000,000 (including any amounts necessary to pay related reasonable fees and expenses, which will not exceed $5,000,000). A true and complete copy of the Transaction Documents and all other agreements, documents, instruments, certificates, filings, consents, approvals, board of directors resolutions and opinions furnished in connection therewith, each as amended, supplemented, amended and restated or otherwise modified from time to time, are attached hereto as ANNEX II. The Transaction Documents are, or concurrently herewith will be, in full force and effect and have not been modified or waived in any material respects, nor has there been any forbearance to exercise any material rights with respect to any of the terms or provisions relating to the conditions to the consummation of the Transaction as set forth in the Transaction Documents that has not been otherwise agreed to by the Required Lenders.

         12 SUBSIDIARY GUARANTY. The Subsidiary Guaranty has been, or concurrently herewith will be, duly executed by each U.S. Subsidiary of the Borrower and Symons in existence on the date of the initial Credit Extension (after giving effect to the Transaction). A true and correct copy of the Guaranty is attached hereto as ANNEX III.

         13   PLEDGE AGREEMENTS.

                  (a) The Borrower Pledge Agreement dated as of the date hereof, has been, or concurrently herewith will be, duly executed by an Authorized Officer of the Borrower and the certificates evidencing all of the issued and outstanding shares of Capital Stock of each U.S. Subsidiary and 65% of the outstanding shares of Capital Stock of each Non-U.S. Subsidiary of the Borrower (after giving effect to the Transaction) pledged pursuant to the Borrower Pledge Agreement, which are accompanied by undated stock powers duly executed in blank, have been executed. A true and correct copy of the Borrower Pledge Agreement and the certificates, accompanied by the undated stock powers, are attached hereto as ANNEX IV.

                  (b) The Subsidiary Pledge Agreement, dated as of the date hereof, has been, or concurrently herewith will be, duly executed by an Authorized Officer of each U.S.

         Subsidiary of the Borrower (after giving effect to the Transaction) which in turn has any Subsidiary or Subsidiaries, and the certificates evidencing all of the issued and outstanding shares of Capital Stock of each such indirect U.S. Subsidiary and 65% of the outstanding shares of Capital Stock of each such indirect Non-U.S. Subsidiary of such Person which shall be pledged pursuant to such Subsidiary Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank, have been executed. A true and correct copy of the Subsidiary Pledge Agreement and the certificates, accompanied by the undated stock powers, are attached hereto as ANNEX V.

         14   SECURITY AGREEMENTS.
              --------------------

           (a) The Borrower Security Agreement and the Subsidiary Security Agreement, have been, or concurrently herewith will be, duly executed by the Borrower and its U.S. Subsidiaries (after giving effect to the Transaction). True and correct copies of the Borrower Security Agreement and the Subsidiary Security Agreement are attached hereto as ANNEX VI.

                  (b) Attached hereto as ANNEX VII are (i) executed copies of Uniform Commercial Code financing statements (Form UCC-1) naming the Borrower and each such Subsidiary as the debtor and the Facility Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code; (ii) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, necessary to release all Liens and other rights of any Person in any collateral described in the Security Agreements previously granted by any Person, and securing any of the Indebtedness identified in ITEM 7.2.2(B) ("Indebtedness to be Paid") of the Disclosure Schedule; and (iii) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), dated as of September 29, 1997, listing all effective financing statements which name the Borrower or such Subsidiary (under their present names and any previous names) as the.

         15 LITIGATION, NO ACQUISITION CONTEST. As of the date of the initial Credit Extension, except as set forth in Item 6.7 ("Litigation") of the Disclosure Schedule, no litigation, action, proceeding, or labor controversy is pending or, to the knowledge of the Borrower, threatened, against the Borrower or its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect.

         16   WARRANTIES, NO DEFAULT, ETC.  Both before and after giving effect to the initial Credit Extension:

                    the representations and warranties set forth in Article VI of the Credit Agreement (excluding those in Section 6.7) and each other Loan Document are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

                     except as disclosed by the Borrower to the Agents and the Lenders pursuant to SECTION 6.7 no labor controversy, litigation, arbitration or
                  governmental investigation or proceeding is pending or, threatened against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and

                             no development has occurred in any labor
                  controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to SECTION 6.7 which could reasonably be expected to have a Material Adverse Effect;

                    the sum of (A) the aggregate outstanding principal amount of all Revolving Loans and (B) the aggregate amount of all Letter of Credit Outstandings does not exceed the lesser of (x) the then existing Revolving Loan Commitment Amount and (y) the then applicable Borrowing Base Amount currently in effect; and

                    no Default has occurred and is continuing, and neither the Borrower, any other Obligor, nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree;

                    the execution, delivery and performance of the Credit Agreement, the Notes and each other Loan Document executed or to be executed by the Borrower, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and the Borrower's and each such other Obligor's participation in the consummation of the Transaction are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene the Borrower's or any such Obligor's Organic Documents;

                             contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or

                             result in, or require the creation or imposition
                  of, any Lien on any of Obligor's properties (other than any Lien permitted under Section 7.2.3 or 7.3.3 of the Credit Agreement);

                    no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of the Credit Agreement, the Notes or any other Loan Document to which it is a party, or for the Borrower's and each such Obligor's participation in the consummation of the Transaction, except as have been duly obtained or made and are in full force and effect and neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended; and

                    each of the Credit Agreement, the Notes, and each other Loan Document executed and delivered by the Borrower constitutes the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms.

         17   DELIVERY OF NOTES.  The Agents have received, for the account of each Lender, its Notes duly executed and delivered.


         18 MATERIAL ADVERSE EFFECT. Since December 31, 1996, there has been no event, circumstance or condition which would reasonably be deemed to have a Material Adverse Effect.

         19 CONDITIONS. All conditions to the initial Credit Extension as set forth in Article V of the Credit Agreement have been satisfied in full, except as waived or modified in writing by the Agents.

         20 INSURANCE. Attached hereto as ANNEX X are true and complete copies of the existence of insurance in compliance with Section 7.1.4 of the Credit Agreement (including all endorsements included therein), and the Facility Agent has been named additional insured or loss payee, on behalf of the Lenders, in respect of all proceeds payable in respect of such insurance.

         21   FINANCIAL INFORMATION.  Attached as ANNEX XI is,

                  (a) (i) the audited consolidated income and cash flow statements and balance sheets of the Borrower and its Subsidiaries for each of the Fiscal Years ended December 31, 1994, December 31, 1995 and December 31, 1996; (ii) the audited consolidated income and cash flow statements and balance sheets of Symons and its Subsidiaries for each of the Fiscal Years ended August 31, 1994, August 31, 1995 and August 31, 1996; (iii) the unaudited consolidated income and cash flow statements and balance sheets of (x) the Borrower and its Subsidiaries for the first and second Fiscal Quarters of 1997 and (y) Symons and its Subsidiaries for the first, second and third Fiscal Quarters of 1997; and (iv) the most recently available unaudited consolidated monthly income and cash flow statements and balance sheets of (x) the Borrower and its Subsidiaries for each Fiscal Month ended since the end of the second Fiscal Quarter of 1997 and (y) Symons and its Subsidiaries for each Fiscal Month ended since the end of the third Fiscal Quarter of 1997;

                  (b) a PRO FORMA opening consolidated balance sheet of the Borrower and its Subsidiaries as of the Closing Date, certified by an Authorized Officer of the Borrower, giving effect to the consummation of the Transaction contemplated by the Credit Agreement and reflecting the proposed legal and capital structure of the Borrower; and

                  (c)  a Borrowing Base Certificate calculated as of June 30,
         1997.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered, and the certification, representations and warranties contained herein to be duly made, by an authorized officer this 29th day of September, 1997.

                                                  DAYTON SUPERIOR CORPORATION

                                                   By:
                                                      -------------------------
                                                      Title:

                                                                       EXHIBIT H

                             COMPLIANCE CERTIFICATE

                           Dayton Superior Corporation

         This Compliance Certificate is delivered pursuant to clause (c) of
Section 7.1.1 of the Credit Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Dayton Superior Corporation, an Ohio corporation (the "BORROWER"), the various financial institutions as are, or may from time to time become, parties thereto as Lenders, and the Agents. Unless otherwise defined herein or the context otherwise requires, terms used herein or in any of the attachments hereto have the meanings provided in the Credit Agreement.

         The Borrower hereby certifies, represents and warrants in respect of the period (the "COMPUTATION PERIOD") commencing on _____________, and ending on ___________ (such latter date being the "COMPUTATION DATE"):

                  (d) As of the Computation Date, no Default had occurred and was continuing.

                  (e) EBITDA was $________.

                  (f) The Leverage Ratio was within the maximum Leverage Ratio permitted pursuant to clause (a) of Section 7.2.4 of the Credit Agreement on the Computation Date.

                  (g) The Fixed Charge Coverage Ratio was within the minimum Fixed Charge Coverage Ratio permitted pursuant to clause (b) of Section
         7.2.4 of the Credit Agreement on the Computation Date.

         Except as indicated on ITEM A of ATTACHMENT 1 hereto, the chief executive office of the Borrower or any U.S. Subsidiary where the Borrower or any such Subsidiary keeps its records concerning the Receivables, and all originals of all chattel paper which evidences Receivables, is located as set forth on the relevant Item of the relevant Security Agreement or in a previous Compliance Certificate.

         Neither the Borrower nor any U.S. Subsidiary has changed its legal name, used any tradename (except as listed in the Borrower Security Agreement or the Subsidiary Security Agreement (as applicable)) or been the subject of any merger or other corporate reorganization except (i) as indicated on ITEM B of ATTACHMENT 1 hereto, (ii) as set forth on the relevant Item of the relevant Security Agreement or (iii) as set forth in a previous Compliance Certificate.

         IN WITNESS WHEREOF, the Borrower has caused this Compliance Certificate to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer on _______________.

                                                  DAYTON SUPERIOR CORPORATION

                                                  By________________________
                                                    Title:

                                                                    Attachment 1
                                                         (to __/__/__ Compliance
                                                                    Certificate)

Item A.  Change of Place of Business, Etc.
         ---------------------------------

         Name of Borrower or Subsidiary     New Address
         ------------------------------     -----------
1.

2.

3.

Item B.  Change Of Trade or Legal Names
-------  ------------------------------

                                                     New Trade Name or
         Name Of Borrower or Subsidiary              New Legal Name
         ------------------------------              --------------
1.

2.

3.

                                                                       EXHIBIT I

                               SUBSIDIARY GUARANTY
                               -------------------

           This SUBSIDIARY GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this "GUARANTY"), dated as of September 29, 1997, is made by each of the signatories hereto and each other Person which may from time to time hereafter become a party hereto pursuant to
SECTION 5.5 (each, individually, an "ADDITIONAL GUARANTOR", and, collectively, the "ADDITIONAL GUARANTORS", and, together with each of the signatories hereto, each, individually, a "GUARANTOR", and, collectively, the "GUARANTORS"), in favor of BANK ONE, N.A., as facility agent (together with its successor(s) thereto, in such capacity the "FACILITY AGENT") for each of the Secured Parties.

                              W I T N E S S E T H:

           WHEREAS, pursuant to a Credit Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Dayton Superior Corporation, an Ohio corporation (the "BORROWER"), the various financial institutions as are, or may from time to time become, parties thereto (each, individually, a "LENDER", and collectively, the "LENDERS"), DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, Bank of America National Trust and Savings Association, as the Documentation Agent for the Lenders, Bankers Trust Company, as the Administrative Agent for the Lenders and the Facility Agent, the Lenders have extended Commitments to make Credit Extensions to the Borrower;

           WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty; and

            WHEREAS, each Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

           WHEREAS, it is in the best interests of each Guarantor to execute this Guaranty inasmuch as each Guarantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement;

           NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Credit Extensions (including the initial Credit Extension) to the Borrower pursuant to the Credit Agreement, each Guarantor agrees, for the benefit of each Secured Party, as follows:

                                    ARTICLE I

                                   DEFINITIONS

           SECTION I.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "ADDITIONAL GUARANTOR" and "ADDITIONAL GUARANTORS" are defined in the PREAMBLE.

           "BORROWER" is defined in the FIRST RECITAL.

           "CREDIT AGREEMENT" is defined in the FIRST RECITAL.

           "FACILITY AGENT" is defined in the PREAMBLE.

           "GUARANTY" is defined in the PREAMBLE.

           "GUARANTOR" and "GUARANTORS" are defined in the PREAMBLE.

           "LENDERS" is defined in the FIRST RECITAL.

           "SECURED PARTY" means, as the context may require, each Lender, the Issuer and each Agent and each of their respective successors, transferees and assigns.

           SECTION I.2. CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                   ARTICLE II

                               GUARANTY PROVISIONS

         SECTION II.1. GUARANTY. Each Guarantor hereby absolutely, unconditionally and irrevocably

                             (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Obligor, now or hereafter existing, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)), and

                             (b) indemnifies and holds harmless each Secured Party and each holder of a Note for any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Secured Party or such holder, as the case may be, in enforcing any rights under this Guaranty;

PROVIDED, HOWEVER, that each Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Secured Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of such Guarantor hereunder.

           SECTION II.2. ACCELERATION OF GUARANTY. Each Guarantor agrees that, in the event of any Default of the nature set forth in clauses (a) through (d) of Section 8.1.9 of the Credit Agreement, and if such event shall occur at a time when any of the Obligations of the Borrower and each other Obligor may not then be due and payable, such Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by such Guarantor if all such Obligations were then due and payable.

           SECTION II.3. GUARANTY ABSOLUTE, ETC. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower and each other Obligor have been paid in full in cash, all obligations of each Guarantor hereunder shall have been paid in full in cash, all Letters of Credit have been terminated or expired, and all Commitments shall have terminated. Each Guarantor guarantees that the Obligations of the Borrower and each other Obligor will be paid strictly in accordance with the terms of the Credit Agreement, the Notes and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party or any holder of any Note with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                  (a any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document;

                  (b the failure of any Secured Party or any holder of any Note

                                                (i to assert any claim or demand
                             or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor (including any Guarantor)) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or

                                                (ii to exercise any right or
                             remedy against any other guarantor (including any Guarantor) of, or collateral securing, any Obligations of the Borrower or any other Obligor;

                             (c any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligation of the Borrower or any other Obligor;

                             (d any reduction, limitation, impairment or termination of any Obligations of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Obligor or otherwise;

                             (e any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document;

                             (f any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Secured Party or any holder of any Note securing any of the Obligations of the Borrower or any other Obligor; or

                             (g any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

           SECTION II.4. REINSTATEMENT, ETC. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Secured Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower or any other Obligor or otherwise, all as though such payment had not been made.

           SECTION II.5. WAIVER, ETC. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Obligor and of this Guaranty and any requirement that the Facility Agent, any other Secured Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor, as the case may be.

           SECTION II.6. POSTPONEMENT OF SUBROGATION, ETC. Each Guarantor hereby agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty, by any payment made hereunder or otherwise, until the prior payment in full in cash of all Obligations of the Borrower and each other Obligor, the termination or expiration of all Letters of Credit, and the termination of all Commitments. Any amount paid to any Guarantor on account of any such subrogation rights prior to the payment in full in cash of all Obligations of the Borrower and each other Obligor shall be held in trust for the benefit of the Secured Parties and each holder of a Note and shall immediately be paid to the Facility Agent for the benefit of the Secured Parties and each holder of a Note and credited and applied against the Obligations of the Borrower and each other Obligor, whether matured or unmatured, in accordance with the terms of the Credit Agreement; PROVIDED, HOWEVER, that if

                             (a such Guarantor has made payment to the Secured Parties and each holder of a Note of all or any part of the Obligations of the Borrower and each other Obligor, and

                             (b all Obligations of the Borrower and each other Obligor have been paid in full in cash, all Letters of Credit have been terminated or expired, and all Commitments have been permanently terminated, each Secured Party and each holder of a Note agrees that, at such Guarantor's request, the Facility Agent, on behalf of the Secured Parties and the holders of the Notes, will execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations of the Borrower and each other Obligor resulting from such payment by such Guarantor. In furtherance of the foregoing, for so long as any Obligations, Letters of Credit or Commitments remain outstanding, each Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor (or any of their respective successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amount in respect of any payment made under this Guaranty to any Secured Party or any holder of a Note.

           SECTION II.7. RIGHT OF CONTRIBUTION. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of SECTION 2.6. The provisions of this SECTION 2.7 shall in no respect limit the obligations and liabilities of any Guarantor to the Facility Agent and each other Secured Party, and each Guarantor shall remain liable to the Facility Agent and each other Secured Party for the full amount by such Guarantor hereunder.

         SECTION II.8. SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS OF NOTES, ETC. This Guaranty shall:

                  (a be binding upon each Guarantor, and its successors, transferees and assigns; and

                  (b inure to the benefit of and be enforceable by the Facility Agent and each other Secured Party.

Without limiting the generality of CLAUSE (B), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 and
Article IX of the Credit Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

           SECTION III.1. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants for itself unto each Secured Party that the representations and warranties contained in Article VI of the Credit Agreement and this ARTICLE III, in each case insofar as applicable to such Guarantor or such Guarantor's properties, together with all related definitions and ancillary provisions, all of which are hereby incorporated into this ARTICLE III as though specifically set forth herein are true and correct in all material respects.

         SECTION III.2. ORGANIZATION, ETC. Each Guarantor and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Guaranty and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION III.3 DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by each Guarantor of this Guaranty and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each Subsidiary of such Guarantor of each Loan Document executed or to be executed by it and such Guarantor's and such Subsidiary's participation in the consummation of the Transaction are within such Guarantor's and such Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not

                  (a contravene such Guarantor's or such Subsidiary's Organic Documents;

                  (b contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Guarantor or such Subsidiary; or

                  (c result in, or require the creation or imposition of, any Lien on any of such Guarantor's or such Subsidiary's properties.

         SECTION III.4 GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any Guarantor or the Subsidiary of such Guarantor of this Guaranty or any other Loan Document to which it is a party, or for such Guarantor's or such Subsidiary's participation in the consummation of the Transaction, except as have been duly obtained or made and are in full force and effect. No Guarantor nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION III.5. VALIDITY, ETC. This Guaranty and each other Loan Document executed by each Guarantor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Guarantor enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each Subsidiary of such Guarantor will, on the due execution and delivery thereof by such Subsidiary, be the legal, valid and binding obligation of such Subsidiary enforceable in accordance with its terms, in each case subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                                   ARTICLE IV

                                 COVENANTS, ETC.

           SECTION IV.1. AFFIRMATIVE COVENANTS. Each Guarantor covenants and agrees that, until all Letters of Credit have terminated or expired, all Commitments have terminated, all Obligations have been paid in full in cash and all obligations of such Guarantor hereunder shall have been paid in full in cash, such Guarantor will, and will cause each of its Subsidiaries to, perform, comply with and be bound by all the agreements, covenants and obligations contained in the Credit Agreement applicable to such Guarantor, such Subsidiary or their respective properties. Each such agreement, covenant and obligation contained in the Credit Agreement and all related definitions and ancillary provisions are hereby incorporated into this Guaranty as though specifically set forth herein.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

           SECTION V.1. LOAN DOCUMENT. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

           SECTION V.2. BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. In addition to, and not in limitation of, SECTION 2.8, this Guaranty shall be binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and each holder of a Note and their respective successors, transferees and assigns (to the fullest extent provided pursuant to SECTION 2.8); PROVIDED, HOWEVER, that no Guarantor may assign any of its obligations hereunder without the prior written consent of all Lenders.

           SECTION V.3. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Facility Agent (on behalf of the Lenders or the Required Lenders, as the case may be) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

           SECTION V.4. NOTICES. All notices and other communications provided for hereunder shall be in writing and mailed or telecopied or delivered, if to a Guarantor, to such Guarantor in care of the Borrower at the address of the Borrower specified in the Credit Agreement, and, if to the Facility Agent, to the Facility Agent at the address of the Facility Agent specified in the Credit Agreement, or as to any party, at such other address as shall be designated by such party in a written notice to the Facility Agent or the Guarantors (in care of the Borrower), as the case may be, complying as to delivery with the terms of this Section. All such notices and other communications, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by facsimile, shall be deemed given when the confirmation thereof is received by the transmitter.

           SECTION V.5. ADDITIONAL GUARANTORS. Upon the execution and delivery by any other Person of an instrument in the form of ANNEX I hereto, such Person shall become a "Guarantor" hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

         SECTION V.6. NO WAIVER; REMEDIES. In addition to, and not in limitation of, SECTION 2.3 and SECTION 2.5, no failure on the part of any Secured Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION V.7. CAPTIONS. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

           SECTION V.8. SETOFF. In addition to, and not in limitation of, any rights of any Secured Party or any holder of a Note under applicable law, each Secured Party and each such holder shall, upon the occurrence of any Default described in any of clauses (a) through (d) of Section 8.1.9 of the Credit Agreement or, with the consent of the Required Lenders, upon the occurrence of any Event of Default, have the right to appropriate and apply to the payment of the obligations of any Guarantor owing to it hereunder, whether or not then due, and such Guarantor hereby grants to each Secured Party and each such holder a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Guarantor then or thereafter maintained with such Secured Party, or such holder or any agent or bailee for such Secured Party or such holder; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of Section 4.8 of the Credit Agreement.

           SECTION V.9. SEVERABILITY. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

           SECTION V.10. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION V.11. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE GUARANTORS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE FACILITY AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

           SECTION V.12. WAIVER OF JURY TRIAL. THE FACILITY AGENT AND THE GUARANTORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE GUARANTORS. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THIS GUARANTY AND EACH SUCH OTHER LOAN DOCUMENT.

         SECTION V.13. COUNTERPARTS. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                                 SYMONS CORPORATION

                                                 By
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                                 OMNI INVESTORS, INC.

                                                 By
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                                 DUR-O-WAL, INC.

                                                 By
                                                   ----------------------------
                                                   Name:
                                                   Title:

ACCEPTED BY:

BANK ONE, N.A.,
  as Facility Agent

By
  ---------------------------
  Name:
  Title:

                                                                      ANNEX I to
                                                             Subsidiary Guaranty

                           SUPPLEMENT NO. ___ dated as of ________________, 19__
                  (this "SUPPLEMENT"), to the Subsidiary Guaranty, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "GUARANTY"), among the initial signatories thereto and each other Person which from time to time thereafter became a party thereto pursuant to Section 5.5 thereof (each, individually, a "GUARANTOR", and, collectively, the "GUARANTORS"), in favor of the Secured Parties (as defined in the Guaranty).

                              W I T N E S S E T H:

         WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty; and

         WHEREAS, the Guaranty provides that additional parties may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement; and

         WHEREAS, pursuant to the provisions of Section 5.5 of the Guaranty, the undersigned is becoming an Additional Guarantor under the Guaranty; and

         WHEREAS, the undersigned desires to become a Guarantor under the Guaranty in order to induce the Secured Parties to continue to make Loans under the Credit Agreement as consideration therefor;

         NOW, THEREFORE, the undersigned agrees, for the benefit of each Secured Party, as follows:

         SECTION I. In accordance with the Guaranty, the undersigned by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto as a Guarantor and the undersigned hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, each reference to a "Guarantor" or an "Additional Guarantor" in the Guaranty shall be deemed to include the undersigned.

         SECTION II. The undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by the undersigned and constitutes a legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

         SECTION III. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

         SECTION IV. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired.

         SECTION V. Without limiting the provisions of the Credit Agreement (or any other Loan Document, including the Guaranty), the undersigned agrees to reimburse the Facility Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including reasonable attorneys' fees and expenses of the Facility Agent.

         SECTION VI. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

         SECTION VII. WITHOUT LIMITING THE EFFECT ON SECTION 5.11 OF THE GUARANTY, ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SUPPLEMENT, THE GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE UNDERSIGNED SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE FACILITY AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE UNDERSIGNED FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE UNDERSIGNED

HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE UNDERSIGNED HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SUPPLEMENT, THE GUARANTY AND THE OTHER LOAN DOCUMENTS.

         SECTION VIII. WITHOUT LIMITING THE EFFECT OF SECTION 5.12 OF THE GUARANTY, THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SUPPLEMENT, THE GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY SECURED PARTY OR THE UNDERSIGNED. THE UNDERSIGNED ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTY ENTERING INTO THIS SUPPLEMENT, THE GUARANTY AND EACH SUCH OTHER LOAN DOCUMENT.

         SECTION IX. This Supplement hereby incorporates by reference the provisions of the Guaranty, which provisions are deemed to be a part hereof, and this Supplement shall be deemed to be a part of the Guaranty.

         SECTION X. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to the Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                                                 [ADDITIONAL GUARANTOR]

                                                 By
                                                   ----------------------------
                                                     Name:
                                                     Title:

ACCEPTED BY:

BANK ONE, N.A.,
  as Facility Agent

By
  ----------------------------
  Name:
  Title:

                                                                     EXHIBIT J-1

                            BORROWER PLEDGE AGREEMENT

         This BORROWER PLEDGE AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "PLEDGE AGREEMENT"), dated as of September 29, 1997, is made by DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "PLEDGOR"), in favor of BANK ONE, N.A., as facility agent (together with its successor(s) thereto, in such capacity the "FACILITY AGENT") for each of the Secured Parties.

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Credit Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Pledgor, the various financial institutions as are, or may from time to time become, parties thereto (each, individually, a "LENDER", and collectively, the "LENDERS"), DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, Bank of America National Trust and Savings Association, as the Documentation Agent for the Lenders, Bankers Trust Company, as the Administrative Agent for the Lenders and the Facility Agent, the Lenders have extended Commitments to make Credit Extensions to the Pledgor;

         WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Pledgor is required to execute and deliver this Pledge Agreement; and

         WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions (including the initial Credit Extension) to the Pledgor pursuant to the Credit Agreement, the Pledgor agrees, for the benefit of each Secured Party, as follows:


                             ARTICLE _______________

                                   DEFINITIONS

         SECTION _ CERTAIN TERMS. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "COLLATERAL" is defined in SECTION 2.1.

         "CREDIT AGREEMENT" is defined in the FIRST RECITAL.

         "DISTRIBUTIONS" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

         "DIVIDENDS" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

         "FACILITY AGENT" is defined in the PREAMBLE.

         "LENDER" and "LENDERS" are defined in the FIRST RECITAL.

         "PLEDGE AGREEMENT" is defined in the PREAMBLE.

         "PLEDGED NOTE ISSUER" means each Person identified in ITEM A of ATTACHMENT 1 hereto as the issuer of the Pledged Note identified opposite the name of such Person.

         "PLEDGED NOTES" means all promissory notes of any Pledged Note Issuer substantially the form of EXHIBIT A hereto which are delivered by the Pledgor to the Facility Agent as Pledged Property hereunder, as such promissory notes, in accordance with SECTION 4.5, are amended, modified or supplemented from time to time, together with any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor.

         "PLEDGED PROPERTY" means all Pledged Shares, all Pledged Notes, and all other pledged shares of capital stock or promissory notes, all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by the Pledgor to the Facility Agent or may from time to time hereafter be delivered by the Pledgor to the Facility Agent for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

         "PLEDGED SHARE ISSUER" means each Person identified in ITEM B of ATTACHMENT 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

         "PLEDGED SHARES" means all shares of capital stock of any Pledged Share Issuer which are delivered by the Pledgor to the Facility Agent as Pledged Property hereunder.

         "PLEDGOR" is defined in the PREAMBLE.

         "SECURED PARTY" means, as the context may require, any Lender, the Issuer and each Agent and each of their respective successors, transferees and assigns.

         "SECURITIES ACT" is defined in SECTION 6.2.

         "U.C.C." means the Uniform Commercial Code, as in effect from time to time in the State of New York.

         SECTION _ CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION _ U.C.C. DEFINITIONS. Unless otherwise defined herein or the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

                             ARTICLE _______________

                                     PLEDGE

         SECTION _ GRANT OF SECURITY INTEREST. The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Facility Agent, for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Facility Agent, for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the following property (the "COLLATERAL"):

         ___ all promissory notes of each Pledged Note Issuer identified in ITEM A of ATTACHMENT 1 hereto;

         ___ all other Pledged Notes issued from time to time;

         ___ all issued and outstanding shares of capital stock of each Pledged Share Issuer identified in ITEM B of ATTACHMENT 1 hereto; ------ ------------

         ___ all other Pledged Shares issued from time to time;

                           ___ all other Pledged Property, whether now or
                  hereafter delivered to the Facility Agent in connection with this Pledge Agreement;

                           ___ all Dividends, Distributions, interest, and other
                  payments and rights with respect to any Pledged Property; and

                           ___ all proceeds of any of the foregoing.

         SECTION _ SECURITY FOR OBLIGATIONS. This Pledge Agreement secures the payment in full in cash of all Obligations of the Pledgor now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document to which the Pledgor is or may become a party, whether for principal, interest, costs, fees, expenses, or otherwise.

         SECTION _ DELIVERY OF PLEDGED PROPERTY. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares and all Pledged Notes, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, endorsed to the order of) the Facility Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

         SECTION _ DIVIDENDS ON PLEDGED SHARES AND PAYMENTS ON PLEDGED NOTES. In the event that any Dividend is to be paid on any Pledged Share or any payment of principal or interest is to be made on any Pledged Note at a time when no Default of the nature referred to in Section 8.1.9 of the Credit Agreement or Event of Default has occurred and is continuing or would result therefrom, such Dividend or payment may be paid directly to the Pledgor. If any such Default or Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Facility Agent.

         SECTION _ CONTINUING SECURITY INTEREST; TRANSFER OF NOTE. This Pledge Agreement shall create a continuing security interest in the Collateral and shall

                  ___ remain in full force and effect until payment in full in cash of all Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments,

                  ___ be binding upon the Pledgor and its successors, transferees and assigns, and

                  ___ inure, together with the rights and remedies of the Facility Agent hereunder, to the benefit of the Facility Agent and each other Secured Party.

Without limiting the foregoing CLAUSE (C), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 and Article IX of the Credit Agreement. Upon (i) the sale, transfer or other disposition of Collateral in accordance with the Credit Agreement or (ii) the payment in full in cash of all Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, the security interest granted herein shall automatically terminate with respect to (x) such Collateral (in the case of CLAUSE (I)) or (y) all Collateral (in the case of CLAUSE (II)). Upon any such termination, the Facility Agent will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares and all Pledged Notes, together with all other Collateral held by the Facility Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.


                             ARTICLE _______________

                         REPRESENTATIONS AND WARRANTIES

         SECTION _ REPRESENTATIONS AND WARRANTIES, ETC. The Pledgor represents and warrants unto each Secured Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares and each pledge and delivery of a Pledged Note) by the Pledgor to the Facility Agent of any Collateral, as set forth in this Article.

         SECTION 3.1.1. OWNERSHIP, NO LIENS, ETC. The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Facility Agent or otherwise permitted under the Credit Agreement.

         SECTION 3.1.2. VALID SECURITY INTEREST. The execution and delivery of this Agreement, together with the delivery of such Collateral to the Facility Agent is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Obligations. Possession by the Facility Agent of the Collateral is the only action necessary to perfect or protect such security interest in the Collateral, subject to
Section 9-306 of the U.C.C.

         SECTION 3.1.3. AS TO PLEDGED SHARES. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of each Pledged Share Issuer. The Pledgor has no Subsidiaries other than the Pledged Share Issuers, except as set forth in ITEM C of ATTACHMENT 1.

         SECTION 3.1.4. AS TO PLEDGED NOTES. In the case of any Pledged Note constituting such Collateral, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.

         SECTION 3.1.5. AUTHORIZATION, APPROVAL, ETC. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either


                  ___ for the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or

                  ___ for the exercise by the Facility Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

         SECTION 3.1.6. COMPLIANCE WITH LAWS. The Pledgor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the value of the Collateral or the worth of the Collateral as collateral security.

                             ARTICLE _______________

                                    COVENANTS

         SECTION _ PROTECT COLLATERAL; FURTHER ASSURANCES, ETC. The Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Facility Agent hereunder). The Pledgor will warrant and defend the right and title herein granted unto the Facility Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Facility Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Facility Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         SECTION _ STOCK POWERS, ETC. The Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Facility Agent. The Pledgor will, from time to time upon the request of the Facility Agent, promptly deliver to the Facility Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Facility Agent, with respect to the Collateral as the Facility Agent may reasonably request and will, from time to time upon the request of the Facility Agent after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Facility Agent.

         SECTION _ CONTINUOUS PLEDGE. The Pledgor will, at all times, keep pledged to the Facility Agent pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, all Pledged Notes, all interest, principal and other proceeds received by the Facility Agent with respect to the Pledged Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral and will not permit any Pledged Share Issuer to issue any capital stock which shall not have been promptly duly pledged hereunder on a first priority perfected basis.

         SECTION _  VOTING RIGHTS; DIVIDENDS, ETC.  The Pledgor agrees:

                  ___ after any Default of the nature referred to in Section
         8.1.9 of the Credit Agreement or any Event of Default shall have occurred and be continuing, promptly upon receipt of notice thereof by the Pledgor and without any request therefor by the Facility Agent, to deliver (properly endorsed where required hereby or requested by the Facility Agent) to the Facility Agent all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Facility Agent as additional Collateral for use in accordance with SECTION 6.4; and

                  ___ after any Event of Default shall have occurred and be continuing and the Facility Agent has notified the Pledgor of the Facility Agent's intention to exercise its voting power under this
         SECTION 4.4(B)

                           __ the Facility Agent may exercise (to the exclusion
                  of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Pledgor hereby grants the Facility Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

                           __ promptly to deliver to the Facility Agent such
                  additional proxies and other documents as may be necessary to allow the Facility Agent to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Facility Agent, shall, until delivery to the Facility Agent, be held by the Pledgor separate and apart from its other property in trust for the Facility Agent. The Facility Agent agrees that unless an Event of Default shall have occurred and be continuing and the Facility Agent shall have given the notice referred to in SECTION 4.4(B), the Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Facility Agent shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; PROVIDED, HOWEVER, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

         SECTION _ ADDITIONAL UNDERTAKINGS. The Pledgor will not, without the prior written consent of the Facility Agent:

                  ___ enter into any agreement amending, supplementing, or waiving any provision of any Pledged Note (including any underlying instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof; or

                  ___ take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged Note or other instrument constituting Collateral.

                             ARTICLE _______________

                               THE FACILITY AGENT

         SECTION _ FACILITY AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby irrevocably appoints the Facility Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Facility Agent's discretion, to take any action and to execute any instrument which the Facility Agent may reasonably deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including after the occurrence and continuance of a Default of the nature referred to in Section 8.1.9 of the Credit Agreement or an Event of
Default:

                  ___ to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  ___ to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with CLAUSE (A) above; and

                  ___ to file any claims or take any action or institute any proceedings which the Facility Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Facility Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION _ FACILITY AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, the Facility Agent may itself perform, or cause performance of, such agreement, and the expenses of the Facility Agent incurred in connection therewith shall be payable by the Pledgor pursuant to SECTION 6.4.

         SECTION _ FACILITY AGENT HAS NO DUTY. The powers conferred on the Facility Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Facility Agent shall have no duty as to any Collateral or responsibility for

                  ___ ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Facility Agent has or is deemed to have knowledge of such matters, or

                  ___ taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION _ REASONABLE CARE. The Facility Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; PROVIDED, HOWEVER, the Facility Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Facility Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                            ARTICLE _______________

                                    REMEDIES

         SECTION _ CERTAIN REMEDIES. If any Event of Default shall have occurred and be continuing:

                  ___ The Facility Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Facility Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Facility Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Facility Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Facility Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  ___  The Facility Agent may

                           __ transfer all or any part of the Collateral into
                  the name of the Facility Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

                           __ notify the parties obligated on any of the
                  Collateral to make payment to the Facility Agent of any amount due or to become due thereunder,

                           __ enforce collection of any of the Collateral by
                  suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                           __ endorse any checks, drafts, or other writings in
                  the Pledgor's name to allow collection of the Collateral,

                           __ take control of any proceeds of the Collateral,
                  and

                           __ execute (in the name, place and stead of the
                  Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         SECTION _ SECURITIES LAWS. If the Facility Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to SECTION 6.1, the Pledgor agrees that, upon request of the Facility Agent, the Pledgor will, at its own expense:

                  ___ execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Facility Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Facility Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                  ___ use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Facility Agent;

                  ___ cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

                  ___ do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Facility Agent or the Secured Parties by reason of the failure by the Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Facility Agent) of the Collateral on the date the Facility Agent shall demand compliance with this Section.

         SECTION _ COMPLIANCE WITH RESTRICTIONS. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Facility Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Facility Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION _ APPLICATION OF PROCEEDS. All cash proceeds received by the Facility Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Facility Agent, be held by the Facility Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Facility Agent pursuant to Section 10.3 of the Credit Agreement and
SECTION 6.5) in whole or in part by the Facility Agent against, all or any part of the Obligations in such order as the Facility Agent shall elect.

         Any surplus of such cash or cash proceeds held by the Facility Agent and remaining after payment in full in cash of all the Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

         SECTION _ INDEMNITY AND EXPENSES. The Pledgor hereby indemnifies and holds harmless the Facility Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Facility Agent's gross negligence or wilful misconduct. Upon demand, the Pledgor will pay to the Facility Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Facility Agent may incur in connection with:

                           ___ the administration of this Pledge Agreement, the
                  Credit Agreement and each other Loan Document;

                           ___ the custody, preservation, use, or operation of,
                  or the sale of, collection from, or other realization upon, any of the Collateral;

                           ___ the exercise or enforcement of any of the rights
                  of the Facility Agent hereunder; or

                           ___ the failure by the Pledgor to perform or observe
                  any of the provisions hereof.

                             ARTICLE _______________

                            MISCELLANEOUS PROVISIONS

         SECTION _ LOAN DOCUMENT. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION _ AMENDMENTS, ETC. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Facility Agent (on behalf of the Lenders or the Required Lenders, as the case may be), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         SECTION _ PROTECTION OF COLLATERAL. The Facility Agent may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Facility Agent may from time to time take any other action which the Facility Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

         SECTION _ ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed or telecopied or delivered to either party hereto, addressed to such party at such party's address specified in the Credit Agreement. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by telecopier, shall be deemed given when transmitted and electronically confirmed.

         SECTION _ SECTION CAPTIONS. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

         SECTION _ SEVERABILITY. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

         SECTION _ COUNTERPARTS. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION _ GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                                           DAYTON SUPERIOR CORPORATION

                                           By
                                             ------------------------------
                                              Name:
                                              Title:


                                           BANK ONE, N.A., as Facility Agent


                                           By
                                             ------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT A

                                                                     to Borrower
                                                                Pledge Agreement

                                 PROMISSORY NOTE

$                                                                     , 19__
---------------------                                     ------------

         FOR VALUE RECEIVED, the undersigned, [Name of Maker], a _______________ __________ (the "MAKER"), promises to pay to the order of DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "PAYEE"), in equal ________ installments, commencing _________, 19__ to and including , 19 , the principal sum of DOLLARS ($ ), representing the aggregate principal amount of an intercompany loan made by the Payee to the Maker. ------------------------------- -----------

         The unpaid principal amount of this promissory note (this "NOTE") from time to time outstanding shall bear interest at a rate of interest equal to ____________, which the Maker represents to be a lawful and commercially reasonable rate, payable __________, and all payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America. All such payments shall be made by the Maker to an account established by the Payee at _______________ and shall be recorded on the grid attached hereto by the holder hereof (including the Facility Agent as pledgee). Upon notice from the Facility Agent (hereinafter defined) that a Default (as defined in the Credit Agreement, hereinafter defined) of the nature referred to in Section 8.1.9 of the Credit Agreement or an Event of Default (as defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement, the Maker shall make such payments, in same day funds, to such other account as the Facility Agent shall direct in such notice.

         This Note is one of the Pledged Notes referred to in, and evidences Indebtedness incurred pursuant to Section 7.2.2 of the Credit Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Payee, the various financial institutions as are, or may from time to time become, parties thereto (each, individually, a "LENDER", and collectively, the "LENDERS"), DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, Bank of America National Trust and Savings Association, as the Documentation Agent for the Lenders Bankers Trust Company, as Administrative Agent for the Lenders and Bank One, N.A., as the Facility Agent. Upon the occurrence and continuance of an Event of Default under the Credit Agreement, and notice thereof by the Facility Agent to the Maker, the Facility Agent shall have all rights of the Payee to collect and accelerate, and enforce all rights with respect to, the Indebtedness evidenced by this Note. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         Reference is made to the Credit Agreement for a description of the Pledge Agreement pursuant to which this Note has been pledged to the Facility Agent as security for the Obligations outstanding from time to time under the Credit Agreement and each other Loan Document.

         In addition to, but not in limitation of, the foregoing, the Maker further agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder (including the Facility Agent as pledgee) of this Note endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS NOTE. THE MAKER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE TO ACCEPT THIS NOTE.

                                            [NAME OF MAKER]

                                            By
                                              ---------------------------------
                                              Name:
                                              Title:

                                            Pay to the order of BANK ONE, N.A.,
                                            as Facility Agent

                                            [NAME OF PAYEE]

                                            By
                                              ---------------------------------
                                              Name:
                                              Title:

                                      GRID

         Intercompany Loans made by Dayton Superior Corporation to [Name of Maker] and payments of principal of such Loans.

====================================================================================================================
                             Amount of                 Amount of                 Outstanding
                            Intercompany               Principal                  Principal            Notation
        Date                    Loan                    Payment                    Balance              Made By
--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

====================================================================================================================

                                                                    ATTACHMENT 1
                                                                     to Borrower
                                                                Pledge Agreement

Item A.  Pledged Notes
         -------------
Pledged Note Issuer                         Description
-------------------                         -----------

None

Item B.  Pledged Shares
         --------------

                                                     COMMON STOCK
                                        ---------------------------------------
                                        Authorized    Outstanding   % of Shares
Pledged Share Issuer                      Shares        Shares        Pledged
--------------------                    ----------    -----------   -----------
Symons Corporation                                                     100%
Omni Investors, Inc.                                                   100%
Dur-O-Wal, Inc.                                                        100%
Dur-O-Wal Limited                                                       65%


Item C.  Additional Subsidiaries
         -----------------------

                                                                     EXHIBIT J-2

                           SUBSIDIARY PLEDGE AGREEMENT
                           ---------------------------

         This SUBSIDIARY PLEDGE AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "PLEDGE AGREEMENT"), dated as of September 29, 1997, is made by each Subsidiary (as defined below) of the Borrower (as defined below) a signatory hereto (each, individually, a "PLEDGOR", and collectively, the "PLEDGORS"), in favor of BANK ONE, N.A., as administrative agent (together with its successor(s) thereto, in such capacity the "FACILITY AGENT") for each of the Secured Parties.

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Credit Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Dayton Superior Corporation, an Ohio corporation (the "BORROWER"), the various financial institutions as are, or may from time to time become, parties thereto (each, individually, a "LENDER", and collectively, the "LENDERS"), DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, Bank of America National Trust and Savings Association, as the Documentation Agent for the Lenders, Bankers Trust Company, as the Administrative Agent for the Lenders and the Facility Agent, the Lenders have extended Commitments to make Credit Extensions to the Borrower;

         WHEREAS, as a condition precedent to the making of the Credit Extensions (including initial Credit Extension) under the Credit Agreement, each Pledgor is required to execute and deliver this Pledge Agreement;

         WHEREAS, each Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement; and

         WHEREAS, it is in the best interests of each Pledgor to execute this Pledge Agreement inasmuch as such Pledgor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions (including the initial Credit Extension) to the Borrower pursuant to the Credit Agreement, each Pledgor agrees, for the benefit of each Secured Party, as follows:

                             ARTICLE _______________

                                   DEFINITIONS

         SECTION _ CERTAIN TERMS. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "BORROWER" is defined in the FIRST RECITAL.

         "COLLATERAL" is defined in SECTION 2.1.

         "CREDIT AGREEMENT" is defined in the FIRST RECITAL.

         "DISTRIBUTIONS" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

         "DIVIDENDS" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

         "FACILITY AGENT" is defined in the PREAMBLE.

         "LENDER" and "LENDERS" are defined in the FIRST RECITAL.

         "PLEDGE AGREEMENT" is defined in the PREAMBLE.

         "PLEDGED NOTE ISSUER" means each Person identified in ITEM A of ATTACHMENT 1 hereto as the issuer of the Pledged Note identified opposite the name of such Person.

         "PLEDGED NOTES" means all promissory notes of any Pledged Note Issuer in substantially the form of EXHIBIT A hereto which are delivered by any Pledgor to the Facility Agent as Pledged

Property hereunder, as such promissory notes, in accordance with SECTION 4.1.5, are amended, modified or supplemented from time to time, together with any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor.

         "PLEDGED PROPERTY" means all Pledged Shares, all Pledged Notes, and all other pledged shares of capital stock or promissory notes, all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by any Pledgor to the Facility Agent or may from time to time hereafter be delivered by such Pledgor to the Facility Agent for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

         "PLEDGED SHARE ISSUER" means each Person identified in ITEM B of ATTACHMENT 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

         "PLEDGED SHARES" means all shares of capital stock of any Pledged Share Issuer which are delivered by any Pledgor to the Facility Agent as Pledged Property hereunder.

         "PLEDGOR" and "PLEDGORS" are defined in the PREAMBLE.

         "SECURED PARTY" means, as the context may require, any Lender, the Issuer and each Agent and each of their respective successors, transferred and assigns.

         "SECURED OBLIGATIONS" is defined in SECTION 2.2.

         "SECURITIES ACT" is defined in SECTION 6.2.

         "U.C.C." means the Uniform Commercial Code, as in effect from time to time in the State of New York.

         SECTION _ CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION _ U.C.C. DEFINITIONS. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

                             ARTICLE _______________

                                     PLEDGE

         SECTION _ GRANT OF SECURITY INTEREST. Each Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Facility Agent, for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Facility Agent, for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the following property of such Pledgor (the "COLLATERAL"):


                           ___ all promissory notes of each Pledged Note Issuer
                  identified in ITEM A of ATTACHMENT 1 hereto;

                           ___ all other Pledged Notes issued from time to time;

                           ___ all issued and outstanding shares of capital
                  stock of each Pledged Share Issuer identified in ITEM B of ATTACHMENT 1 hereto;

                           ___ all other Pledged Shares issued from time to
                  time;

                           ___ all other Pledged Property, whether now or
                  hereafter delivered to the Facility Agent in connection with this Pledge Agreement;

                           ___ all Dividends, Distributions, interest, and other
                  payments and rights with respect to any Pledged Property; and

                           ___ all proceeds of any of the foregoing.

         SECTION _ SECURITY FOR OBLIGATIONS. This Pledge Agreement secures the payment in full in cash of all Obligations of the Borrower now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document to which the Borrower is or may become a party, whether for principal, interest, costs, fees, expenses, or otherwise, and all obligations of each Pledgor and each other Obligor whether now or hereafter existing under this Pledge Agreement and each other Loan Document to which such Pledgor or such other Obligor is or may become a party (all such obligations of the Borrower, such Pledgor and such other Obligor being the "SECURED OBLIGATIONS").

         SECTION _ DELIVERY OF PLEDGED PROPERTY. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares and all Pledged Notes, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, endorsed to the order of) the Facility Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

         SECTION _ DIVIDENDS ON PLEDGED SHARES AND PAYMENTS ON PLEDGED NOTES. In the event that any Dividend is to be paid on any Pledged Share or any payment of principal or interest is to be made on any Pledged Note at a time when no Default of the nature referred to in Section 8.1.9 of the Credit Agreement or Event of Default has occurred and is continuing or would result therefrom, such Dividend or payment may be paid directly to the applicable Pledgor. If any such Default or Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Facility Agent.


         SECTION _ CONTINUING SECURITY INTEREST; TRANSFER OF NOTE. This Pledge Agreement shall create a continuing security interest in the Collateral and shall

                  ___ remain in full force and effect until payment in full in cash of all Secured Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments,

                  ___ be binding upon each Pledgor and its successors, transferees and assigns, and

                  ___ inure, together with the rights and remedies of the Facility Agent hereunder, to the benefit of the Facility Agent and each other Secured Party.

Without limiting the foregoing CLAUSE (C), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 and Article IX of the Credit Agreement. Upon (i) the sale, transfer or other disposition of Collateral in accordance with the Credit Agreement or (ii) the payment in full in cash of all Secured Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, the security interests granted herein shall automatically terminate with respect to (x) such Collateral (in the case of clause (i)) or (y) all Collateral (in the case of CLAUSE (II)). Upon any such sale, transfer, disposition or termination, the Facility Agent will, at such Pledgor's sole expense, deliver to such Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all

Pledged Shares and all Pledged Notes, together with all other
Collateral held by the Facility Agent hereunder, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

         SECTION _ SECURITY INTEREST ABSOLUTE. All rights of the Facility Agent and the security interests granted to the Facility Agent hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional, irrespective of

                  ___ any lack of validity or enforceability of the Credit Agreement, any Note or any other Loan Document,

                  ___ the failure of any Secured Party or any holder of any Note

                           __ to assert any claim or demand or to enforce any
                  right or remedy against the Borrower, any other Obligor or any other Person under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or

                           __ to exercise any right or remedy against any other
                  guarantor of, or collateral securing, any Secured Obligations,

                  ___ any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation,

                  ___ any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and such Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise,

                  ___ any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document,

                  ___ any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations, or

                  ___ any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

         SECTION _ POSTPONEMENT OF SUBROGATION, ETC. Each Pledgor will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior payment, in full and in cash, of all Secured Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments. Any amount paid to any Pledgor on account of any payment made hereunder prior to the payment in full in cash of all Secured Obligations shall be held in trust for the benefit of the Secured Parties and each holder of a Note and shall immediately be paid to the Secured Parties and each holder of a Note and credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement; PROVIDED, HOWEVER, that if

                  (a) such Pledgor has made payment to the Secured Parties and each holder of a Note of all or any part of the Secured Obligations, and

                  (b) all Secured Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired and all Commitments have been permanently terminated,

each Secured Party and each holder of a Note agrees that, at such Pledgor's request, the Secured Parties and the holders of the Notes will execute and deliver to such Pledgor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Pledgor of an interest in the Secured Obligations resulting from such payment by such Pledgor. In furtherance of the foregoing, for so long as any Secured Obligations, Letters of Credit or Commitments remain outstanding, such Pledgor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Pledge Agreement to any Secured Party or any holder of a Note.

                             ARTICLE _______________

                         REPRESENTATIONS AND WARRANTIES

         SECTION _ REPRESENTATIONS AND WARRANTIES, ETC. Each Pledgor represents and warrants to each Secured Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares and each pledge and delivery of a Pledged Note) by such Pledgor to the Facility Agent of any Collateral, that the representations and warranties contained in Article VI of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to such Pledgor and its properties, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Pledge Agreement by reference as though specifically set forth in this ARTICLE III.

         SECTION 3.1.1. OWNERSHIP, NO LIENS, ETC. Such Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Facility Agent or otherwise permitted under the Credit Agreement.

         SECTION 3.1.2. VALID SECURITY INTEREST. The execution, and delivery of this Agreement, together with the delivery of such Collateral to the Facility Agent is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations. Possession by the Facility Agent of the Collateral is the only action necessary to perfect or protect such security interest for the Collateral, subject to Section 9-30G of the U.C.C.

         SECTION 3.1.3. AS TO PLEDGED SHARES. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of each Pledged Share Issuer. Such Pledgor has no Subsidiaries other than the Pledged Share Issuers, except as set forth in ITEM C of ATTACHMENT 1.

         SECTION 3.1.4. AS TO PLEDGED NOTES. In the case of any Pledged Note constituting such Collateral, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.

         SECTION 3.1.5. AUTHORIZATION, APPROVAL, ETC. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

                  ___ for the pledge by such Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by such Pledgor, or

                  ___ for the exercise by the Facility Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

         SECTION 3.1.6. COMPLIANCE WITH LAWS. Such Pledgor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the value of the Collateral or the worth of the Collateral as collateral security.

                             ARTICLE _______________

                                    COVENANTS

         SECTION _ CERTAIN COVENANTS. Each Pledgor covenants and agrees that, so long as any portion of the Secured Obligations shall remain unpaid, any Letters of Credit shall be outstanding or any Secured Party shall have any outstanding Commitment, such Pledgor will, unless the Required Lenders shall otherwise consent in writing, perform, comply with and be bound by (a) all of the agreements, covenants and obligations contained in Article VII of the Credit Agreement which are applicable to such Pledgor or its properties, each such agreement, covenant and obligation contained in such Article and all other terms of the Credit Agreement to which reference is made herein, together with all related definitions and ancillary provisions, being hereby incorporated into this Pledge Agreement by reference as though specifically set forth in this Section and (b) the obligations set forth in this Section.

         SECTION _ PROTECT COLLATERAL; FURTHER ASSURANCES, ETC. Such Pledgor agrees and covenants that it will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Facility Agent hereunder). Such Pledgor will warrant and defend the right and title herein granted unto the Facility Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. Such Pledgor agrees that at any time, and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Facility Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Facility Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         SECTION _ STOCK POWERS, ETC. Such Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by such Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Facility Agent. Such Pledgor will, from time to time upon the request of the Facility Agent, promptly deliver to the Facility Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Facility Agent, with respect to the Collateral as the Facility Agent may reasonably request and will, from time to time upon the request of the Facility Agent after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Facility Agent.

         SECTION _ CONTINUOUS PLEDGE. Such Pledgor will, at all times, keep pledged to the Facility Agent pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, all Pledged Notes, all interest, principal and other proceeds received by the Facility Agent with respect to the Pledged Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to such Pledgor in respect of any Collateral and will not permit any Pledged Share Issuer to issue any capital stock which shall not have been promptly duly pledged hereunder on a first priority perfected basis.

         SECTION _  VOTING RIGHTS; DIVIDENDS, ETC.  Such Pledgor agrees:

                  ___ after any Default of the nature referred to in Section
         8.1.9 of the Credit Agreement or any Event of Default shall have occurred and be continuing, promptly upon receipt of notice thereof by such Pledgor and without any request therefor by the Facility Agent, to deliver (properly endorsed where required hereby or requested by the Facility Agent) to the Facility Agent all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Facility Agent as additional Collateral for use in accordance with SECTION 6.4; and

                  ___ after any Event of Default shall have occurred and be continuing and the Facility Agent has notified such Pledgor of the Facility Agent's intention to exercise its voting power under this
         SECTION 4.1.4(B)

                           __ the Facility Agent may exercise (to the exclusion
                  of such Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and such Pledgor hereby grants the Facility Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

                           __ promptly to deliver to the Facility Agent such
                  additional proxies and other documents as may be necessary to allow the Facility Agent to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by such Pledgor but which such Pledgor is then obligated to deliver to the Facility Agent, shall, until delivery to the Facility Agent, be held by such Pledgor separate and apart from its other property in trust for the Facility Agent. The Facility Agent agrees that unless an Event of Default shall have occurred and be continuing and the Facility Agent shall have given the notice referred to in SECTION 4.1.4(B), such Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Facility Agent shall, upon the written request of such Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; PROVIDED, HOWEVER, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

         SECTION _ ADDITIONAL UNDERTAKINGS. Such Pledgor will not, without the prior written consent of the Facility Agent:

                  ___ enter into any agreement amending, supplementing, or waiving any provision of any Pledged Note (including any underlying instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof; or

                  ___ take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged Note or other instrument constituting Collateral.

                             ARTICLE _______________

                            THE ADMINISTRATIVE AGENT

         SECTION _ FACILITY AGENT APPOINTED ATTORNEY-IN-FACT. Each Pledgor hereby irrevocably appoints the Facility Agent such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Facility Agent's discretion, to take any action and to execute any instrument which the Facility Agent may reasonably deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including after the occurrence and during the continuance of a Default of the nature referred to in Section 8.1.9 of the Credit Agreement or an Event of Default:

                  ___ to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  ___ to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with CLAUSE (A) above; and

                  ___ to file any claims or take any action or institute any proceedings which the Facility Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Facility Agent with respect to any of the Collateral.

Such Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION _ FACILITY AGENT MAY PERFORM. If any Pledgor fails to perform any agreement contained herein, the Facility Agent may itself perform, or cause performance of, such agreement, and the expenses of the Facility Agent incurred in connection therewith shall be payable by such Pledgor pursuant to SECTION 6.4.

         SECTION _ FACILITY AGENT HAS NO DUTY. The powers conferred on the Facility Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Facility Agent shall have no duty as to any Collateral or responsibility for

                  ___ ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Facility Agent has or is deemed to have knowledge of such matters, or

                  ___ taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION _ REASONABLE CARE. The Facility Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; PROVIDED, HOWEVER, the Facility Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as any Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Facility Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                             ARTICLE _______________

                                    REMEDIES

         SECTION _ CERTAIN REMEDIES. If any Event of Default shall have occurred and be continuing:

                  ___ The Facility Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Facility Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Facility Agent may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Facility Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Facility Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  ___  The Facility Agent may

                  __ transfer all or any part of the Collateral into the name of the Facility Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

                  __ notify the parties obligated on any of the Collateral to make payment to the Facility Agent of any amount due or to become due thereunder,

                  __ enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                  __ endorse any checks, drafts, or other writings in such Pledgor's name to allow collection of the Collateral,

                  __ take control of any proceeds of the Collateral, and

                  __ execute (in the name, place and stead of such Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         SECTION _ SECURITIES LAWS. If the Facility Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to SECTION 6.1, each Pledgor agrees that, upon request of the Facility Agent, such Pledgor will, at its own expense:

                  ___ execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Facility Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Facility Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                  ___ use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Facility Agent;

                  ___ cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

                  ___ do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Each Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Facility Agent or the Secured Parties by reason of the failure by any Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if such Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Facility Agent) of the Collateral on the date the Facility Agent shall demand compliance with this Section.

         SECTION _ COMPLIANCE WITH RESTRICTIONS. Each Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Facility Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and such Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Facility Agent be liable nor accountable to such Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION _ APPLICATION OF PROCEEDS. All cash proceeds received by the Facility Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Facility Agent, be held by the Facility Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Facility Agent pursuant to Section 10.3 of the Credit Agreement and
SECTION 6.5) in whole or in part by the Facility Agent against, all or any part of the Secured Obligations in such order as the Facility Agent shall elect.

         Any surplus of such cash or cash proceeds held by the Facility Agent and remaining after payment in full in cash of all the Secured Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, shall be paid over to the applicable Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

         SECTION _ INDEMNITY AND EXPENSES. Each Pledgor hereby agrees to jointly and severally indemnify and hold harmless the Facility Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Facility Agent's gross negligence or wilful misconduct. Upon demand, such Pledgor will pay to the Facility Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Facility Agent may incur in connection with:

                  ___ the administration of this Pledge Agreement, the Credit Agreement and each other Loan Document;

                  ___ the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

                  ___ the exercise or enforcement of any of the rights of the Facility Agent hereunder; or

                  ___ the failure by such Pledgor to perform or observe any of the provisions hereof.

                             ARTICLE _______________

                            MISCELLANEOUS PROVISIONS

         SECTION _ LOAN DOCUMENT. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION _ AMENDMENTS, ETC. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Facility Agent (on behalf of the Lenders or the Required Lenders, as the case may be), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         SECTION _ PROTECTION OF COLLATERAL. The Facility Agent may from time to time, at its option, perform any act which each Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Facility Agent may from time to time take any other action which the Facility Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

         SECTION _ ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and, if to any Pledgor, mailed or telecopied or delivered to it, addressed to it in care of the Borrower at the address of the Borrower specified in the Credit Agreement, if to the Facility Agent, mailed or telecopied or delivered to it, addressed to it at the address of the Facility Agent specified in the Credit Agreement. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by telecopier, shall be deemed given when transmitted and electronically confirmed.

         SECTION _ SECTION CAPTIONS. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

         SECTION _ SEVERABILITY. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

         SECTION _ COUNTERPARTS. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION _ GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                                               OMNI INVESTORS, INC.

                                               By
                                                 ------------------------------
                                                  Name:
                                                  Title:

                                               DUR-O-WAL, INC.

                                               By
                                                 ------------------------------
                                                  Name:
                                                  Title:

                                               BANK ONE, N.A., as Facility Agent

                                               By
                                                 ------------------------------
                                                  Name:
                                                  Title:

                                                                       EXHIBIT A

                                                                   to Subsidiary
                                                                Pledge Agreement

                                 PROMISSORY NOTE

$                                                          _____________, 19__

         FOR VALUE RECEIVED, the undersigned, ______________, a _______________
corporation (the "MAKER"), promises to pay to the order of DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "PAYEE"), in equal ________ installments, commencing _________, 19__ to and including , 19 , the principal sum of ________________________DOLLARS ($____________), representing the aggregate principal amount of an intercompany loan made by the Payee to the Maker.

         The unpaid principal amount of this promissory note (this "NOTE") from time to time outstanding shall bear interest at a rate of interest equal to ____________, which the Maker represents to be a lawful and commercially reasonable rate, payable __________, and all payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America. All such payments shall be made by the Maker to an account established by the Payee at _______________ and shall be recorded on the grid attached hereto by the holder hereof (including the Facility Agent as pledgee). Upon notice from the Facility Agent (hereinafter defined) that a Default (as defined in the Credit Agreement, hereinafter defined) of the nature referred to in Section 8.1.9 of the Credit Agreement or an Event of Default (as defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement, the Maker shall make such payments, in same day funds, to such other account as the Facility Agent shall direct in such notice.

         This Note is one of the Pledged Notes referred to in, and evidences Indebtedness incurred pursuant to Section 7.2.2 of the Credit Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Dayton Superior Corporation, an Ohio corporation (the "BORROWER"), the various financial institutions as are, or may from time to time become, parties thereto (each, individually, a "LENDER", and collectively, the "LENDERS"), DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, Bank of America National Trust and Savings Association, as the Documentation Agent for the Lenders Bankers Trust Company, as Administrative Agent for the Lenders and Bank One, N.A., as the Facility Agent. Upon the occurrence and continuance of an Event of Default under the Credit Agreement, and notice thereof by the Facility Agent to the Maker, the Facility Agent shall have all rights of the Payee to collect and accelerate, and enforce all rights with respect to, the Indebtedness evidenced by this Note. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         Reference is made to the Credit Agreement for a description of the Pledge Agreement pursuant to which this Note has been pledged to the Facility Agent as security for the Secured Obligations outstanding from time to time under the Credit Agreement and each other Loan Document.

         In addition to, but not in limitation of, the foregoing, the Maker further agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder (including the Facility Agent as pledgee) of this Note endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS NOTE. THE MAKER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE TO ACCEPT THIS NOTE.

                                           [NAME OF MAKER]

                                            By
                                              ---------------------------------
                                               Name:
                                               Title:

                                            Pay to the order of BANK ONE, N.A.,
                                            as Facility Agent

                                           [NAME OF PAYEE]

                                            By
                                              ---------------------------------
                                              Name:
                                              Title:

                                      GRID

         Intercompany Loans made by [Name of Payee] to [Name of Maker] and payments of principal of such Loans.


====================================================================================================================
                             Amount of                 Amount of                 Outstanding
                            Intercompany               Principal                  Principal            Notation
        Date                    Loan                    Payment                    Balance              Made By
--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

--------------------- ------------------------- ------------------------- ----------------------- ------------------

====================================================================================================================

                                                                    ATTACHMENT 1

                                                                   to Subsidiary
                                                                Pledge Agreement

                                [NAME OF PLEDGOR]

Item A.  Pledged Notes
         -------------
Pledged Note Issuer                         Description
-------------------                         -----------

Item B.  Pledged Shares
         --------------

                                                          COMMON STOCK
                                           ----------------------------------------
                                            Authorized    Outstanding   % of Shares
Pledged Share Issuer                          Shares        Shares        Pledged
--------------------                          ------        ------        -------


Item C.  Additional Subsidiaries
         -----------------------

                                                                     EXHIBIT K-1

                           BORROWER SECURITY AGREEMENT

         This BORROWER SECURITY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "SECURITY AGREEMENT"), dated as of September 29, 1997, is made by DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "GRANTOR"), in favor of BANK ONE, N.A., as facility agent (together with its successor(s) thereto, in such capacity the "FACILITY AGENT") for each of the Secured Parties.

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Credit Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Grantor, the various financial institutions as are, or may from time to time become, parties thereto (each individually a "LENDER" and collectively the "LENDERS"), DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, Bank of America National Trust and Savings Association, as the Documentation Agent for the Lenders, Bankers Trust Company, as the Administrative Agent for the Lenders and the Facility Agent, the Lenders have extended Commitments to make Credit Extensions to the Grantor;

         WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Grantor is required to execute and deliver this Security Agreement; and

         WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Security Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions (including the initial Credit Extension) to the Grantor pursuant to the Credit Agreement, the Grantor agrees, for the benefit of each Secured Party, as follows:


                                   ARTICLE XXV

                                   DEFINITIONS

         SECTION XXV.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "COLLATERAL" is defined in SECTION 2.1.

         "COLLATERAL ACCOUNT" is defined in SECTION 4.1.2(B).

         "COMPUTER HARDWARE AND SOFTWARE COLLATERAL" means:

                           (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

                           (b) all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by the Grantor, designed for use on the computers and electronic data processing hardware described in CLAUSE (A) above;

                           (c) all firmware associated therewith;

                           (d) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding CLAUSES (A) through (C); and

                           (e) all rights with respect to all of the foregoing, including any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

         "COPYRIGHT COLLATERAL" means all copyrights (including all copyrights for semi-conductor chip product mask works) of the Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of the Grantor's right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in ITEM A of SCHEDULE IV attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in ITEM B of SCHEDULE IV attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

         "CREDIT AGREEMENT" is defined in the FIRST RECITAL.

         "EQUIPMENT" is defined in CLAUSE (A) of SECTION 2.1.

         "FACILITY AGENT" is defined in the PREAMBLE.

         "GRANTOR" is defined in the PREAMBLE.

         "INTELLECTUAL PROPERTY COLLATERAL" means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

         "INVENTORY" is defined in CLAUSE (B) of SECTION 2.1

         "LENDER" and "LENDERS" are defined in the FIRST RECITAL.

         "PATENT COLLATERAL" means:

                           (a) all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in ITEM A of SCHEDULE II attached hereto;

                           (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in CLAUSE (A);

                           (c) all patent licenses, including each patent
                  license referred to in ITEM B of SCHEDULE II attached hereto; and

                           (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in ITEM A of SCHEDULE II attached hereto, and for breach or enforcement of any patent license, including any patent license referred to in

         ITEM B of SCHEDULE II attached hereto, and all rights corresponding thereto throughout the world.

         "RECEIVABLES" is defined in CLAUSE (C) of SECTION 2.1.

         "RELATED CONTRACTS" is defined in CLAUSE (C) of SECTION 2.1.

         "RENTAL EQUIPMENT" means, as of any date of determination, any equipment which (i) is purchased and owned by the Grantor or any of its wholly-owned U.S. Subsidiaries and (ii) is leased by the Grantor or such Subsidiary to any Person (other than an Affiliate) pursuant to the terms of which the Grantor or such Subsidiary is then charging for the rental of such equipment.

         "SECURED PARTIES" means, collectively, the Lenders, the Agents and all Affiliates of the Lenders which may be party to any Loan Document (including without limitation any Rate Protection Agreement).

         "SECURITY AGREEMENT" is defined in the PREAMBLE.

         "TRADEMARK COLLATERAL" means:

                           (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this CLAUSE (A) being collectively called a "TRADEMARK"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in ITEM A of SCHEDULE III attached hereto;

                           (b) all Trademark licenses, including each Trademark license referred to in ITEM B of SCHEDULE III attached hereto;

                           (c) all reissues, extensions or renewals of any of the items described in CLAUSES (A) and (B);

                           (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, CLAUSES (A) and (B); and

                           (e) all proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in ITEM A and ITEM B of SCHEDULE III attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

         "TRADE SECRETS COLLATERAL" means all common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Grantor (all of the foregoing being collectively called a "TRADE SECRET"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in SCHEDULE V attached hereto, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

         "U.C.C." means the Uniform Commercial Code, as in effect from time to time in the State of New York.

         SECTION XXV.2. CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION XXV.3. U.C.C. DEFINITIONS. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security Agreement, including its preamble and recitals, with such meanings.

                                  ARTICLE XXVI

                               SECURITY INTEREST


         SECTION XXVI.1. GRANT OF SECURITY. The Grantor hereby assigns and pledges to the Facility Agent for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Facility Agent for its benefit and the ratable benefit of each of the Secured Parties, a security interest in all of the following, whether now or hereafter existing or acquired by the Grantor (the "COLLATERAL"):


                           (a) all equipment in all of its forms of the Grantor, wherever located, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto (any and all of the foregoing being the "EQUIPMENT");

                           (b) all inventory in all of its forms of the Grantor, wherever located, including

                                    (i) all raw materials and work in process
                           therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof,

                                    (ii) all goods in which the Grantor has an
                           interest in mass or a joint or other interest or right of any kind (including goods in which the Grantor has an interest or right as consignee), and

                                    (iii) all goods which are returned to or
         repossessed by the Grantor, and all accessions thereto, products thereof and documents therefor (any and all such inventory, materials, goods, accessions, products and documents being the "INVENTORY");

                                    (c) all accounts, contracts, contract
         rights, chattel paper, documents, instruments, and general intangibles (including tax refunds) of the Grantor, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of the Grantor now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles (any and all such accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles being the "RECEIVABLES", and any and all such security agreements, guaranties, leases and other contracts being the "RELATED CONTRACTS");

                                    (d) all Intellectual Property Collateral of
         the Grantor;

                                    (e) all books, records, writings, data
         bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this SECTION 2.1;

                                    (f) all of the Grantor's other property and
         rights of every kind and description and interests therein; and

                                    (g) all products, rents, issues, profits,
         returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in CLAUSES (A), (B), (C), (D), (E) and (F), proceeds deposited from time to time in the Collateral Account and in any lock boxes of the Grantor, and, to the extent not otherwise included, all payments under insurance (whether or not the Facility Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

Notwithstanding the foregoing, "Collateral" shall not include any general intangibles or other rights arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained. The Grantor agrees to use all commercially reasonable efforts to obtain any such required consent.

         SECTION XXVI.2. SECURITY FOR OBLIGATIONS. This Security Agreement secures the payment of all Obligations of the Grantor now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document to which the Grantor is or may become a party, whether for principal, interest, costs, fees, expenses or otherwise.

         SECTION XXVI.3. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Security Agreement shall create a continuing security interest in the Collateral and shall

                                    (a) remain in full force and effect until
         payment in full in cash of all Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments,

                                    (b) be binding upon the Grantor, its
         successors, transferees and assigns, and

                                    (c) inure, together with the rights and
         remedies of the Facility Agent hereunder, to the benefit of the Facility Agent and each other Secured Party.

Without limiting the generality of the foregoing CLAUSE (C), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Security Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 and Article IX of the Credit Agreement. Upon the payment in full in cash of all Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, the security interest granted herein shall automatically terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Facility Agent will, at the Grantor's sole expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination. Upon any sale or other transfer of Collateral permitted by the terms of Section 7.2.10 of the Credit Agreement, the security interest created hereunder in such Collateral (but not in the proceeds thereof) shall be deemed to be automatically released and the Facility Agent will, at the Grantor's sole expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such release.

         SECTION XXVI.4. GRANTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding

                                    (a) the Grantor shall remain liable under
         the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed,

                                    (b) the exercise by the Facility Agent of
         any of its rights hereunder shall not release the Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and

                                    (c) neither the Facility Agent nor any other
         Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Facility Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                                  ARTICLE XXVII

                         REPRESENTATIONS AND WARRANTIES

         SECTION XXVII.1. REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants to each Secured Party as set forth in this Section.

         SECTION XXVII.1.1. LOCATION OF COLLATERAL, ETC. All of the Equipment (other than Rental Equipment), Inventory and lock boxes of the Grantor are located at the places specified in ITEM A, ITEM B and ITEM C, respectively, of
SCHEDULE I hereto. None of the Equipment and Inventory has, within the four months preceding the date of this Security Agreement, been located at any place other than the places specified in ITEM A and ITEM B, respectively, of SCHEDULE I hereto except as set forth in a footnote thereto. The place(s) of business and chief executive office of the Grantor and the office(s) where the Grantor keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, are located at the address set forth in ITEM D of
SCHEDULE I hereto. The Grantor has no material trade names other than those set forth in ITEM E of SCHEDULE I hereto. During the four months preceding the date hereof, the Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Grantor been the subject of any merger or other corporate reorganization, except as set forth in ITEM F of
SCHEDULE I hereto. If the Collateral includes any Inventory located in the State of California, the Grantor is not a "retail merchant" within the meaning of
Section 9102 of the Uniform Commercial Code - Secured Transactions of the State of California. All Receivables evidenced by a promissory note or other instrument, negotiable document or chattel paper have been duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Facility Agent and delivered and pledged to the Facility Agent pursuant to SECTION 4.1.7. The Grantor is not a party to any Federal, state or local government contract except as set forth in ITEM G of
SCHEDULE I hereto.

         SECTION XXVII.1.2. OWNERSHIP, NO LIENS, ETC. The Grantor owns its Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this Security Agreement and except as permitted by the Credit Agreement and except for leases of Rental Equipment. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Facility Agent relating to this Security Agreement or as have been filed in connection with Liens permitted pursuant to Section 7.2.3 of the Credit Agreement.

         SECTION XXVII.1.3. POSSESSION AND CONTROL. The Grantor has exclusive possession and control of its Equipment (other than Rental Equipment) and Inventory.

         SECTION XXVII.1.4. NEGOTIABLE DOCUMENTS, INSTRUMENTS AND CHATTEL PAPER. The Grantor has, contemporaneously herewith, delivered to the Facility Agent possession of all originals of all negotiable documents, instruments and chattel paper currently owned or held by the Grantor (duly endorsed in blank, if requested by the Facility Agent).

         SECTION XXVII.1.5. INTELLECTUAL PROPERTY COLLATERAL. With respect to any registered Intellectual Property Collateral the loss, impairment or infringement of which might have a Material Adverse Effect:

                                    (a) such registered Intellectual Property
         Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

                                    (b) such registered Intellectual Property
         Collateral is valid and enforceable;

                                    (c) the Grantor has made all necessary
         filings and recordations to protect its interest in such registered Intellectual Property Collateral, including recordations of all of its interests in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and in corresponding offices throughout the world and its claims to the Copyright Collateral in the United States Copyright Office and in corresponding offices throughout the world;

                                    (d) the Grantor is the exclusive owner of
         the entire and unencumbered right, title and interest in and to such registered Intellectual Property Collateral and no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party; and

                                    (e) the Grantor has performed and will
         continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of registered Intellectual Property Collateral in full force and effect throughout the world, as applicable.

The Grantor owns directly or is entitled to use by license or otherwise, all patents, Trademarks, Trade Secrets, copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, necessary for or of material importance to the conduct of the Grantor's business.

         SECTION XXVII.1.6. VALIDITY, ETC. This Security Agreement creates a valid first priority security interest in the Collateral (subject to Section 9-306 of the U.C.C. and Liens permitted pursuant to Section 7.2.3 of the Credit Agreement), securing the payment of the Obligations, and all filings and other actions necessary or desirable in the State of New York and in each other jurisdiction where the failure to make any such filing or other action would have a Material Adverse Effect to perfect and protect such security interest have been duly taken, except as permitted by Section 7.1.12 of the Credit Agreement with respect to Intellectual Property Collateral.


         SECTION XXVII.1.7. AUTHORIZATION, APPROVAL, ETC. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either

                                    (a) for the grant by the Grantor of the
         security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantor, or

                                    (b) for the perfection of or the exercise by
         the Facility Agent of its rights and remedies hereunder.

         SECTION XXVII.1.8. COMPLIANCE WITH LAWS. The Grantor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially adversely affect the value of the Collateral or the worth of the Collateral as collateral security.

                                 ARTICLE XXVIII

                                    COVENANTS

         SECTION XXVIII.1. CERTAIN COVENANTS. The Grantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid, any Letters of Credit shall be outstanding or any Lender shall have any outstanding Commitment, the Grantor will, unless the Required Lenders shall otherwise consent in writing, perform, comply with and be bound by the obligations set forth in this Section.

         SECTION XXVIII.1.1. AS TO EQUIPMENT AND INVENTORY. The Grantor hereby agrees that it shall

                                    (a) keep all the Equipment (other than
         Rental Equipment) and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in
         SECTION 3.1.1 or, upon 30 days' prior written notice to the Facility Agent, at such other places in a jurisdiction where all representations and warranties set forth in ARTICLE III (including SECTION 3.1.6) shall be true and correct, and all action required pursuant to the FIRST SENTENCE of SECTION 4.1.7 shall have been taken with respect to the Equipment and Inventory; and


                                             (b) cause the Equipment to be
         maintained and preserved in accordance with Section 7.1.3 of the Credit Agreement.

         SECTION XXVIII.1.2. AS TO RECEIVABLES.

                                             (a) The Grantor shall keep its
         place(s) of business and chief executive office and the office(s) where it keeps its records concerning the Receivables, and all originals of all chattel paper which evidenced Receivables, located at the address(es) set forth in ITEM D of SCHEDULE I hereto, or, upon 30 days' prior written notice to the Facility Agent, at such other locations in a jurisdiction where all actions required by the FIRST SENTENCE of
         SECTION 4.1.7 shall have been taken with respect to the Receivables; not change its name except upon 30 days' prior written notice to the Facility Agent; hold and preserve such records and chattel paper; and permit representatives of the Facility Agent after reasonable notice and during normal business hours to inspect and make abstracts from such records and chattel paper. In addition, the Grantor shall give the Facility Agent a supplement to Schedule I hereto on each date a Compliance Certificate is required to be delivered to the Facility Agent under the Credit Agreement, which shall set forth any changes to the information set forth in SECTION 3.1.1.

                                             (b) After the occurrence of and
         during the continuance of a Default of the nature set forth in Section
         8.1.9 of the Credit Agreement or an Event of Default, upon written notice by the Facility Agent to the Grantor pursuant to this SECTION 4.1.2(B), all proceeds of Collateral received by the Grantor shall be delivered in kind to the Facility Agent for deposit to a deposit account (the "COLLATERAL ACCOUNT") of the Grantor maintained with the Facility Agent, and the Grantor shall not commingle any such proceeds, and shall hold separate and apart from all other property, all such proceeds in express trust for the benefit of the Facility Agent until delivery thereof is made to the Facility Agent.

                                             (c) The Facility Agent shall have
         the right to apply any amount in the Collateral Account to the payment of any Obligations which are due and payable or payable upon demand, or to the payment of any Obligations at any time that an Event of Default shall exist.

         SECTION XXVIII.1.3. AS TO COLLATERAL.

                                             (a) Until the occurrence and
         continuance of a Default of the nature set forth in Section 8.1.9 of the Credit Agreement or an Event of Default, and such time as the Facility Agent shall notify the Grantor of the revocation of such power and authority the Grantor (i) may in the ordinary course of its business (except as otherwise permitted under the Credit Agreement), at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by the Grantor for such purpose, and use and consume, in the ordinary course of its business (except as otherwise permitted under the Credit Agreement), any raw materials, work in process or materials normally held by the Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Facility Agent may reasonably request following the occurrence of a Default of the nature set forth in Section 8.1.9 of the Credit Agreement or an Event of Default or, in the absence of such request, as the Grantor may deem advisable, and (iii) may grant, in the ordinary course of business (except as otherwise permitted under the Credit Agreement), to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral. The Facility Agent, however, may, at any time following a Default of the nature set forth in Section 8.1.9 of the Credit Agreement or an Event of Default, after giving the Grantor notice of the revocation of such power and authority (whether before or after the maturity of any of the Obligations), notify any parties obligated on any of the Collateral to make payment to the Facility Agent of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Facility Agent following a Default of the nature set forth in Section 8.1.9 of the Credit Agreement or an Event of Default, the Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Facility Agent of any amounts due or to become due thereunder.

                                             (b) The Facility Agent is
         authorized to endorse, in the name of the Grantor, any item, howsoever received by the Facility Agent, representing any payment on or other proceeds of any of the Collateral.

         SECTION XXVIII.1.4. AS TO INTELLECTUAL PROPERTY COLLATERAL. The Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral of the Grantor that:

                                             (a) the Grantor shall not, unless
         the Grantor shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Facility Agent) that any of the registered Patent Collateral is of negligible economic value to the Grantor, or (ii) have a valid business purpose to do otherwise, do any act, or omit to do any act, whereby any of the registered Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable.

                                             (b) the Grantor shall not, and the
         Grantor shall not permit any of its licensees to, unless the Grantor shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Facility Agent) that any of the registered Trademark Collateral is of negligible economic value to the Grantor, or (ii) have a valid business purpose to do otherwise,

                                             (i) fail to continue to use any of
                                    the registered Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use,

                                             (ii) fail to maintain as in the
                                    past the quality of products and services offered under all of the registered Trademark Collateral,

                                             (iii) fail to employ all of the
                                    registered Trademark Collateral registered with any Federal or state or foreign authority with an appropriate notice of such registration,

                                             (iv) adopt or use any other
                                    registered Trademark which is confusingly similar or a colorable imitation of any of the registered Trademark Collateral,

                                             (v) use any of the registered
                                    Trademark Collateral except for the uses for which registration or application for registration of all of the Trademark Collateral has been made, and

                                    (vi) do or permit any act or knowingly omit to do any act whereby any of the registered Trademark Collateral may lapse or become invalid or unenforceable.

                                             (c) the Grantor shall not, unless
the Grantor shall either

                                             (i) reasonably and in good faith
                                    determine (and notice of such determination shall have been delivered to the Facility Agent) that any of the registered Copyright Collateral or any of the Trade Secrets Collateral is of negligible economic value to the Grantor, or

                                             (ii) have a valid business purpose
                                    to do otherwise,

         do or permit any act or knowingly omit to do any act whereby any of the registered Copyright Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof.

                                             (d) the Grantor shall notify the
         Facility Agent immediately if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding the Grantor's ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same.

                                             (e) in no event shall the Grantor
         or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Facility Agent, and upon request of the Facility Agent, executes and delivers any and all agreements, instruments, documents and papers as the

         Facility Agent may reasonably request to evidence the Facility Agent's security interest in such Intellectual Property Collateral and the goodwill and general intangibles of the Grantor relating thereto or represented thereby.

                                             (f) the Grantor shall take all
         necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing CLAUSES (A), (B) and (C)).

                                             (g) the Grantor shall,
         contemporaneously herewith, execute and deliver to the Facility Agent a Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement in the forms of EXHIBIT A, EXHIBIT B and EXHIBIT C hereto, respectively, and shall execute and deliver to the Facility Agent any other document required to acknowledge or register or perfect the Facility Agent's interest in any part of the Intellectual Property Collateral.

         SECTION XXVIII.1.5. INSURANCE. The Grantor will maintain or cause to be maintained with responsible insurance companies insurance with respect to its business and properties (including the Equipment and Inventory) against such casualties and contingencies and of such types and in such amounts as is required pursuant to the Credit Agreement and will, upon the request of the Facility Agent, furnish a certificate of a reputable insurance broker setting forth the nature and extent of all insurance maintained by the Grantor in accordance with this Section. Without limiting the foregoing, the Grantor further agrees as follows:

                                             (a) Each policy for property
         insurance shall show the Facility Agent as loss payee.

                                             (b) Each policy for
         liability insurance shall show the Facility Agent as an additional insured.

                                             (c) With respect to each life
         insurance policy, the Grantor shall execute and deliver to the Facility Agent a collateral assignment, notice of which has been acknowledged in writing by the insurer.

                                             (d) Each insurance policy shall
         provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to the Facility Agent by the insured.

                                             (e) The Grantor shall, if so
         requested by the Facility Agent, deliver to the Facility Agent a copy of each insurance policy.

                                             (f) All payments in respect of
         property insurance and life insurance shall be deposited to the Collateral Account and if there shall be no Collateral Account shall be paid to the Grantor.

         SECTION XXVIII.1.6.  TRANSFERS AND OTHER LIENS.  The Grantor shall not:

                                             (a) sell, assign (by operation of
         law or otherwise) or otherwise dispose of any of the Collateral, except Inventory in the ordinary course of business, except for the lease of Rental Equipment or as permitted by the Credit Agreement; or

                                             (b) create or suffer to exist any
         Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure Indebtedness of any Person or entity, except for the security interest created by this Security Agreement and except as permitted by the Credit Agreement.

         SECTION XXVIII.1.7. FURTHER ASSURANCES, ETC. The Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Facility Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Facility Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will

                                             (a) mark conspicuously each
         document included in the Inventory, each chattel paper included in the Receivables and each Related Contract and, at the request of the Facility Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Facility Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby;

                                             (b) if any Receivable shall be
         evidenced by a promissory note or other instrument, negotiable document or chattel paper, deliver and pledge to the Facility Agent hereunder such promissory note, instrument, negotiable document or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Facility Agent;

                                             (c) execute and file such financing
         or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. ss. 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or desirable, or as the Facility Agent may reasonably request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Facility Agent hereby; and

                                             (d) furnish to the Facility Agent,
         from time to time at the Facility Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Facility Agent may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interest hereunder, the Grantor hereby authorizes the Facility Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                                  ARTICLE XXIX

                               THE FACILITY AGENT

         SECTION XXIX.1. FACILITY AGENT APPOINTED ATTORNEY-IN-FACT. The Grantor hereby irrevocably appoints the Facility Agent the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Facility Agent's discretion, following the occurrence and continuation of a Default of the nature set forth in Section 8.1.9 of the Credit Agreement or an Event of Default, to take any action and to execute any instrument which the Facility Agent may reasonably deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

                                             (a) to ask, demand, collect, sue
         for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                                             (b) to receive, endorse, and
         collect any drafts or other instruments, documents and chattel paper, in connection with CLAUSE (A) above;

                                             (c) to file any claims or take any
         action or institute any proceedings which the Facility Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Facility Agent with respect to any of the Collateral; and

                                             (d) to perform the affirmative
         obligations of the Grantor hereunder (including all obligations of the Grantor pursuant to SECTION 4.1.7).

The Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION XXIX.2. FACILITY AGENT MAY PERFORM. If the Grantor fails to perform any agreement contained herein, the Facility Agent may itself perform, or cause performance of, such agreement, and the expenses of the Facility Agent incurred in connection therewith shall be payable by the Grantor pursuant to
SECTION 6.2.

         SECTION XXIX.3. FACILITY AGENT HAS NO DUTY. In addition to, and not in limitation of, SECTION 2.4, the powers conferred on the Facility Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Facility Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 5.4. REASONABLE CARE. The Facility Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; PROVIDED, HOWEVER, the Facility Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Facility Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.



                                   ARTICLE XXX

                                    REMEDIES

         SECTION XXX.1. CERTAIN REMEDIES. If any Event of Default shall have occurred and be continuing:

                                             (a) The Facility Agent may exercise
         in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may

                                             (i) require the Grantor to, and the
                                    Grantor hereby agrees that it will, at its expense and upon request of the Facility Agent forthwith, assemble all or part of the Collateral as directed by the Facility Agent and make it available to the Facility Agent at a place to be designated by the Facility Agent which is reasonably convenient to both parties, and

                                             (ii) without notice except as
                                    specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Facility Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Facility Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Facility Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Facility Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.


                                             (b) All cash proceeds received by
                                    the Facility Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Facility Agent, be held by the Facility Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Facility Agent pursuant to
                                    SECTION 6.2) in whole or in part by the
                                    Facility Agent for the ratable benefit of the Secured Parties against, all or any part of the Obligations in such order as the Facility Agent shall elect. Any surplus of such cash or cash proceeds held by the Facility Agent and remaining after payment in full in cash of all the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

         SECTION XXX.2. INDEMNITY AND EXPENSES.

                                             (a) The Grantor agrees to indemnify
         the Facility Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Facility Agent's gross negligence or wilful misconduct.

                                             (b) The Grantor will upon demand
         pay to the Facility Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Facility Agent may incur in connection with

                                             (i) the administration of this
                                    Security Agreement,

                                             (ii) the custody, preservation, use
                                    or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, and

                                             (iii) the exercise or enforcement
                                    of any of the rights of the Facility Agent or the Secured Parties hereunder, or

                                             (iv) the failure by the Grantor to
                                    perform or observe any of the provisions hereof.

                                  ARTICLE XXXI

                            MISCELLANEOUS PROVISIONS

         SECTION XXXI.1. LOAN DOCUMENT. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION XXXI.2. AMENDMENTS; ETC. No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Facility Agent (on behalf of the Lenders or the Required Lenders, as the case may be), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION XXXI.3. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed or telecopied or delivered to either party hereto, addressed to such party at the address of such party specified in the Credit Agreement. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by telecopier, shall be deemed given when transmitted and electronically confirmed.

         SECTION XXXI.4. SECTION CAPTIONS. Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

         SECTION XXXI.5. SEVERABILITY. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

         SECTION XXXI.6. COUNTERPARTS. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same agreement.

         SECTION XXXI.7. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                           DAYTON SUPERIOR CORPORATION

                                           By
                                             ----------------------------------
                                              Name:
                                              Title:

                                           BANK ONE, N.A., as Facility Agent

                                           By
                                             ----------------------------------
                                              Name:
                                              Title:

                                                                      SCHEDULE I
                                                                     to Borrower
                                                              Security Agreement

Item A.  Location Of Equipment
         ---------------------
                                  Description             Location
                                  -----------             --------

1.

2.

3.

Item B.  Location of Inventory
         ---------------------
                                  Description             Location
                                  -----------             --------

1.

2.

3.

Item C.  Location Of Lock Boxes
         ----------------------
                                                              Contact
         Bank Name and Address         Account Number         Person
         ---------------------         --------------         ------
1.

2.

3.

Item D.  Place(s) of Business and Chief Executive Office
         -----------------------------------------------

Item E.  Trade Names
         -----------
Item F.  Merger or Other Corporate Reorganization
         ----------------------------------------
Item G.  Government Contracts
         ---------------------

                                                                     SCHEDULE II
                                                                     to Borrower
                                                              Security Agreement

Item A.  Patents
         -------
                                         Issued Patents
                                         --------------
**/Country        Patent No.        Issue Date                Inventor(s) Title
----------        ----------        ----------                -----------------


                                   Pending Patent Applications
                                   ---------------------------
*Country          Serial No.        Filing Date               Inventor(s) Title
--------          ----------        -----------               -----------------

                               Patent Applications In Preparation
                               ----------------------------------

                                     Expected
*Country          Docket No.        Filing Date               Inventor(s) Title
--------          ----------        -----------               -----------------

Item B.  Patent Licenses
         ---------------
*Country or                             Effective    Expiration       Subject
 Territory     Licensor    Licensee         Date         Date           Matter
 ---------     --------    --------         ----         ----           ------



------------------------------
* List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

                                                                    SCHEDULE III
                                                                     to Borrower
                                                              Security Agreement

Item A.  Trademarks
         ----------
                          Registered Trademarks
                          ---------------------
*/Country      Trademark       Registration No.       Registration Date
---------      ---------       ----------------       -----------------





                         Pending Trademark Applications
                         ------------------------------

*Country          Trademark              Serial No.              Filing Date
--------          ---------              ----------              -----------

                      Trademark Applications In Preparation
                      -------------------------------------

                                                Expected     Products/
*Country      Trademark       Docket No.       Filing Date    Services
--------      ---------       ----------       -----------    --------

  Item B.  Trademark Licenses
           ------------------



  *Country Or                                             Effective  Expiration
   Territory       Trademark     Licensor    Licensee       Date       Date
   ---------       ---------     --------    --------       ----       ----








------------------------------
* List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

                                                                    Schedule IV
                                                                    To Borrower
                                                             Security Agreement

Item A.  Copyrights/Mask Works
         ---------------------

                        Registered Copyrights/mask Works
                        --------------------------------

*/Country       Registration No.   Registration Date      Author(s)     Title
---------       ----------------   -----------------      ---------     -----



              Copyright/Mask Work Pending Registration Applications
              -----------------------------------------------------

*Country          Serial No.       Filing Date             Author(s)     Title
--------          ----------       -----------             ---------     -----

          Copyright/Mask Work Registration Applications In Preparation
          ------------------------------------------------------------

                                   Expected
*Country          Docket No.      Filing Date        Author(s)          Title
--------          ----------      -----------        ---------          -----

Item B.  Copyright/Mask Work Licenses
         ----------------------------


*Country Or                                 Effective    Expiration      Subject
 Territory       Licensor     Licensee        Date          Date         Matter
 ---------       --------     --------        ----          ----         ------




------------------------------
* List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

                                                                      Schedule V
                                                                     To Borrower
                                                              Security Agreement

                        Trade Secret Or Know-how Licenses
                        ---------------------------------

*/Country Or                       Effective    Expiration             Subject
 Territory    Licensor  Licensee      Date         Date                Matter
 ---------    --------  --------      ----         ----                ------



------------------------------
* List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.


                                                                       EXHIBIT A
                                                                     to Borrower
                                                              Security Agreement

                            PATENT SECURITY AGREEMENT
                            -------------------------

         This PATENT SECURITY AGREEMENT (this "AGREEMENT"), dated as of __________ __, 19__, is made between DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "Grantor"), and BANK ONE, N.A., as Facility Agent (together with any successor(s) thereto in such capacity, the "FACILITY AGENT") for each of the Secured Parties;

                              W I T N E S S E T H :

         WHEREAS, pursuant to a Credit Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Grantor, the various financial institutions as are, or may from time to time become, parties thereto (each, individually, a "LENDER", and collectively, the "LENDERS"), DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, Bank of America National Trust and Savings Association, as the Documentation Agent for the Lenders and the Facility Agent, the Lenders have extended Commitments to make Credit Extensions to the Grantor;

         WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Borrower Security Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "SECURITY AGREEMENT");

         WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Facility Agent a continuing security interest in all of the Patent Collateral (as defined below) to secure all Obligations; and

         WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Credit Extensions (including the initial Credit Extension) to the Grantor pursuant to the Credit Agreement, the Grantor agrees, for the benefit of each Secured Party, as follows:

         SECTION _______________ DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

         SECTION _______________ GRANT OF SECURITY INTEREST. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Facility Agent, and grant to the Facility Agent a security interest in, for its benefit and the benefit of each Secured Party, all of the following property (the "PATENT COLLATERAL"), whether now owned or hereafter acquired or existing by it:

                  (a) all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in ITEM A of ATTACHMENT 1 attached hereto;

                  (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in CLAUSE (A);

                  (c) all patent licenses, including each patent license referred to in ITEM B of ATTACHMENT 1 attached hereto; and

                  (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in ITEM A of ATTACHMENT 1 attached hereto, and for breach or enforcement of any patent license, including any patent license referred to in ITEM B of ATTACHMENT 1 attached hereto, and all rights corresponding thereto throughout the world.

         SECTION _______________ SECURITY AGREEMENT. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Facility Agent in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Facility Agent for its benefit and the benefit of each Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Facility Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

         SECTION _______________ RELEASE OF SECURITY INTEREST. Upon payment in full in cash of all Obligations, the termination or expiry of all Letters of Credit and the termination of all Commitments, the Facility Agent shall, at the Grantor's expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Patent Collateral which has been granted hereunder.

         SECTION _______________ ACKNOWLEDGMENT. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Facility Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

         SECTION _______________ LOAN DOCUMENT, ETC. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

         SECTION _______________ COUNTERPARTS. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                                             DAYTON SUPERIOR CORPORATION

                                             By
                                               --------------------------------
                                               Name:
                                               Title:

                                             BANK ONE, N.A., as Facility Agent

                                             By
                                               --------------------------------
                                               Name:
                                               Title:

                                                                    ATTACHMENT 1
                                                              to Borrower Patent
                                                              Security Agreement

Item A.  Patents
         -------
                                  Issued Patents
                                  --------------

**/Country     Patent No.            Issue Date             Inventor(s) Title
----------     ----------            ----------             -----------------

                                Pending Patent Applications
                                ---------------------------

*Country       Serial No.            Filing Date            Inventor(s) Title
--------       ----------            -----------            -----------------

                            Patent Applications In Preparation
                            ----------------------------------

                                      Expected
*Country       Docket No.            Filing Date            Inventor(s) Title
--------       ----------            -----------            -----------------

Item B.  Patent Licenses
         ---------------

*Country Or                            Effective    Expiration    Subject
 Territory      Licensor    Licensee      Date         Date        Matter
 ---------      --------    --------      ----         ----        ------


------------------------------
* List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

                                                                       EXHIBIT B
                                                                     to Borrower
                                                              Security Agreement


                          TRADEMARK SECURITY AGREEMENT
                          ----------------------------

         This TRADEMARK SECURITY AGREEMENT (this "AGREEMENT"), dated as of __________ __, 19__, is made between DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "GRANTOR"), and BANK ONE, N.A., as Facility Agent (together with any successor(s) thereto in such capacity, the "FACILITY AGENT") for each of the Secured Parties;


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to a Credit Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Grantor, the various financial institutions as are, or may from time to time become, parties thereto (each, individually, a "LENDER", and collectively, the "LENDERS"), DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, Bank of America National Trust and Savings Association, as the Documentation Agent for the Lenders and the Facility Agent, the Lenders have extended Commitments to make Credit Extensions to the Grantor;

         WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Borrower Security Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "SECURITY AGREEMENT");

         WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Facility Agent a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Obligations; and

         WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

                                                         -5-
         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Credit Extensions (including the initial Credit Extension) to the Grantor pursuant to the Credit Agreement, the Grantor agrees, for the benefit of each Secured Party, as follows:

         SECTION _______________ definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

         SECTION _______________ GRANT OF SECURITY INTEREST. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Facility Agent, and grant to the Facility Agent a security interest in, for its benefit and the benefit of each Secured Party, all of the following property (the "TRADEMARK COLLATERAL"), whether now owned or hereafter acquired or existing by it:

                  (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this CLAUSE (a) being collectively called a "TRADEMARK"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Item A of Attachment 1 attached hereto;

                  (b) all Trademark licenses, including each Trademark license referred to in ITEM B of ATTACHMENT 1 attached hereto;

                  (c) all reissues, extensions or renewals of any of the items described in CLAUSES (a) and (b);

                  (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, CLAUSES (a) and (b); and

                  (e) all proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in ITEM A and ITEM B of ATTACHMENT 1 attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

         SECTION _______________ SECURITY AGREEMENT. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Facility Agent in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Facility Agent for its benefit and the benefit of each Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Facility Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

         SECTION _______________ RELEASE OF SECURITY INTEREST. Upon payment in full in cash of all Obligations, the termination or expiry of all Letters of Credit and the termination of all Commitments, the Facility Agent shall, at the Grantor's expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Trademark Collateral which has been granted hereunder.

         SECTION _______________ ACKNOWLEDGMENT. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Facility Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

         SECTION _______________ LOAN DOCUMENT, ETC. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

         SECTION _______________ COUNTERPARTS. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                         DAYTON SUPERIOR CORPORATION


                                         By
                                            ----------------------
                                            Name:
                                            Title:



                                         BANK ONE, N.A., as Facility Agent


                                         By
                                            ----------------------
                                            Name:
                                            Title:

                                                                    ATTACHMENT 1
                                                           to Borrower Trademark
                                                              Security Agreement


Item A.  Trademarks
         ----------



                              Registered Trademarks
                              ---------------------

*/Country     Trademark     Registration No.       Registration Date
---------     ---------     ----------------       -----------------





                         Pending Trademark Applications
                         ------------------------------

*Country      Trademark          Serial No.          Filing Date
--------      ---------          ----------          -----------





                      Trademark Applications in Preparation
                      -------------------------------------

                                                Expected     Products/
*Country      Trademark       Docket No.       Filing Date   Services
--------      ---------       ----------       -----------   --------






Item B.  Trademark Licenses
         ------------------

----------
     * List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

*Country or                                            Effective   Expiration
 Territory     Trademark      Licensor      Licensee      Date        Date
-----------    ---------      --------      --------   ---------   ----------

                                                                       EXHIBIT C
                                                                     to Borrower
                                                              Security Agreement


                          COPYRIGHT SECURITY AGREEMENT
                          ----------------------------

         This COPYRIGHT SECURITY AGREEMENT (this "AGREEMENT"), dated as of __________ __, 19__, is made between DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "GRANTOR"), and BANK ONE, N.A., as Facility Agent (together with any successor(s) thereto in such capacity, the "FACILITY AGENT") for each of the Secured Parties;


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to a Credit Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Grantor, the various financial institutions as are, or may from time to time become, parties thereto (each individually a "LENDER" and collectively the "LENDERS"), DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, Bank of America National Trust and Savings Association, as the Documentation Agent for the Lenders and the Facility Agent, the Lenders have extended Commitments to make Credit Extensions to the Grantor;

         WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Borrower Security Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "SECURITY AGREEMENT");

         WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Facility Agent a continuing security interest in all of the Copyright Collateral (as defined below) to secure all Obligations; and

         WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Credit Extensions (including the initial Credit Extension) to the Grantor pursuant to the Credit Agreement, the Grantor agrees, for the benefit of each Secured Party, as follows:

         SECTION I. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

         SECTION II. GRANT OF SECURITY INTEREST. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Facility Agent, and grant to the Facility Agent a security interest in, for its benefit and the benefit of each Secured Party, all of the following property (the "Copyright Collateral"), whether now owned or hereafter acquired or existing by it, being all copyrights (including all copyrights for semi-conductor chip product mask works) of the Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of the Grantor's right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Attachment 1 attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Attachment 1 attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

         SECTION III. SECURITY AGREEMENT. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Facility Agent in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Facility Agent for its benefit and the benefit of each Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Facility Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

         SECTION IV. RELEASE OF SECURITY INTEREST. Upon payment in full in cash of all Obligations, the termination or expiry of all Letters of Credit and the termination of all Commitments, the Facility Agent shall, at the Grantor's expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Copyright Collateral which has been granted hereunder.

         SECTION V. ACKNOWLEDGMENT. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Facility Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

         SECTION VI. LOAN DOCUMENT, ETC. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

         SECTION VII. COUNTERPARTS. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                        DAYTON SUPERIOR CORPORATION


                                        By
                                           -------------------------------
                                           Name:
                                           Title:



                                        BANK ONE, N.A., as Facility Agent


                                        By
                                           -------------------------------
                                           Name:
                                           Title:

                                                                    ATTACHMENT 1
                                                           to Borrower Copyright
                                                              Security Agreement


Item A.  Copyrights/Mask Works
         ---------------------



                        Registered Copyrights/Mask Works
                        --------------------------------

*/Country      Registration No.      Registration Date      Author(s)      Title
---------      ----------------      -----------------      ---------      -----





              Copyright/Mask Work Pending Registration Applications
              -----------------------------------------------------

*Country      Serial No.              Filing Date           Author(s)      Title
--------      ----------              -----------           ---------      -----





          Copyright/Mask Work Registration Applications in Preparation
          ------------------------------------------------------------

                                                           Expected
*Country      Docket No.               Filing Date         Author(s)      Title
--------      ----------               -----------         ---------      -----






Item B.  Copyright/Mask Work Licenses
         -----------------------------

----------

     * List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

*Country or                                Effective   Expiration    Subject
 Territory       Licensor      Licensee       Date        Date       Matter
-----------      --------      --------    ---------   ----------    -------

                                                                     EXHIBIT K-2


                          SUBSIDIARY SECURITY AGREEMENT
                          -----------------------------

         This SUBSIDIARY SECURITY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "SECURITY AGREEMENT"), dated as of September 29, 1997, is made by each Subsidiary (as defined below) of the Borrower (as defined below) a signatory hereto (each, individually, a "GRANTOR", and collectively, the "GRANTORS"), in favor of BANK ONE, N.A., as facility agent (together with its successor(s) thereto, in such capacity the "FACILITY AGENT") for each of the Secured Parties.


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to a Credit Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Dayton Superior Corporation, an Ohio corporation (the "BORROWER"), the various financial institutions as are, or may from time to time become, parties thereto (each, individually, a "LENDER", and collectively, the "LENDERS"), DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, Bank of America National Trust and Savings Association, as the Documentation Agent for the Lenders, Bankers Trust Company, as the Administrative Agent for the Lenders and the Facility Agent, the Lenders have extended Commitments to make Credit Extensions to the Borrower;

         WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement;

         WHEREAS, each Grantor is a Subsidiary of the Borrower;

         WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Security Agreement; and

         WHEREAS, it is in the best interests of each Grantor to execute this Security Agreement inasmuch as such Grantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions (including the initial Credit Extension) to the Borrower pursuant to the Credit Agreement, each Grantor agrees, for the benefit of each Secured Party, as follows:


                                  ARTICLE VIII

                                   DEFINITIONS

         SECTION VIII.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "BORROWER" is defined in the FIRST RECITAL.

         "COLLATERAL" is defined in SECTION 2.1.

         "COLLATERAL ACCOUNT" is defined in SECTION 4.1.2(b).

         "COMPUTER HARDWARE AND SOFTWARE COLLATERAL" means:

                 (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

                 (b) all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by any Grantor, designed for use on the computers and electronic data processing hardware described in CLAUSE (a) above;

                 (c) all firmware associated therewith;

                 (d) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding CLAUSES (a) through
         (c); and

                 (e) all rights with respect to all of the foregoing, including any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

         "COPYRIGHT COLLATERAL" means all copyrights (including al copyrights for semi-conductor chip product mask works) of each Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of such Grantor's right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in ITEM A of SCHEDULE IV attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in ITEM B of SCHEDULE IV attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

         "CREDIT AGREEMENT" is defined in the first recital.

         "EQUIPMENT" is defined in clause (a) of Section 2.1.

         "FACILITY AGENT" is defined in the preamble.

         "GRANTOR" and "GRANTORS" are defined in the preamble.

         "INTELLECTUAL PROPERTY COLLATERAL" means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

         "INVENTORY" is defined in clause (b) of Section 2.1

         "LENDER" and "LENDERS" are defined in the first recital.

         "PATENT COLLATERAL" means:

                 (a) all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in ITEM A of SCHEDULE II attached hereto;

                 (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in CLAUSE (a);

                 (c) all patent licenses, including each patent license referred to in ITEM B of SCHEDULE II attached hereto; and

                 (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in ITEM A of SCHEDULE II attached hereto, and for breach or enforcement of any patent license, including any patent license referred to in ITEM B of SCHEDULE II attached hereto, and all rights corresponding thereto throughout the world.

         "RECEIVABLES" is defined in CLAUSE (c) of SECTION 2.1.

         "RELATED CONTRACTS" is defined in CLAUSE (c) of SECTION 2.1.

         "RENTAL EQUIPMENT" means, as of any date of determination, any equipment which (i) is purchased and owned by the Borrower or any of its wholly-owned U.S. Subsidiaries and (ii) is leased by the Borrower or such Subsidiary to any Person (other than an Affiliate) pursuant to the terms of which the Borrower or such Subsidiary is then charging for the rental of such equipment.

                 "SECURED OBLIGATIONS" is defined in SECTION 2.2.

                 "SECURED PARTIES" means, collectively, the Lenders, the Agents and all Affiliates of the Lenders which may be party to any Loan Document (including without limitation any Rate Protection Agreement).

                 "SECURITY AGREEMENT" is defined in the preamble.

                 "TRADEMARK COLLATERAL" means:

                 (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this CLAUSE (a) being collectively called a "TRADEMARK"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in ITEM A of SCHEDULE III attached hereto;

                 (b) all Trademark licenses, including each Trademark license referred to in ITEM B of SCHEDULE III attached hereto;

                 (c) all reissues, extensions or renewals of any of the items described in CLAUSES (a) and (b);

                 (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, CLAUSES (a) and (b); and

                 (e) all proceeds of, and rights associated with, the foregoing, including any claim by any Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in ITEM A and ITEM B of
         Schedule III attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

         "TRADE SECRETS COLLATERAL" means all common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of any Grantor (all of the foregoing being collectively called a "TRADE SECRET"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in
Schedule V attached hereto, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

         "U.C.C." means the Uniform Commercial Code, as in effect from time to time in the State of New York.

         SECTION VIII.2. CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION VIII.3. U.C.C. DEFINITIONS. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security Agreement, including its preamble and recitals, with such meanings.


                                   ARTICLE IX

                                SECURITY INTEREST

         SECTION IX.1. GRANT OF SECURITY. Each Grantor hereby assigns and pledges to the Facility Agent for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Facility Agent for its benefit and the ratable benefit of each of the Secured Parties, a security interest in all of the following, whether now or hereafter existing or acquired by such Grantor (the "COLLATERAL"):

                 (a) all equipment in all of its forms of such Grantor, wherever located, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto (any and all of the foregoing being the "EQUIPMENT");

                 (b) all inventory in all of its forms of such Grantor, wherever located, including

                           (i) all raw materials and work in process therefor,
                 finished goods thereof, and
                 materials used or consumed in the manufacture or production thereof,

                           (ii) all goods in which such Grantor has an interest
                 in mass or a joint or other interest or right of any kind (including goods in which such Grantor has an interest or right as consignee), and

                           (iii) all goods which are returned to or repossessed
                 by such Grantor,

         and all accessions thereto, products thereof and documents therefor (any and all such inventory, materials, goods, accessions, products and documents being the "INVENTORY");

                 (c) all accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles (including tax refunds) of such Grantor, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of such Grantor now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles (any and all such accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles being the "RECEIVABLES", and any and all such security agreements, guaranties, leases and other contracts being the "RELATED CONTRACTS");

                 (d) all Intellectual Property Collateral of such Grantor;

                 (e) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this SECTION 2.1;

                 (f) all of such Grantor's other property and rights of every kind and description and interests therein; and

                 (g) all products, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in CLAUSES (a), (b), (c), (d), (e) and
         (f), proceeds deposited from time to time in the Collateral Account and in any lock boxes of such Grantor, and, to the extent not otherwise included, all payments under insurance (whether or not the Facility Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

Notwithstanding the foregoing, "Collateral" shall not include any general intangibles or other rights arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained. Each Grantor agrees to use all commercially reasonable efforts to obtain any such required consent.

         SECTION IX.2. Security for Obligations. This Security Agreement secures the payment of all Obligations of the Borrower now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document to which the Borrower is or may become a party, whether for principal, interest, costs, fees, expenses or otherwise, and all obligations of each Grantor and each other Obligor now or hereafter existing under this Security Agreement and each other Loan Document to which such Grantor or such other Obligor is or may become a party (all such obligations of the Borrower and such Grantor and such other Obligor being the "SECURED OBLIGATIONS").

         SECTION IX.3. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Security Agreement shall create a continuing security interest in the Collateral and shall

                 (a) remain in full force and effect until payment in full in cash of all Secured Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments,

                 (b) be binding upon each Grantor, its successors, transferees and assigns, and

                 (c) inure, together with the rights and remedies of the Facility Agent hereunder, to the benefit of the Facility Agent and each other Secured Party.


Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Security Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 and Article IX of the Credit Agreement. Upon the payment in full in cash of all Secured Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, the security interest granted herein shall automatically terminate and all rights to the Collateral shall revert to such Grantor. Upon any such termination, the Facility Agent will, at such Grantor's sole expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. Upon any sale or other transfer of Collateral permitted by the terms of Section 7.2.10 of the Credit Agreement, the security interest created hereunder in such Collateral (but not in the proceeds thereof) shall be deemed to be automatically released and the Facility Agent will, at such Grantor's sole expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

         SECTION IX.4. GRANTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding

                 (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed,

                 (b) the exercise by the Facility Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and

                 (c) neither the Facility Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Facility Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION IX.5. SECURITY INTEREST ABSOLUTE. All rights of the Facility Agent and the security interests granted to the Facility Agent hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of

                 (a) any lack of validity or enforceability of the Credit Agreement, any Note or any other Loan Document;

                 (b) the failure of any Secured Party or any holder of any Note

                           (i) to assert any claim or demand or to enforce any
                 right or remedy against the Borrower, any other Obligor or any other Person under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or

                           (ii) to exercise any right or remedy against any
                 other guarantor of, or collateral securing, any Secured Obligations;

                 (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligations;

                 (d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;

                 (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document;

                 (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

                 (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

         SECTION IX.6. POSTPONEMENT OF SUBROGATION, ETC. Each Grantor hereby agrees that it will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior payment in full in cash of all Secured Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments. Any amount paid to any Grantor on account of any payment made hereunder prior to the payment in full in cash of all Secured Obligations shall be held in trust for the benefit of the Secured Parties and each holder of a Note and shall immediately be paid to the Secured Parties and each holder of a Note and credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

                 (a) such Grantor has made payment to the Secured Parties and each holder of a Note of all or any part of the Secured Obligations, and

                 (b) all Secured Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired and all Commitments have been permanently terminated,

each Secured Party and each holder of a Note agrees that, at the requesting Grantor's request, the Secured Parties and the holders of the Notes will execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Secured Obligations resulting from such payment by such Grantor. In furtherance of the foregoing, for so long as any Secured Obligations, Commitments or Letters of Credit remain outstanding, each Grantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to any Secured Party or any holder of a Note.


                                    ARTICLE X

                         REPRESENTATIONS AND WARRANTIES

         SECTION X.1. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants to each Secured Party (a) as to all matters contained in Article VI of the Credit Agreement insofar as the representations and warranties contained therein are applicable to such Grantor and its properties, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Security Agreement by reference as though specifically set forth in this Section are true and correct in all material respects and (b) insofar as the representations and warranties contained herein are applicable to such Grantor and its properties, as set forth in this Section.

         SECTION X.1.1. LOCATION OF COLLATERAL, ETC. All of the Equipment (other than Rental Equipment) and Inventory of such Grantor is located at the places specified in ITEM A, ITEM B and ITEM C, respectively, of Schedule I hereto. None of the Equipment and Inventory has, within the four months preceding the date of this Security Agreement, been located at any place other than the places specified in ITEM A and ITEM B, respectively, of SCHEDULE I hereto except as set forth in a footnote thereto. The place(s) of business and chief executive office of such Grantor and the office(s) where such Grantor keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, are located at the address set forth in ITEM D of SCHEDULE I hereto. Such Grantor has no material trade names other than those set forth in ITEM E of SCHEDULE I hereto. During the four months preceding the date hereof, such Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in ITEM F of
SCHEDULE I hereto. If the Collateral includes any Inventory located in the State of California, such Grantor is not a "retail merchant" within the meaning of
Section 9102 of the Uniform Commercial Code - Secured Transactions of the State of California. All Receivables evidenced by a promissory note or other instrument, negotiable document or chattel paper have been duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Facility Agent and delivered and pledged to the Facility Agent pursuant to SECTION 4.1.7. Such Grantor is not a party to any Federal, state or local government contract except as set forth in Item G of
SCHEDULE I hereto.

         SECTION X.1.2. OWNERSHIP, NO LIENS, ETC. Such Grantor owns its Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this Security Agreement and except as permitted by the Credit Agreement and except for leases of Rental Equipment. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Facility Agent relating to this Security Agreement or as have been filed in connection with Liens permitted pursuant to Section 7.2.3 of the Credit Agreement.

         SECTION X.1.3. POSSESSION AND CONTROL. Such Grantor has exclusive possession and control of its Equipment (other than Rental Equipment) and Inventory.

         SECTION X.1.4. NEGOTIABLE DOCUMENTS, INSTRUMENTS AND CHATTEL PAPER. Such Grantor has, contemporaneously herewith, delivered to the Facility Agent possession of all originals of all negotiable documents, instruments and chattel paper currently owned or held by such Grantor (duly endorsed in blank, if requested by the Facility Agent).

         SECTION X.1.5. INTELLECTUAL PROPERTY COLLATERAL. With respect to any registered Intellectual Property Collateral the loss, impairment or infringement of which might have a Material Adverse Effect:

                 (a) such registered Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

                 (b) such registered Intellectual Property Collateral is valid and enforceable;

                 (c) such Grantor has made all necessary filings and recordations to protect its interest in such registered Intellectual Property Collateral, including recordations of all of its interests in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and in corresponding offices throughout the world and its claims to the Copyright Collateral in the United States Copyright Office and in corresponding offices throughout the world;

                 (d) such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such registered Intellectual Property Collateral and no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party; and

                 (e) such Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of registered Intellectual Property Collateral in full force and effect throughout the world, as applicable.

Such Grantor owns directly or is entitled to use by license or otherwise, all patents, Trademarks, Trade Secrets, copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, necessary for or of material importance to the conduct of such Grantor's business.

         SECTION X.1.6. VALIDITY, ETC. This Security Agreement creates a valid first priority security interest in the Collateral (subject to Section 9-306 of the U.C.C. and Liens permitted pursuant to Section 7.2.3 of the Credit Agreement), securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable in the State of New York and in each other jurisdiction where the failure to make any such filing or other action would have a Material Adverse Effect to perfect and protect such security interest have been duly taken, except as permitted by Section 7.1.12 of the Credit Agreement with respect to Intellectual Property Collateral.

         SECTION X.1.7. AUTHORIZATION, APPROVAL, ETC. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either

                 (a) for the grant by such Grantor of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by such Grantor, or

                 (b) for the perfection of or the exercise by the Facility Agent of its rights and remedies hereunder.

         SECTION X.1.8. COMPLIANCE WITH LAWS. Such Grantor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially adversely affect the value of the Collateral or the worth of the Collateral as collateral security.




                                   ARTICLE XI

                                    COVENANTS

         SECTION XI.1. CERTAIN COVENANTS. Each Grantor covenants and agrees that, so long as any portion of the Secured Obligations shall remain unpaid, any Letters of Credit shall be outstanding or any Lender shall have any outstanding Commitment, such Grantor will, unless the Required Lenders shall otherwise consent in writing, perform, comply with and be bound by (a) all of the agreements, covenants and obligations contained in Article VII of the Credit Agreement which are applicable to such Grantor or its properties, each such agreement, covenant and obligation contained in such Article and all other terms of the Credit Agreement to which reference is made herein, together with all related definitions and ancillary provisions, being hereby incorporated into this Security Agreement by reference as though specifically set forth in this Section and (b) the obligations set forth in this Section.

         SECTION XI.1.1. AS TO EQUIPMENT AND INVENTORY. Such Grantor hereby agrees that it shall

                 (a) keep all the Equipment (other than Rental Equipment) and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in SECTION 3.1.1 or, upon 30 days' prior written notice to the Facility Agent, at such other places in a jurisdiction where all representations and warranties set forth in
         ARTICLE III (including SECTION 3.1.6) shall be true and correct, and all action required pursuant to the FIRST SENTENCE of SECTION 4.1.7 shall have been taken with respect to the Equipment and Inventory;

                 (b) cause the Equipment to be maintained and preserved in accordance with Section 7.1.3 of the Credit Agreement.

         SECTION XI.1.2. AS TO RECEIVABLES.

                 (a) Such Grantor shall keep its place(s) of business and chief executive office and the office(s) where it keeps its records concerning the Receivables, and all originals of all chattel paper which evidences Receivables, located at the address(es) set forth in ITEM D of SCHEDULE I hereto, or, upon 30 days' prior written notice to the Facility Agent, at such other locations in a jurisdiction where all actions required by the FIRST SENTENCE of SECTION 4.1.7 shall have been taken with respect to the Receivables; not change its name except upon 30 days' prior written notice to the Facility Agent; hold and preserve such records and chattel paper; and permit representatives of the Facility Agent after reasonable notice and during normal business hours to inspect and make abstracts from such records and chattel paper. In addition, the Grantor shall give the Facility Agent a supplement to Schedule I hereto on each date a Compliance Certificate is required to be delivered to the Facility Agent under the Credit Agreement, which shall set forth any material changes to the information set forth in SECTION 3.1.1.

                 (b) After the occurrence of and during the continuance of a Default of the nature set forth in Section 8.1.9 of the Credit Agreement or an Event of Default, upon written notice by the Facility Agent to such Grantor pursuant to this SECTION 4.1.2(b), all proceeds of Collateral received by such Grantor shall be delivered in kind to the Facility Agent for deposit to a deposit account (the "COLLATERAL ACCOUNT") of such Grantor to be maintained with the Facility Agent, and such Grantor shall not commingle any such proceeds, and shall hold separate and apart from all other property, all such proceeds in express trust for the benefit of the Facility Agent until delivery thereof is made to the Facility Agent.

                 (c) The Facility Agent shall have the right to apply any amount in the Collateral Account to the payment of any Secured Obligations which are due and payable or payable upon demand, or to the payment of any Secured Obligations at any time that an Event of Default shall exist.

         SECTION XI.1.3. AS TO COLLATERAL.



                 (a) Until the occurrence and continuance of a Default of the nature set forth in Section 8.1.9 of the Credit Agreement or an Event of Default, and such time as the Administrative Agent shall notify such Grantor of the revocation of such power and authority such Grantor (i) may in the ordinary course of its business (except as otherwise permitted under the Credit Agreement), at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business (except as otherwise permitted under the Credit Agreement), any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Facility Agent may reasonably request following the occurrence of a Default of the nature set forth in Section 8.1.9 of the Credit Agreement or an Event of Default or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business (except as otherwise permitted under the Credit Agreement), to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral. The Facility Agent, however, may, at any time following a Default of the nature set forth in Section 8.1.9 of the Credit Agreement or an Event of Default, after giving the Grantor notice of the revocation of such power and authority (whether before or after the maturity of any of the Secured Obligations), notify any parties obligated on any of the Collateral to make payment to the Facility Agent of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Facility Agent following a Default of the nature set forth in Section 8.1.9 of the Credit Agreement or an Event of Default, such Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Facility Agent of any amounts due or to become due thereunder.

                 (b) The Facility Agent is authorized to endorse, in the name of such Grantor, any item, howsoever received by the Facility Agent, representing any payment on or other proceeds of any of the Collateral.

         SECTION XI.1.4. AS TO INTELLECTUAL PROPERTY COLLATERAL. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral of such Grantor that:

                 (a) such Grantor shall not, unless such Grantor shall either
         (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Facility Agent) that any of the registered Patent Collateral is of negligible economic value to such Grantor, or (ii) have a valid business purpose to do otherwise, do any act, or omit to do any act, whereby any of the registered Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable.

                 (b) such Grantor shall not, and such Grantor shall not permit any of its licensees to, unless such Grantor shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Facility Agent) that any of the registered Trademark Collateral is of negligible economic value to such Grantor, or (ii) have a valid business purpose to do otherwise,

                           (i) fail to continue to use any of the registered
                 Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use,

                           (ii) fail to maintain as in the past the quality of
                 products and services offered under all of the registered Trademark Collateral,

                           (iii) fail to employ all of the registered Trademark
                 Collateral registered with any Federal or state or foreign authority with an appropriate notice of such registration,

                           (iv) adopt or use any other registered Trademark
                 which is confusingly similar or a colorable imitation of any of the registered Trademark Collateral,

                           (v) use any of the registered Trademark Collateral
                 except for the uses for which registration or application for registration of all of the Trademark Collateral has been made, and

                           (vi) do or permit any act or knowingly omit to do any
                 act whereby any of the registered Trademark Collateral may lapse or become invalid or unenforceable.

                 (c) such Grantor shall not, unless such Grantor shall either

                           (i) reasonably and in good faith determine (and
                 notice of such determination shall have been delivered to the Facility Agent) that any of the Copyright Collateral or any of the Trade Secrets Collateral is of immaterial economic value to such Grantor, or

                           (ii) have a valid business purpose to do otherwise,
                 do or permit any act or knowingly omit to do any act whereby any of the registered Copyright Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof.

                 (d) such Grantor shall notify the Facility Agent immediately if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor's ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same.



                 (e) in no event shall such Grantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Facility Agent, and upon request of the Facility Agent, executes and delivers any and all agreements, instruments, documents and papers as the Facility Agent may reasonably request to evidence the Facility Agent's security interest in such Intellectual Property Collateral and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                 (f) such Grantor shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing CLAUSES (a), (b) and
         (c)).

                 (g) such Grantor shall, contemporaneously herewith, execute and deliver to the Facility Agent a Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement in the forms of EXHIBIT A, EXHIBIT B and EXHIBIT C hereto, respectively, and shall execute and deliver to the Facility Agent any other document required to acknowledge or register or perfect the Facility Agent's interest in any part of the Intellectual Property Collateral.

         SECTION XI.1.5. INSURANCE. Such Grantor will maintain or cause to be maintained with responsible insurance companies insurance with respect to its business and properties (including the Equipment and Inventory) against such casualties and contingencies and of such types and in such amounts as is required pursuant to the Credit Agreement and will, upon the request of the Facility Agent, furnish a certificate of a reputable insurance broker setting forth the nature and extent of all insurance maintained by such Grantor in accordance with this Section. Without limiting the foregoing, such Grantor further agrees as follows:

                 (a) Each policy for property insurance shall show the Facility Agent as loss payee.

                 (b) Each policy for liability insurance shall show the Facility Agent as an additional insured.

                 (c) With respect to each life insurance policy, such Grantor shall execute and deliver to the Facility Agent a collateral assignment, notice of which has been acknowledged in writing by the insurer.

                 (d) Each insurance policy shall provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to the Facility Agent by the insured.

                 (e) Such Grantor shall, if so requested by the Facility Agent, deliver to the Facility Agent a copy of each insurance policy.

                 (f) All payments in respect of property insurance and life insurance shall be deposited to the Collateral Account and if there shall be no Collateral Account shall be paid to such Grantor.

         SECTION XI.1.6. TRANSFERS AND OTHER LIENS. Such Grantor shall not:

                 (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except Inventory in the ordinary course of business, except for the lease of Rental Equipment or as permitted by the Credit Agreement; or

                 (b) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure Indebtedness of any Person or entity, except for the security interest created by this Security Agreement and except as permitted by the Credit Agreement.

         SECTION XI.1.7. FURTHER ASSURANCES, ETC. Such Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Facility Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will

                 (a) mark conspicuously each document included in the Inventory, each chattel paper included in the Receivables and each Related Contract and, at the request of the Facility Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Facility Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby;

                 (b) if any Receivable shall be evidenced by a promissory note or other instrument, negotiable document or chattel paper, deliver and pledge to the Facility Agent hereunder such promissory note, instrument, negotiable document or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Facility Agent;

                 (c) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. ss. 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or desirable, or as the Facility Agent may reasonably request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Facility Agent hereby; and

                 (d) furnish to the Facility Agent, from time to time at the Facility Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Facility Agent may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interest hereunder, such Grantor hereby authorizes the Facility Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                                   ARTICLE XII

                               THE FACILITY AGENT

         SECTION XII.1. FACILITY AGENT APPOINTED ATTORNEY-IN-FACT. Each Grantor hereby irrevocably appoints the Facility Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Facility Agent's discretion, following the occurrence and continuation of a Default of the nature set forth in Section 8.1.9 of the Credit Agreement or an Event of Default, to take any action and to execute any instrument which the Facility Agent may reasonably deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

                 (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                 (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with CLAUSE (a) above;

                 (c) to file any claims or take any action or institute any proceedings which the Facility Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Facility Agent with respect to any of the Collateral; and

                 (d) to perform the affirmative obligations of such Grantor hereunder (including all obligations of such Grantor pursuant to SECTION 4.1.7).

Such Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION XII.2. FACILITY AGENT MAY PERFORM. If any Grantor fails to perform any agreement contained herein, the Facility Agent may itself perform, or cause performance of, such agreement, and the expenses of the Facility Agent incurred in connection therewith shall be payable by such Grantor pursuant to
SECTION 6.2.

         SECTION XII.3. FACILITY AGENT HAS NO DUTY. In addition to, and not in limitation of, SECTION 2.4, the powers conferred on the Facility Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Facility Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.


         SECTION 5.4. REASONABLE CARE. The Facility Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; PROVIDED, HOWEVER, the Facility Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Facility Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                                  ARTICLE XIII

                                    REMEDIES

         SECTION XIII.1. CERTAIN REMEDIES. If any Event of Default shall have occurred and be continuing:

                  (a) The Facility Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may

                           (i) require each Grantor to, and such Grantor hereby
                  agrees that it will, at its expense and upon request of the Facility Agent forthwith, assemble all or part of the Collateral as directed by the Facility Agent and make it available to the Facility Agent at a place to be designated by the Facility Agent which is reasonably convenient to both parties, and

                           (ii) without notice except as specified below, sell
                  the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Facility Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Facility Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Facility Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Facility Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                                                (b) All cash proceeds received
                             by the Facility Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Facility Agent, be held by the Facility Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Facility Agent pursuant to SECTION 6.2) in whole or in part by the Facility Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations in such order as the Facility Agent shall elect. Any surplus of such cash or cash proceeds held by the Facility Agent and remaining after payment in full in cash of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

                             SECTION XIII.2.  Indemnity and Expenses.
                                              -----------------------

                                                (a) Each Grantor jointly and
                             severally agrees to indemnify the Facility Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Facility Agent's gross negligence or wilful misconduct.

                                                (b) Each Grantor will upon
                             demand pay to the Facility Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Facility Agent may incur in connection with

                                             (i) the administration of this
                                    Security Agreement,

                                             (ii) the custody, preservation, use
                                    or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, and

                                             (iii) the exercise or enforcement
                                    of any of the rights of the Facility Agent or the Secured Parties hereunder, or

                                             (iv) the failure by any Grantor to
                                    perform or observe any of the provisions hereof.


                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

         SECTION XIV.1. LOAN DOCUMENT. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION XIV.2. AMENDMENTS; ETC. No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Facility Agent (on behalf of the Lenders or the Required Lenders, as the case may be), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION XIV.3. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and, if to any Grantor, mailed or telecopied or delivered to it, addressed to it in care of the Borrower at the address of the Borrower specified in the Credit Agreement, if to the Facility Agent, mailed or telecopied or delivered to it, addressed to it at the address of the Facility Agent specified in the Credit Agreement. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by telecopier, shall be deemed given when transmitted and electronically confirmed.

         SECTION XIV.4. SECTION CAPTIONS. Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

         SECTION XIV.5. SEVERABILITY. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

         SECTION XIV.6. COUNTERPARTS. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same agreement.

         SECTION XIV.7. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         IN WITNESS WHEREOF, each Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                      SYMONS CORPORATION


                                      By
                                        ------------------------------
                                         Name:
                                         Title:



                                      OMNI INVESTORS, INC.


                                      By
                                        ------------------------------
                                         Name:
                                         Title:



                                      DUR-O-WAL, INC.


                                      By
                                        ------------------------------
                                         Name:
                                         Title:



                                      BANK ONE, N.A.,
                                       as Facility Agent

                                      By
                                        ------------------------------
                                         Name:
                                         Title:

                                                                      SCHEDULE I
                                                                   to Subsidiary
                                                              Security Agreement
                                                             ([NAME OF GRANTOR])


Item A.  Location of Equipment
         ---------------------
                      Description                       Location
                      -----------                       --------

1.

2.

3.


Item B.  Location of Inventory
         ---------------------

                      Description                         Location
                      -----------                         --------

1.

2.

3.


Item C.  Location of Lock Boxes
         ----------------------
                                                              Contact
         Bank Name and Address         Account Number         Person
         ---------------------         --------------         ------
1.

2.

3.


Item D.  Place(s) of Business and Chief Executive Office
         -----------------------------------------------

Item E.  Trade Names
         -----------

Item F.  Merger or Other Corporate Reorganization
         ----------------------------------------

Item G.  Government Contracts
         ---------------------

                                                                     SCHEDULE II
                                                                   to Subsidiary
                                                              Security Agreement
                                                             ([NAME OF GRANTOR])


Item A.  Patents
         -------

                                 Issued Patents
                                 --------------
**/Country      Patent No.                Issue Date     Inventor(s) Title
----------      ----------                ----------     -----------------




                           Pending Patent Applications
                           ---------------------------

*Country        Serial No.                Filing Date    Inventor(s) Title
--------        ----------                -----------    -----------------


                       Patent Applications in Preparation
                       ----------------------------------

                                           Expected
*Country        Docket No.                Filing Date    Inventor(s) Title
--------        ----------                -----------    -----------------






Item B.  Patent Licenses
         ---------------


----------------------------
* List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

*Country or                                Effective    Expiration    Subject
 Territory     Licensor      Licensee         Date         Date        Matter
 ---------     --------      --------         ----         ----        ------

                                                                    SCHEDULE III
                                                                   to Subsidiary
                                                              Security Agreement
                                                             ([NAME OF GRANTOR])


Item A.  Trademarks
         ----------


                              Registered Trademarks
                              ---------------------

*/Country      Trademark       Registration No.       Registration Date
---------      ---------       ----------------       -----------------





                         Pending Trademark Applications
                         ------------------------------

*Country      Trademark          Serial No.          Filing Date
--------      ---------          ----------          -----------





                      Trademark Applications in Preparation
                      -------------------------------------

                                                 Expected     Products/
*Country      Trademark       Docket No.       Filing Date    Services
--------      ---------       ----------       -----------    --------






----------------------------
* List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

  Item B.  Trademark Licenses
           ------------------
  *Country or                                             Effective  Expiration
  Territory     Trademark      Licensor     Licensee        Date       Date
  ---------     ---------      --------     --------        ----       ----

                                                                     SCHEDULE IV
                                                                   to Subsidiary
                                                              Security Agreement
                                                             ([NAME OF GRANTOR])


Item A.  Copyrights/Mask Works
         ---------------------


                        Registered Copyrights/Mask Works
                        --------------------------------

*/Country    Registration No.     Registration Date     Author(s)    Title
---------    ----------------     -----------------     ---------    -----





              Copyright/Mask Work Pending Registration Applications
              -----------------------------------------------------

*Country      Serial No.    Filing Date       Author(s)             Title
--------      ----------    -----------       ---------             -----





          Copyright/Mask Work Registration Applications in Preparation
          ------------------------------------------------------------

                             Expected
*Country     Docket No.     Filing Date      Author(s)           Title
--------     ----------     -----------      ---------           -----



----------------------------
* List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

Item B.  Copyright/Mask Work Licenses
         ----------------------------

*Country or                               Effective      Expiration    Subject
 Territory     Licensor    Licensee          Date           Date       Matter
 ---------     --------    --------          ----           ----       ------

                                                                      SCHEDULE V
                                                                   to Subsidiary
                                                              Security Agreement
                                                             ([NAME OF GRANTOR])


                        Trade Secret or Know-How Licenses
                        ---------------------------------



*/Country or                             Effective    Expiration     Subject
 Territory      Licensor   Licensee         Date         Date        Matter
 ---------      --------   --------         ----         ----        ------

----------------------------

*        List items related to the United States first for ease of recordation.
         List items related to other countries next, grouped by country and in alphabetical order by country name.

                                                                       EXHIBIT A
                                                                   to Subsidiary
                                                              Security Agreement


                            PATENT SECURITY AGREEMENT
                            -------------------------

         This PATENT SECURITY AGREEMENT (this "AGREEMENT"), dated as of __________ __, 19__, is made between ___________________, a ____________ (the
"GRANTOR"), and BANK ONE, N.A., as facility agent (together with any successor(s) thereto in such capacity, the "FACILITY AGENT") for each of the Secured Parties;


                              W I T N E S S E T H :

         WHEREAS, pursuant to a Credit Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Dayton Superior Corporation, an Ohio corporation (the "BORROWER"), the various financial institutions as are, or may from time to time become, parties thereto (each, individually, a "LENDER", and collectively, the "LENDERS"), DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, Bank of America National Trust and Savings Association, as the Documentation Agent for the Lenders and the Facility Agent, the Lenders have extended Commitments to make Credit Extensions to the Borrower;

         WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Subsidiary Security Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "SECURITY AGREEMENT");

         WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Facility Agent a continuing security interest in all of the Patent Collateral (as defined below) to secure all Secured Obligations;

         WHEREAS, each Grantor is a Subsidiary of the Borrower;

         WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

         WHEREAS, it is in the best interests of the Grantor to execute this Agreement inasmuch as the Grantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Credit Extensions (including the initial Credit Extension) to the Borrower pursuant to the Credit Agreement, the Grantor agrees, for the benefit of each Secured Party, as follows:

         SECTION _______________ DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

         SECTION _______________ GRANT OF SECURITY INTEREST. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Secured Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Facility Agent, and grant to the Facility Agent a security interest in, for its benefit and the benefit of each Secured Party, all of the following property (the "PATENT COLLATERAL"), whether now owned or hereafter acquired or existing by it:

                  (a) all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in ITEM A of ATTACHMENT 1 attached hereto;

                  (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in CLAUSE (A);

                  (c) all patent licenses, including each patent license referred to in ITEM B of ATTACHMENT 1 attached hereto; and

                  (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in ITEM A of ATTACHMENT 1 attached hereto, and for breach or enforcement of any patent license, including any patent license referred to in ITEM B of ATTACHMENT 1 attached hereto, and all rights corresponding thereto throughout the world.

         SECTION _______________ SECURITY AGREEMENT. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Facility Agent in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Facility Agent for its benefit and the benefit of each Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Facility Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

         SECTION _______________ RELEASE OF SECURITY INTEREST. Upon payment in full in cash of all Secured Obligations, the termination or expiry of all Letters of Credit and the termination of all Commitments, the Facility Agent shall, at the Grantor's expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Patent Collateral which has been granted hereunder.

         SECTION _______________ ACKNOWLEDGMENT. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Facility Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

         SECTION _______________ LOAN DOCUMENT, ETC. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

         SECTION _______________ COUNTERPARTS. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                         [NAME OF GRANTOR]


                                         By
                                           ----------------------------------
                                            Name:
                                            Title:



                                         BANK ONE, N.A.,
                                          as Facility Agent


                                         By
                                           ----------------------------------
                                            Name:
                                            Title:

                                                                    ATTACHMENT 1
                                                            to Subsidiary Patent
                                                              Security Agreement


Item A.  Patents
         -------

                                 Issued Patents
                                 --------------
**/Country       Patent No.        Issue Date          Inventor(s)       Title
----------       ----------        ----------          -----------       ------




                           Pending Patent Applications
                           ---------------------------

*Country         Serial No.        Filing Date         Inventor(s)       Title
--------         ----------        -----------         -----------       ------




                       Patent Applications in Preparation
                       ----------------------------------

                                    Expected
*Country         Docket No.        Filing Date          Inventor(s)      Title
--------         ----------        -----------          -----------      ------



Item B.  Patent Licenses


*Country or                                Effective     Expiration   Subject
 Territory       Licensor    Licensee         Date          Date       Matter
 ---------       --------    --------         ----          ----       ------


----------------------------

*        List items related to the United States first for ease of recordation.
         List items related to other countries next, grouped by country and in alphabetical order by country name.

                                                                       EXHIBIT B
                                                                   to Subsidiary
                                                              Security Agreement


                          TRADEMARK SECURITY AGREEMENT

         This TRADEMARK SECURITY AGREEMENT (this "AGREEMENT"), dated as of __________ __, 19__, is made between _____________________, a ___________
__________ (the "GRANTOR"), and BANK ONE, N.A., as facility agent (together with any successor(s) thereto in such capacity, the "FACILITY AGENT") for each of the Secured Parties;


                              W I T N E S S E T H :

         WHEREAS, pursuant to a Credit Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Dayton Superior Corporation, an Ohio corporation (the "BORROWER"), the various financial institutions as are, or may from time to time become, parties thereto (each, individually, a "LENDER", and collectively, the "LENDERS"), DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, Bank of America National Trust and Savings Association, as the Documentation Agent for the Lenders and the Facility Agent, the Lenders have extended Commitments to make Credit Extensions to the Borrower;

         WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Subsidiary Security Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "SECURITY AGREEMENT");

         WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Facility Agent a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Secured Obligations;

         WHEREAS, each Grantor is a Subsidiary of the Borrower;

         WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

         WHEREAS, it is in the best interests of the Grantor to execute this Agreement inasmuch as the Grantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Credit Extensions (including the initial Credit Extension) to the Borrower pursuant to the Credit Agreement, the Grantor agrees, for the benefit of each Secured Party, as follows:

         SECTION _______________ DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

         SECTION _______________ GRANT OF SECURITY INTEREST. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Secured Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Facility Agent, and grant to the Facility Agent a security interest in, for its benefit and the benefit of each Secured Party, all of the following property (the "TRADEMARK COLLATERAL"), whether now owned or hereafter acquired or existing by it:

                  (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this CLAUSE (A) being collectively called a "TRADEMARK"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in ITEM A of ATTACHMENT 1 attached hereto;


                  (b) all Trademark licenses, including each Trademark license referred to in ITEM B of ATTACHMENT 1 attached hereto;

                  (c) all reissues, extensions or renewals of any of the items described in CLAUSES (A) and (B);

                  (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, CLAUSES (A) and (B); and

                  (e) all proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in ITEM A and ITEM B of ATTACHMENT 1 attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

         SECTION _______________ SECURITY AGREEMENT. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Facility Agent in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Facility Agent for its benefit and the benefit of each Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Facility Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

         SECTION _______________ RELEASE OF SECURITY INTEREST. Upon payment in full in cash of all Secured Obligations, the termination or expiry of all Letters of Credit and the termination of all Commitments, the Facility Agent shall, at the Grantor's expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Trademark Collateral which has been granted hereunder.

         SECTION _______________ ACKNOWLEDGMENT. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Facility Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

         SECTION _______________ LOAN DOCUMENT, ETC. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

         SECTION _______________ COUNTERPARTS. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                         [NAME OF GRANTOR]


                                         By
                                           -----------------------------------
                                           Name:
                                            Title:



                                         BANK ONE, N.A.,
                                          as Facility Agent


                                         By
                                           -----------------------------------
                                           Name:
                                            Title:

                                                                    ATTACHMENT 1
                                                         to Subsidiary Trademark
                                                              Security Agreement


Item A.  Trademarks
         ----------


                              Registered Trademarks
                              ---------------------

*/Country      Trademark     Registration No.       Registration Date
---------      ---------     ----------------       -----------------





                         Pending Trademark Applications
                         ------------------------------

*Country      Trademark          Serial No.          Filing Date
--------      ---------          ----------          -----------





                      Trademark Applications in Preparation
                      -------------------------------------

                                                 Expected    Products/
*Country      Trademark       Docket No.       Filing Date   Services
--------      ---------       ----------       -----------   --------







----------------------------

*        List items related to the United States first for ease of recordation.
         List items related to other countries next, grouped by country and in alphabetical order by country name.

Item B.  Trademark Licenses

*Country or                                              Effective  Expiration
 Territory     Trademark      Licensor     Licensee          Date       Date
 ---------     ---------      --------     --------          ----       ----

                                                                       EXHIBIT C
                                                                   to Subsidiary
                                                              Security Agreement


                          COPYRIGHT SECURITY AGREEMENT

         This COPYRIGHT SECURITY AGREEMENT (this "AGREEMENT"), dated as of __________ __, 19__, is made between _____________________, a __________ (the
"GRANTOR"), and BANK ONE, N.A., as facility agent (together with any successor(s) thereto in such capacity, the "FACILITY AGENT") for each of the Secured Parties;

                              W I T N E S S E T H :

         WHEREAS, pursuant to a Credit Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Dayton Superior Corporation, an Ohio corporation (the "BORROWER"), the various financial institutions as are, or may from time to time become, parties thereto (each, individually, a "LENDER", and collectively, the "LENDERS"), DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, Bank of America National Trust and Savings Association, as the Documentation Agent for the Lenders and the Facility Agent, the Lenders have extended Commitments to make Credit Extensions to the Borrower;

         WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Subsidiary Security Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "SECURITY AGREEMENT");

         WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Facility Agent a continuing security interest in all of the Copyright Collateral (as defined below) to secure all Secured Obligations;

         WHEREAS, each Grantor is a Subsidiary of the Borrower;

         WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

         WHEREAS, it is in the best interests of the Grantor to execute this Agreement inasmuch as the Grantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Credit Extensions (including the initial Credit Extension) to the Borrower pursuant to the Credit Agreement, the Grantor agrees, for the benefit of each Secured Party, as follows:

         SECTION I. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

         SECTION II. GRANT OF SECURITY INTEREST. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Secured Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Facility Agent, and grant to the Facility Agent a security interest in, for its benefit and the benefit of each Secured Party, all of the following property (the "COPYRIGHT COLLATERAL"), whether now owned or hereafter acquired or existing by it, being all copyrights (including all copyrights for semi-conductor chip product mask works) of the Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of the Grantor's right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in ITEM A of ATTACHMENT 1 attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to IN ITEM B of ATTACHMENT 1 attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

         SECTION III. SECURITY AGREEMENT. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Facility Agent in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Facility Agent for its benefit and the benefit of each Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Facility Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

         SECTION IV. RELEASE OF SECURITY INTEREST. Upon payment in full in cash of all Secured Obligations, the termination or expiry of all Letters of Credit and the termination of all Commitments, the Facility Agent shall, at the Grantor's expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Copyright Collateral which has been granted hereunder.

         SECTION V. ACKNOWLEDGMENT. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Facility Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

         SECTION VI. LOAN DOCUMENT, ETC. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

         SECTION VII. COUNTERPARTS. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                         [NAME OF GRANTOR]


                                         By
                                           -------------------------------
                                           Name:
                                            Title:



                                         BANK ONE, N.A.,
                                          as Facility Agent


                                         By
                                           -------------------------------
                                            Name:
                                            Title:



                                                                    ATTACHMENT 1
                                                         to Subsidiary Copyright
                                                              Security Agreement


Item A.  Copyrights/Mask Works
         ---------------------


                       Registered Copyrights/Mask Works
                       --------------------------------
*/Country     Registration No.        Registration Date     Author(s)    Title
---------     ----------------        -----------------     ---------    -----





              Copyright/Mask Work Pending Registration Applications
              -----------------------------------------------------

*Country         Serial No.     Filing Date        Author(s)            Title
--------         ----------     -----------        ---------            -----





          Copyright/Mask Work Registration Applications in Preparation
          ------------------------------------------------------------

                              Expected
*Country      Docket No.     Filing Date         Author(s)              Title
--------      ----------     -----------         ---------              -----







----------------------------

*        List items related to the United States first for ease of recordation.
         List items related to other countries next, grouped by country and in alphabetical order by country name.

Item B.  Copyright/Mask Work Licenses
         ----------------------------


*Country or                              Effective      Expiration      Subject
 Territory      Licensor    Licensee        Date           Date         Matter
 ---------      --------    --------        ----           ----         ------

                                                                       EXHIBIT L


                              SOLVENCY CERTIFICATE

                           Dayton Superior Corporation
                           ---------------------------

         This Certificate (this "CERTIFICATE") is delivered pursuant to the Credit Agreement, dated as of September 29, 1997 (the "CREDIT AGREEMENT"), among Dayton Superior Corporation, an Ohio corporation (the "BORROWER"), the various financial institutions as are or may become parties thereto (collectively, THE "LENDERS"), and DLJ Capital Funding, Inc., as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, Bankers Trust Company, as Administrative Agent and Bank One, N.A., as Facility Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         The undersigned hereby certifies that he is the chief financial Authorized Officer (the "CFO") of the Borrower, and that, as such, he is authorized to execute this Certificate on behalf of the Borrower. Any term or provision hereof to the contrary notwithstanding, the CFO is executing this Certificate in his capacity as an officer of, and solely on behalf of, the Borrower and its Subsidiaries, and not in his individual capacity. On behalf of the Borrower and its Subsidiaries (including Symons), the CFO further certifies that:

                  1. The CFO has knowledge of, and has participated in, the preparation and negotiation of the Credit Agreement, each other Loan Document, the Purchase Agreement, the Seller Note and the other material agreements executed in connection therewith and the Transaction (including the initial Credit Extension, the Acquisition and the Refinancing) contemplated thereunder or in connection therewith.

                  2. The CFO is familiar with the finances of the Borrower and its Subsidiaries (including Symons) and has participated in the preparation of all financial statements of each of the Borrower and its Subsidiaries, including the Pro Forma Balance Sheet and related statements of earnings and cash flow. The CFO has also participated in the development of financial projections for the Borrower and its Subsidiaries (including Symons) giving effect to the Transaction (including the initial Credit Extension, the Acquisition and the Refinancing) contemplated pursuant to and in connection with the Credit Agreement.

                  3. Based upon the foregoing and on a PRO FORMA basis after giving effect to the Transaction (including the initial Credit

         Extension, the Acquisition and the Refinancing) contemplated under the Credit Agreement, as of the date of the Closing Date:

                             the fair value of the assets of the Borrower and
                  each of its Subsidiaries (including Symons) will exceed the total amount of liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower and each such Subsidiary, on a going-concern basis;

                             the present fair salable value of the assets of the
                  Borrower and each of its Subsidiaries (including Symons) will exceed the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower and each such Subsidiary as they become absolute and matured;

                             the Borrower and each of its Subsidiaries
                  (including Symons) will be able to pay its debts, including contingent liabilities, as they mature and become due;

                             the Borrower and each of its Subsidiaries
                  (including Symons) is not, and will not be, engaged in a business for which its capital is, or would be, unreasonably small; and

                             the Borrower and each of its Subsidiaries
                  (including Symons) has not incurred (by way of assumption or otherwise) any obligation or liability (contingent or otherwise) under the Credit Agreement or any other Loan Documents to which it is a party, nor has it made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of the Borrower or any of its Subsidiaries (including Symons) or Affiliates, as the case may be.

                  4. A copy of the Pro Forma Balance Sheet as of the Closing Date, after giving effect to the consummation of the Transaction (including the initial Credit Extension, the Acquisition and the Refinancing) contemplated under or in connection with the Credit Agreement is attached hereto as ANNEX I.

         IN WITNESS WHEREOF, the undersigned chief financial Authorized Officer has executed and delivered this Solvency Certificate on behalf of the Borrower as of the 29th day of September, 1997.

                                                 DAYTON SUPERIOR CORPORATION


                                                 By:
                                                    ----------------------------
                                                    Title:

                                                                         ANNEX I

                     [PRO FORMA CONSOLIDATED BALANCE SHEET]

                 [Form of Thompson Hine & Flory P.L.L. Opinion]




                               September __, 1997


Each of the Lenders
party to the Credit Agreement
referred to below

Bank One, N.A.,
as Facility Agent
40 North Main Street
Dayton, Ohio 45423


                  Re: Dayton Superior Corporation
                      ---------------------------

Ladies and Gentlemen:

         We have acted as New York counsel to Dayton Superior Corporation, an Ohio corporation (the "BORROWER"), Omni Investors, Inc., a Delaware corporation ("OMNI"), Dur-O-Wal, Inc., a Delaware corporation ("DUR-O-WAL") and Symons Corporation, a Delaware corporation ("SYMONS"; together with Omni and Dur-O-Wal, the "SUBSIDIARIES") in connection with the Credit Agreement, dated as of September 29, 1997 (the "CREDIT AGREEMENT"), among the Borrower, the lending institutions party thereto (the "LENDERS"), DLJ Capital Funding, Inc., as Syndication Agent for the Lenders (the "SYNDICATION AGENT"), Bank of America National Trust and Savings Association, as Documentation Agent for the Lenders (the "DOCUMENTATION AGENT"), Bankers Trust Company, as Administrative Agent for the Lenders (the "ADMINISTRATIVE AGENT"), and Bank One, N.A., as Facility Agent for the Lenders (the "FACILITY AGENT"). This opinion is being delivered to you pursuant to Section 5.1.16(b) of the Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

         In connection with this opinion, we have (a) investigated such questions of law and (b) examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records, in each case as we have deemed necessary or appropriate for the purposes of expressing the opinions set forth herein.

         Our examination has included the following documents:

                  (a)      an execution copy of the Credit Agreement;

                  (b)      an execution copy of each Revolving Note;

                  (c)      an execution copy of each Term Note;

                  (d)      an execution copy of the Borrower Security Agreement;

                  (e)      an execution copy the Subsidiary Security Agreement;

                  (f)      an execution copy of the Borrower Pledge Agreement;

                  (g)      an execution copy of the Subsidiary Pledge Agreement;

                  (h)      an execution copy of the Subsidiary Guaranty; and

                  (i) execution copies of financing statements on Form UCC-1 (the "FINANCING STATEMENTS") under the Uniform Commercial Code as in effect in the State of Ohio (the "OHIO UCC"), naming the Borrower and each of its U.S. Subsidiaries, respectively, as debtor, and the Facility Agent, as secured party, covering the Collateral described in each Security Agreement, which Financing Statements shall be filed in the filing offices (the "FILING OFFICES") listed in ITEM B of SCHEDULE I hereto.

The documents described in paragraphs (a) through (i) above are referred to herein, collectively, as the "LOAN DOCUMENTS". The Borrower and the Subsidiaries are sometimes referred to herein collectively as the "Loan Parties" and individually as a "LOAN PARTY".

         In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for purposes of expressing the opinions contained herein.

         In stating our opinion, we have assumed that:


                  (a) each Loan Document has been executed and delivered, in all material respects, in the respective form submitted to us as the execution form thereof; and

                  (b) all documents submitted to us as originals are authentic, and all documents submitted to us as certified, conformed or photostatic copies conform to authentic original documents.

         Based upon the foregoing and such legal considerations as we have deemed necessary, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

         VII.0.5. The Borrower has been duly incorporated and is validly existing and in good standing under the laws of the State of Ohio. Each Subsidiary has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

         VII.0.6. The execution and delivery by each Loan Party of each Loan Document to which it is a party, and the performance by each Loan Party of all of its obligations under each Loan Document to which it is a party, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing (other than filings and recordings to perfect the Liens granted under the Loan Documents) with, any governmental body, agency or official under Ohio law and do not (i) contravene, or constitute a default under, any provision of (a) any United States federal or Ohio law or regulation that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Credit Agreement or (b) the usury laws of the State of Ohio, (c) the certificate of incorporation or by-laws of such Loan Party or (d) any agreement or instrument to which such Loan Party is a party of which we are aware or (ii) result in the creation or imposition of any Lien on any asset of any Loan Party under any such agreement or instrument, other than the Liens created under the Loan Documents.

         VII.0.7. No Loan Party is subject to regulation under the Investment Company Act of 1940, as amended. No Loan Party is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         VII.0.8. We have no knowledge of (i) any judgment, order, injunction or other restraint issued, pending or filed, or a hearing seeking injunctive relief or other restraint pending or noticed, with respect to the performance on the date hereof by any Loan Party of its obligations under any Loan Document to which it is a party or the consummation of the transactions contemplated by the Purchase Agreement or (ii) any pending or threatened litigation, action, proceeding or labor controversy affecting any Loan Party or any of its respective assets, properties or business which purports to affect the legality, validity or enforceability of any of the Loan Documents or the Purchase Agreement.

         VII.0.9. The common stock of the Borrower and each Subsidiary (each an "ISSUER") listed on Part D of Schedule I annexed hereto has been duly authorized and validly issued, is fully paid and nonassessable, constitutes

100% of the issued and outstanding shares of Capital Stock of such Issuers and is owned of record by the Persons designated on said Schedule I.

         VII.0.10. Assuming that under the law of the State of New York the Security Agreements create valid security interests in favor of the Facility Agent, for the benefit of the holders of the Secured Obligations (as defined in each Security Agreement), in all right, title and interest of the Borrower and the Subsidiaries (collectively, the "GRANTORS" and each a "GRANTOR") in the Collateral described therein, the Financing Statements are in appropriate form for filing and, upon the filing of the Financing Statements in the respective Uniform Commercial Code filing offices in the jurisdictions listed on Schedule III hereto, such security interest shall be perfected to the extent that perfection thereof may be obtained under the Ohio UCC by the filing of a Uniform Commercial Code financing statement in the State of Ohio, and no further filing or recording of any document or instrument in the State of Ohio is required to maintain the perfection of such security interests; PROVIDED that (i) continuation statements with respect to each Financing Statement must be filed within six months prior to the fifth anniversary of the filing of any such Financing Statement or any such continuation statement, (ii) additional filings may be necessary if any Grantor changes its name, identity or corporate structure or the jurisdiction in which its place of business, its chief executive office or the Collateral are located, (iii) we express no opinion on the perfection of, or need for further filing or recording to perfect, any security interest in goods now or hereafter located in any jurisdiction other than the State of Ohio (iv) perfection of such security interests in proceeds is subject to Section 9-306 of the UCC and (v) we have assumed that none of the Collateral consists of property of the types described in Sections 9-401(1)(a) or (b) of the UCC.

         VII.0.11. Section 9-103 of the UCC provides that the laws (including the conflict of laws rules) of the jurisdiction in which the debtor is "located" govern the perfection, and the effect of perfection or non-perfection, of a security interest in the "accounts", "general intangibles" and "mobile goods" of such debtor. Under Section 9-103 of the UCC, a debtor is deemed located "at his place of business if he has one, at his chief executive office if he has more than one place of business, otherwise at his residence," Under Section 9-103 of the Ohio UCC, each Grantor would be deemed located in the State of Ohio.

         VII.0.12. Except for the filing of the Financing Statements in the Filing Offices, and the payment of the fees and charges associated therewith, no other recordation or filing need be made, and no other action need be taken, in order to perfect or maintain the perfection of the security interest of the Facility Agent's security interest in the Collateral, other than the filings and actions described in PARAGRAPH 5 above.

         VII.0.13. In any action or proceeding in any court in the State of Ohio arising out of or relating to any Loan Document which by its terms is governed by the internal laws of the State of New York, such court would recognize and give effect to the provisions of such Loan Document in which the parties thereto agree that such Loan Document shall be governed by, and shall be construed in accordance with, the internal laws of the State of New York. In any event, if the law of the State of Ohio were to be applied to determine the contractual rights and liabilities created by any Loan Document, such Loan Document would constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

         VII.0.14. Under the laws of the State, there is no requirement that any Lender or the Facility Agent, in its capacity as secured party under the Security Agreement, (a) qualify to do business in the State of Ohio, (b) comply with the requirement of any foreign lender statute, or (c) pay any State or local tax in order to carry out the transactions contemplated by, receive the benefits of, or enforce the provisions of, the Loan Documents, and neither the Facility Agent nor any Lender shall be subject to any other type of taxation in the State of Ohio solely as the result of the transactions contemplated by the Loan Documents.

         Each of the opinions herein expressed is subject to each of the following qualifications:

         1. We are members of the bar of the State of Ohio and the foregoing opinion is limited to the laws of the State of Ohio and the federal laws of the United States of America. We express no opinion as to any matter relating to patents, trade names, trade names, trademarks, copyright or other intellectual property.

         2. Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, arrangement, moratorium, and other laws relating to or affecting the rights of creditors generally.

         3. Our opinions are subject to limitations imposed by general principles of equity upon: (i) the specific enforceability of any of the remedies, covenants or other provisions of the Loan Documents; (ii) the general availability of injunctive relief or other equitable remedies; and (iii) the application of principles of equity (regardless of whether enforcement is considered in proceedings in law or in equity) in regard to certain covenants and provisions where (y) the breach of such covenants or provisions imposes restrictions or burdens upon an obligor, including without limitation the acceleration of any indebtedness due under the Loan Documents, and a court determines that such breach is not material to the obligee or (z) the obligee's enforcement of covenants or provisions of the Loan Documents would violate the obligee's implied covenant of good faith and fair dealing or would be commercially unreasonable.

         The opinion is rendered solely to you in connection with the above matter, and may not be relied upon by you for any other purpose or relied upon by any other person (other than an assignee permitted under Section
10.11 of the Credit Agreement) without our prior written consent.

                                                 Very truly yours,

                                                                      SCHEDULE I
                                                                      ----------



Item A.  Recorders' Offices
         ------------------


Item B.  Filing Offices
         --------------


Item C.  Filing Fees and Charges
         -----------------------

Item D.  Common Stock
         ------------

                                                                       MBP DRAFT
                                                                         9/25/97

                                                                       EXHIBIT M


                           LENDER ASSIGNMENT AGREEMENT


To:      Dayton Superior Corporation


         Attention:


To:      [Issuer]

         Attention:


To:      Bank One, N.A.,
           as Facility Agent


         Attention:


                           Dayton Superior Corporation
                           ---------------------------


Gentlemen and Ladies:

         We refer to clause (d) of Section 10.11.1 of the Credit Agreement, dated as of September 29, 1997 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the "CREDIT AGREEMENT"),among Dayton Superior Corporation, an Ohio corporation (the "BORROWER"), the various financial institutions as are, or may from time to time become, parties thereto (each, individually, a "LENDER", and collectively, the "LENDERS"), and DLJ Capital Funding, Inc. ("DLJ") as syndication agent (the "SYNDICATION AGENT") for the Lenders, Bank of America National Trust and Savings Association ("BANK OF AMERICA"), as documentation Agent (the "DOCUMENTATION AGENT") for the Lenders, Bankers Trust Company, as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders and Bank One, N.A. ("BANK ONE"), as the facility agent (the "FACILITY AGENT") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         As of __________ __, 19__ (the "SETTLEMENT DATE"), ___________________
(the "Assignor") hereby sells and assigns, without recourse, representation or warranty (except as expressly set forth herein), to _________________ (the "ASSIGNEE") ______% of [the Revolving Loans, the participations in Letters of Credit and the Revolving Loan Commitment] [Term Loans] of the Assignor outstanding under the Credit Agreement (the "ASSIGNED SHARE"). After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement will be as set forth opposite such Person's name on SCHEDULE I hereto.

         [Add paragraph dealing with accrued interest and fees with respect to Credit Extensions assigned.]

         The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Credit Extensions thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitments and Credit Extensions under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by any Agent.

         The Assignee represents and warrants that it is legally authorized to enter into and deliver this agreement and that this agreement constitutes, and, upon acceptance hereof, the Credit Agreement and each other Loan Document to which the Assignor was a party will constitute, a legal, valid and binding obligation of the Assignee, and the Assignor confirms and agrees that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim created by it. Except as set forth in the previous sentence, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made pursuant to or in connection with this agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, including the financial condition of the Borrower or the performance or observance by any Obligor or any Lender of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto. The Assignee represents and warrants and confirms that it has received copies of the most recent financial statements delivered pursuant to Section 7.1.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this agreement. In addition, the Assignee, independently and without reliance upon the Assignor, any other Lender, any Agent or either of the Arrangers, and based on such documents and information as it shall deem appropriate at the time, shall continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents and the other instruments and documents delivered in connection therewith.

         Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Facility Agent

                  (a)  the Assignee

                           (i) shall be deemed automatically to have become a
                  party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

                           (ii) agrees to be bound by the terms and conditions
                  set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto (and expressly makes the appointment set forth in, and agrees to the obligations imposed under, Article IX of the Credit Agreement); and

                  (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

         The Assignor and the Assignee hereby agree that the Assignor will pay to the Facility Agent the processing fee referred to in Section 10.11.1 of the Credit Agreement upon the delivery hereof.

         The Assignee hereby advises each of you that set forth in SCHEDULE I hereto are its administrative details with respect to the assigned Credit Extensions and Commitments and requests the Facility Agent (and the Borrower consents to the assignment specified herein and) to acknowledge receipt of this document.

         The Assignee agrees to furnish the tax form required by the last sentence of Section 4.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Facility Agent.

         This agreement shall become effective on the date (the "EFFECTIVE DATE") as of which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of the Assignor and the Assignee, (ii) the execution of a counterpart hereof by the Borrower as evidence of its consent hereto to the extent required under Section 10.11.1 of the Credit Agreement,
(iii) the execution of a counterpart hereof by the Issuer as evidence of its consent hereto to the extent required under Section 10.11.1 of the Credit Agreement, (iv) the receipt by the Facility Agent of the processing fee referred to in Section 10.11.1 of the Credit Agreement, (v) the execution of a counterpart hereof by each of the Agents as evidence of its acceptance hereof and, to the extent required under Section 10.11.1 of the Credit Agreement, of its consent hereto, and (vi) the receipt by the Facility Agent of originals or facsimiles of the counterparts described above and authorization of delivery thereof.

         This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed and delivered by their respective authorized officers.

                                           [ASSIGNOR],
                                             as Assignor


                                           By:
                                              ---------------------------------
                                              Title:


                                           [ASSIGNEE],
                                             as Assignee


                                           By:
                                              ---------------------------------
                                              Title:

Accepted and Acknowledged
this __ day of _______, 19__

BANK ONE, N.A.,
  as Facility Agent


By:
   -------------------------------
   Title:


BANK ONE, N.A.,
  as Issuer


By:
   -------------------------------
   Title:


DAYTON SUPERIOR CORPORATION,
  as Borrower


By:
   -------------------------------
   Title:

                                                                      SCHEDULE I

                               LENDER INFORMATION
                               ------------------


LENDER                       PERCENTAGE                                 DOMESTIC OFFICE             LIBOR OFFICE
------                       ----------                                 ---------------             ------------


_______________________,    Revolving Loans, Participations in
                            Letters of Credit and Revolving Loan        -------------------------- --------------------------
  as Assignee               Commitment.............             %       -------------------------- --------------------------
                                                   --------------       -------------------------- --------------------------
                            Term Loans.............             %       Telecopier:                Telecopier:
                                                   --------------                  ---------------            --------------
                                                                        Attn:                       Attn:
                                                                             ---------------------       -------------------


Wiring Instructions for the Assignee:

   ----------------------------
   ----------------------------
   ----------------------------